As Filed with the Securities and Exchange Commission on August 27, 1997.

                                                       Registration No. 33-80849
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  -------------

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
      (Exact Name of registrant as specified in its governing instruments)

       Delaware                       7394                      84-1331690
(State of Organization)   (Primary Standard Industrial       (I.R.S. Employer
                           Classification Code Number)    Identification Number)

                     7175 West Jefferson Avenue, Suite 4000
                            Lakewood, Colorado 80235
                                 (303) 980-1000

   (Address and telephone number of registrant's principal executive offices)

                               ------------------

                           John F. Olmstead, President
                          CAI Equipment Leasing V Corp.
                     7175 West Jefferson Avenue, Suite 4000
                            Lakewood, Colorado 80235
                                 (303) 980-1000

            (Name, address and telephone number of agent for service)

                               -------------------

                                   Copies to:

                              Lyle B. Stewart, Esq.
                       1225 Seventeenth Street, Suite 2300
                             Denver, Colorado 80202
                                 (303) 292-2400

                                ----------------

        Approximate date of commencement of proposed sale to the public:
                        as soon as practicable after this
                    Registration Statement becomes effective.

                               -------------------


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: X
                               ---

                               PROSPECTUS STICKER
                                       FOR
                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                         PROSPECTUS DATED APRIL 15, 1996

          The Partnership has prepared Supplement No. 3 to its Prospectus dated April 15, 1996. Supplement No. 3 has been prepared in order to update certain information in the Prospectus in compliance with certain provisions of federal securities law. Supplement No. 3 supersedes both earlier Supplements.

            Supplement No. 3 contains information with respect to:
            o   The status of the offering
            o   Partnership distributions to date
            o   Recent Partnership financial results
            o   Equipment purchases
            o Updated information about the prior performance of affiliated Partnerships

            See the second page of the Prospectus for the Table of Contents which explains the organization of the Prospectus.

                                SUPPLEMENT NO. 3
                                       TO
                         PROSPECTUS DATED APRIL 15, 1996

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

                                   $1,200,000
                          12,000 UNITS MINIMUM OFFERING

                                  $100 PER UNIT
            MINIMUM INVESTMENT: 25 UNITS ($2,500); 10 UNITS ($1,000)
             FOR INDIVIDUAL RETIREMENT ACCOUNTS AND QUALIFIED PLANS

     The following information supplements the information in the prospectus of Capital Preferred Yield Fund-IV, L.P. (the "Partnership"), dated April 15, 1996 (the "Prospectus"). This Supplement is a part of, and should be read in conjunction with, the Prospectus. This Supplement is a consolidated Supplement and supersedes both earlier Supplements. The Partnership was formed as a Delaware limited partnership to engage in the business of owning and leasing equipment. See "SUMMARY OF THE OFFERING" in the Prospectus which accompanies, or preceded the delivery of, this Supplement. Unless otherwise indicated, all of the capitalized terms used in this Supplement have the same meanings given to them in the Prospectus.

     This Supplement contains updated financial information as required by the federal securities laws. This Supplement also provides information with respect to (i) the status of the offering of the Units, (ii) the Equipment the Partnership has purchased and equipment the Partnership anticipates purchasing,
(iii) Partnership distributions, (iv) the performance of prior affiliated investment programs, and (v) Management's Discussion and Analysis of Financial Condition and Results of Operations for the Partnership's first year of operations.

                      ------------------------------------

AN INVESTMENT IN THE PARTNERSHIP INVOLVES CERTAIN MATERIAL RISK FACTORS. SEE "RISK FACTORS" IN THE PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    ---------------------------------------

             The date of this Supplement is ____________ ____, 1997

                                 THE PARTNERSHIP

     The principal offices of the Partnership and the General Partner are at 7175 West Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235, telephone number (303) 980-1000.

                             STATUS OF THE OFFERING

     As of July 31, 1997, 1,790 investors had acquired 335,628 Units, for a total Capital Contribution of $33,562,790, and were admitted to the Partnership as Class A Limited Partners. Of the 500,000 Units ($50,000,000) registered with the Securities and Exchange Commission, 164,372 of the Units remain to be sold in this offering, which would represent additional Class A Limited Partners' Capital Contributions of $16,437,200.

     See "PLAN OF DISTRIBUTION" in the Prospectus.

                                 STANGER RANKING

     In May of 1996, the Partnership was ranked by Robert A. Stanger & Co., Inc. among public equipment leasing partnerships then being offered. The Partnership was given the "Highest" ranking of six possible rankings along with three other public equipment leasing partnerships. At that time, ten public equipment leasing partnerships were ranked on the scale of six possible rankings from "Highest" to "Lowest." Among the four public equipment leasing partnerships that were awarded the "Highest" ranking, the Partnership obtained the highest numerical quotient (78.1) from the Stanger organization.

     STANGER'S INVESTOR SHARE RANKING - The ISR reflects front-end expenses and cost and revenue sharing arrangements between investors and the general partner. The ISR does not measure overall program quality or predict annual economic results of the investment; neither does it measure the creditworthiness of the issuer or sponsor. Rather, the ISR is one of several factors which should be considered when evaluating a partnership investment. To calculate the ISR, computer models compare the investor's potential after-tax time-valued return in the program to returns if the partnership's assets were bought outright with no syndication costs or less. The ISR is expressed in terms of Highest (most favorable to the investor), High, Above Average, Average, Below Average or Lowest (least favorable to the investor). The ISR is prepared by Robert A. Stanger & Co., a registered investment advisor, and is based on prospectus data and supplementary information provided by the issuer. The ISR is subject to revision or withdrawal as a result of changes in, or unavailability of, such information, Robert A. Stanger & Co., does not conduct an independent investigation of the accuracy or completeness of the information provided by the issuer. The ISR does not constitute a recommendation to purchase or sell a security. If the actual portfolio, when purchased, differs from the investment models employed, the ISR for the partnership could change. Similarly, if the front-end cost of sharing ratios between the general partner and the limited partners were altered, the ISR also might change.

                              PURCHASE OF EQUIPMENT

     As of July 31, 1997, the Partnership had purchased from Capital Associates International, Inc. ("CAII") the Equipment described in Exhibit A to this Supplement. The aggregate purchase price paid by the Partnership to acquire the Equipment described in Exhibit A was $46,516,065, including Acquisition Fees and Acquisition Expenses paid by the Partnership, of which $17,522,307 was financed. The Partnership paid Acquisition Fees and Acquisition Expenses of $1,547,947, as of July 31, 1997, all of which was paid to the General Partner and its Affiliates. The Partnership only finances its ownership of Equipment on a non-recourse basis. Under any Equipment lease which is financed, net rentals are sufficient, at a minimum, to repay the related non-recourse debt. No Equipment or lease cross-collateralizes the financing of any other Equipment or lease. See "INVESTMENT OBJECTIVES AND POLICIES--The Equipment" in the Prospectus.

     Except as set forth in Exhibit B hereto, the Equipment to be purchased by the Partnership and the Lessees to which such Equipment will be leased have not been determined as of the date hereof. The General Partner will have complete discretion in investing the Net Offering Proceeds from the sale of Units and Partnership indebtedness within the limits set forth in "INVESTMENT OBJECTIVES AND POLICIES" in the Prospectus.



                      CLASS B LIMITED PARTNER CONTRIBUTION

     As of July 31, 1997, CAII, an affiliate of the General Partner and the Class B Limited Partner, had contributed $330,000 to the Partnership. The Class B Limited Partner is obligated to contribute cash to the Partnership (on or immediately after each date on which the Partnership acquires Equipment) in an amount equal to $10,000 for each $1,000,000 of Class A Limited Partner Capital Contributions received by the Partnership as of that date. See "SUMMARY OF THE OFFERING - Class B Limited Partner" in the Prospectus.


                            PARTNERSHIP DISTRIBUTIONS

     Class A Limited Partners are receiving monthly cash distributions in an amount equal to 10.5% per annum, on a cumulative, non-compounded basis. A significant portion of these distributions constitutes a return of capital. As of July 31, 1997, the Partnership had paid or accrued total distributions to Class A Limited Partners of $1,931,462. See "INVESTMENT OBJECTIVES AND POLICIES" in the Prospectus.

     Distributions to the General Partner and the Class B Limited Partner are made on a monthly basis. As of July 31, 1997, the Partnership had paid or accrued total distributions of $18,497 to the General Partner and $20,038 to the Class B Limited Partner. See "COMPENSATION AND FEES" in the Prospectus.

     Distributions may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital or both. The portion of each cash distribution by a partnership which exceeds its net income for the fiscal period may be deemed a return of capital. However, the total return on capital over a leasing partnership's life can only be determined at the termination of the Partnership after all residual cash flows (which include proceeds from the re-leasing and sale of equipment after initial lease terms expire) have been realized. For the six months ended June 30, 1997, approximately 76% of declared distributions to the Partners of the Partnership constituted a return of capital for accounting purposes. This percentage may not be reflective of the percentage of distributions that constitutes a return of capital as determined at any subsequent point in time.

                  CHANGES IN MANAGEMENT OF THE GENERAL PARTNER

     On March 4, 1997, John E. Christensen, who held the offices of Senior Vice President, Principal Financial and Chief Administrative Officer and Director of the General Partner, resigned and was replaced by Anthony M. DiPaolo, who at that time was Senior Vice President, Assistant Secretary and Director of the General Partner. Mr. DiPaolo now has the added responsibilities of Principal Financial and Chief Administrative Officer of the General Partner.

                    PERFORMANCE OF PRIOR INVESTMENT PROGRAMS

     See Exhibit D hereto for information updating the Prior Performance Tables appearing at Exhibit B to the Prospectus.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                  OF OPERATIONS

     Reference is made to the financial statements of the Partnership for the period from April 16, 1996 (commencement of operations) to December 31, 1996, and the six-month interim period ending June 30, 1997, attached hereto in Exhibit C.

Results of Operations (period ending December 31, 1996)
-------------------------------------------------------

     The Partnership commenced operations on April 16, 1996 and reported net income of $102,627 for the period from April 16, 1996 to December 31, 1996. Net income was derived principally from rentals generated from $13,991,309 of equipment owned by the Partnership at December 31, 1996.

     A comparison of current operating results to the corresponding period of the prior year cannot be made since the Partnership did not commence operations until April 16, 1996.

     Revenue generated from equipment on lease comprised 95% of total revenue for 1996. Interest income comprised 5% of total revenue. General Motors, Lucent Technologies and Staples, Inc. accounted for approximately 19%, 19% and 10%, respectively, of total revenue during 1996. This concentration is attributable to placement of equipment with the lessees during the early stages of the Partnership's operations. Rental revenue from these lessees was, therefore, relatively more significant in 1996 than it would be expected in the future, as additional leases are acquired by the Partnership.

     The ultimate profitability of the Partnership's leasing transactions is dependent in part on the general level of interest rates because leasing is an alternative to financing equipment purchases with debt. Lease rates therefore tend to rise and fall with interest rates although lease rate movements generally lag behind interest rate movements. The amount of future distributions to the partners will depend, in part, on future interest rates.

     Depreciation expense comprised 79% of total expenses for 1996.


Liquidity & Capital Resources (period ending December 31, 1996)
---------------------------------------------------------------

     The Partnership was formed on December 18, 1995. On April 16, 1996, the Partnership commenced offering 500,000 Class A limited partner units at $100 per unit for sale to investors. On June 3, 1996, the Partnership held its initial closing, receiving gross offering proceeds of $1,200,000 from the sale of 12,000 Class A limited partner units. The Partnership intends to continue offering up to 500,000 Class A limited partner units for sale and admitting additional Class A limited partners through April 15, 1998.

     A summary of the Partnership's offering activities from the commencement of operations to December 31, 1996 is presented below:

    Class A limited partner units sold                                  154,553
                                                                   ============

    Gross offering proceeds                                        $ 15,455,281
    Sales commissions                                                (1,545,528)
    Organization and offering expenses                                 (618,112)
    Due diligence expenses                                              (66,630)
                                                                   ------------
    Net offering proceeds                                          $ 13,225,011
                                                                   ============

    Class B limited partner (CAII) cash contribution               $    150,000
                                                                   ============

     The Partnership funds its operating activities principally with cash from rents, discounted lease rentals (non-recourse debt), interest income, and sales of off-lease equipment. Available cash and cash reserves of the Partnership are invested in short-term government securities pending the acquisition of equipment or distribution to the partners.

     During 1996, the Partnership acquired equipment subject to leases with a total purchase price of $13,991,309 (including $849,244 of discounted lease rentals). Also during 1996, the Partnership discounted future rental payments from certain leases to non-recourse lenders and received proceeds of $1,923,239. Non- recourse borrowing against unleveraged leases in the Partnership's lease portfolio may occur in the future as well, when the general partner, in its discretion, determines that such non-recourse financing is in the best interest of the Partnership. As of December 31, 1996, the general partner had identified $2.6 million of additional equipment that satisfied the Partnership's acquisition criteria that is expected to be acquired during 1997.

     During 1996, the Partnership declared distributions to the Class A limited partners of $439,720 of which $126,682 was paid during January 1997. A substantial portion of such distributions is expected to constitute a return of capital. Distributions may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital or a portion of both. The portion of each cash distribution by a partnership which exceeds its net income for the fiscal period may be deemed a return of capital for accounting purposes. However, the total percentage of a partnership's return on capital over its life will only be determined after all residual cash flows (which include proceeds from the re-leasing and sale of equipment) have been realized at the termination of the Partnership. For 1996, approximately 76% of the cash distributions paid to the partners of the Partnership constituted a return of capital for accounting purposes. This percentage may not be reflective of the percentage of distributions that constitutes a return of capital at any subsequent point in time.



Results of Operations (period ending June 30, 1997)
---------------------------------------------------

     The Partnership reported net income of $333,319, or $1.26 per weighted average Class A limited partner unit, for the six months ended June 30, 1997. Net income was principally derived from rentals generated from $45,169,021 of equipment owned by the Partnership as of June 30, 1997.

     A comparison of current operating results to the corresponding period of the prior year cannot be made since the Partnership did not commence operations until April 16, 1996.

     The ultimate profitability of the Partnership's leasing transactions is dependent in part on the general level of interest rates at the time the leases are originated, as well as future equipment values and on-going lessee creditworthiness. Because leasing is an alternative to financing equipment purchases with debt, lease rates tend to rise and fall with interest rates (although lease rate movements generally lag interest rate changes in the capital markets).


Liquidity & Capital Resources (period ending June 30, 1997)
-----------------------------------------------------------

     A summary of the Partnership's offering activities from the commencement of operations to June 30, 1997 is presented below:

    Class A limited partner units sold                                  311,253
                                                                   ============

    Gross offering proceeds including volume discounts of $6,000   $ 31,125,349
    Sales commissions                                                (3,112,535)
    Organization and offering expenses                               (1,245,014)
    Due diligence expenses                                             (119,963)
                                                                   ------------
    Net offering proceeds                                          $ 26,647,837
                                                                   ============

    Class B limited partner (CAII) cash contribution               $    310,000
                                                                   ============

     A summary of the Partnership's offering activities for the first six months of 1997 is presented below:

    Class A limited partner units sold                                  156,700
                                                                   ============

    Gross offering proceeds including volume discounts of $6,000   $ 15,670,067
    Sales commissions                                                (1,567,007)
    Organization and offering expenses                                 (626,803)
    Due diligence expenses                                              (53,333)
                                                                   ------------
    Net offering proceeds                                          $ 13,422,924
                                                                   ============

    Class B limited partner (CAII) cash contribution               $    160,000
                                                                   ============


     During the six months ended June 30, 1997, the Partnership acquired equipment subject to leases with a total purchase price of $31,177,712 (including $16,673,062 of discounted lease rentals). As of June 30, 1997, the general partner had identified $4.5 million of additional equipment that satisfied the Partnership's acquisition criteria that is expected to be acquired during 1997.

     During the six months ended June 30, 1997, the Partnership declared distributions to the Class A limited partners of $1,238,420 ($282,582 of which was paid during July 1997). A substantial portion of such distributions is expected to constitute a return of capital. Distributions may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital or a portion of both. The portion of each cash distribution by a partnership which exceeds its net income for the fiscal period may be deemed a return of capital for accounting purposes. However, the total percentage of a partnership's return on capital over its life will only be determined after all residual cash flows (which include proceeds from the re-leasing and sale of equipment) have been realized at the termination of the Partnership. For the six months ended June 30, 1997, approximately 76% of the cash distributions to the partners of the Partnership constituted a return of capital for accounting purposes. This percentage may not be reflective of the percentage of distributions that constitutes a return of capital at any subsequent point in time.

     The general partner believes that the Partnership will generate sufficient cash flows from operations during the remainder of 1997, to (1) meet current operating requirements, (2) enable it to fund cash distributions to both the Class A and Class B limited partners at annualized rates of 10.5% (substantial portions of which are expected to constitute returns of capital), of their capital contributions, and (3) reinvest in additional equipment under leases, provided that suitable equipment can be identified and acquired.

                   CAPITAL ASSOCIATES, INC. FINANCIAL RESULTS

     The audited consolidated balance sheet of Capital Associates, Inc. ("CAI"), as of May 31, 1997, and the footnotes thereto, are attached in Exhibit C hereto. Although consolidated balance sheets of CAI are set forth in the Prospectus under "FINANCIAL STATEMENTS," and herein at Exhibit C, prospective investors should be aware that CAI is not a general partner of the Partnership, and has no obligation to fund any obligations of the Partnership or of the General Partner, other than as set forth in Note 3 to the balance sheet of the General Partner.


              FINANCIAL RESULTS OF PARTNERSHIP AND GENERAL PARTNER

     The audited financial statements and the footnotes to the financial statements of the Partnership for the period from April 16, 1996 (commencement of operations), to December 31, 1996, and the unaudited interim financial statements for the six months ended June 30, 1997 of the current fiscal year, are attached hereto in Exhibit C. The audited balance sheet and the footnotes thereto for the General Partner as of May 31, 1997 are attached hereto in Exhibit C.


                              PLAN OF DISTRIBUTION

     Selling Dealers will be given the option to receive 6.0 percent of their full sales commission at closing and an additional 0.5 percent per year for five years rather than the full 8.0 percent sales commission at closing. In no case shall the full sales commission exceed 10.0 percent.

     In situations where a Selling Dealer is compensated by the investor on a fee basis and can not take a commission, the investor shall receive additional Units for such portion of the sales commission that can not be paid to the Selling Dealer.


                            CORRECTIONS TO PROSPECTUS

     On the inside cover page (six lines from the bottom of the first paragraph), page 1 (two lines from the bottom of the second paragraph), page 41 (six lines from the bottom of the first paragraph under the bold legend) and page 45 (three lines from the bottom of the second paragraph) the word "eight" should be corrected to the word "nine." The liquidation of the Partnership is expected to occur between seven and nine years after the Closing Date.

                                     EXPERTS

     The balance sheets of CAI Equipment Leasing V Corp. and Capital Associates, Inc., as of May 31, 1997, have been included herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The financial statements of Capital Preferred Yield Fund-IV, L.P., as of December 31, 1996, and for the period from April 16, 1996 (commencement of operations) to December 31, 1996, have been included herein and the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                                                       EXHIBIT A
                               EQUIPMENT PURCHASED

            The following table shows the Equipment purchased by the Partnership as of July 31, 1997. The information presented for each item is stated as of the date the Equipment was purchased by the Partnership. Equipment Cost, means the price paid upon the purchase or sale of a particular item of Equipment, including the amount of Acquisition Fees, carrying costs on the Equipment until transferred to the Partnership, less any rents received prior to transferring the lease to the Partnership, and all liens and mortgages on the equipment, but excluding points and prepaid interest. Remaining lease terms and remaining rents are as of the purchase date. Depreciation is calculated using the straight-line method over the lease term to an amount equal to the estimated residual value at the lease termination date.


                                                                             Remaining      Equipment      Remaining
                                                                               Lease          Cost         Rents Due
                                       Purchase                                 Term         to the       to the Part-      Annual
           Lessee                        Date             Equipment           (Months)     Partnership    nership (1)<F1>    Rents
----------------------------           --------     ---------------------    ----------    -----------    ------------     ---------

General Motors Corp.                   04/16/96     Forklifts                        60    $     4,706    $     4,389      $     878

General Motors Corp.                   04/16/96     Forklifts                        60        212,115        197,813         39,563

General Motors Corp.                   04/16/96     Forklifts                        60        149,577        140,968         28,194

General Motors Corp.                   04/16/96     Forklifts                        60         51,633         48,661          9,732

General Motors Corp.                   04/16/96     Forklifts                        60         83,432         79,028         15,806

General Motors Corp.                   04/16/96     Forklifts                        60         28,758         27,103          5,421

General Motors Corp.                   04/16/96     Forklifts                        60        176,906        166,723         33,345

General Motors Corp.                   04/16/96     Forklifts                        60         29,761         28,183          5,637

General Motors Corp.                   04/25/96     Loader                           60         83,700         79,402         15,880

USS/Kobe Steel                         05/07/96     Forklifts                        36         36,558         27,620          9,207

International Paper Co.                05/10/96     Networking equip.                38        126,272        129,772         40,980

Universal Forest Products              06/04/96     Forklifts                        36         35,512         28,313          9,438

General Motors Corp.                   06/07/96     Forklifts                        60         38,644         36,659          7,332

Universal Forest Products              07/01/96     Forklifts                        36         21,982         17,202          5,734

Louisiana Workers Comp.                07/01/96     Computer equipment               36        120,076        131,777         43,926

Universal Forest Products              07/01/96     Forklifts                        36         35,512         28,376          9,459

Addison Wesley Longman                 07/03/96     IBM notebooks                    36        513,592        486,704        162,235

General Motors Corp.                   07/05/96     Material handling                36        112,710        109,396         36,465

Staples                                07/08/96     Copiers                          28        254,608        239,149        102,492

Staples                                07/08/96     Copiers                          29        237,739        225,416         93,276

General Motors Corp.                   07/08/96     Material handling                36        117,246        113,799         37,933

Xerox                                  07/24/96     Forklifts                        44         14,501         12,408          3,384

GM Powertrain                          08/09/96     Scrubber                         36          6,423          6,234          2,078

General Motors Corp.                   08/15/96     Material handling                36        111,912         94,191         31,397

General Motors Corp.                   08/20/96     Material handling                36         22,066         18,572          6,191


                                      A-1


                                                             Non-          Financing         Financing         Equip-         Type
                                                           recourse         Interest            Term            ment        of Lease
          Lessee                                             Debt             Rate            (Months)        Location       (2)<F2>
----------------------------                              ----------       ---------         ---------        ---------     --------


General Motors Corp.                                       $       0             N/A              N/A             MI             OL

General Motors Corp.                                               0             N/A              N/A             MI             OL

General Motors Corp.                                               0             N/A              N/A             MI             OL

General Motors Corp.                                               0             N/A              N/A             MI             OL

General Motors Corp.                                               0             N/A              N/A             MI             OL

General Motors Corp.                                               0             N/A              N/A             MI             OL

General Motors Corp.                                               0             N/A              N/A             MI             OL

General Motors Corp.                                               0             N/A              N/A             MI             OL

General Motors Corp.                                               0             N/A              N/A             NY             OL

USS/Kobe Steel                                                23,146             6.86              36             OH             OL

International Paper Co.                                       93,906             6.86              38             MS             OL

Universal Forest Products                                     20,764             7.65              36             CO             OL

General Motors Corp.                                               0             N/A              N/A             KY             OL

Universal Forest Products                                     13,008             7.66              36             CO             OL

Louisiana Workers Comp.                                      100,655             6.86              36             GA            DFL

Universal Forest Products                                     21,459             7.66              36             CO             OL

Addison Wesley Longman                                             0             N/A              N/A             TX             OL

General Motors Corp.                                               0             N/A              N/A             NY             OL

Staples                                                            0             N/A              N/A             NY             OL

Staples                                                            0             N/A              N/A             NJ             OL

General Motors Corp.                                               0             N/A              N/A             MI             OL

Xerox                                                              0             N/A              N/A             MN             OL

GM Powertrain                                                      0             N/A              N/A             OH             OL

General Motors Corp.                                               0             N/A              N/A             NC             OL

General Motors Corp.                                               0             N/A              N/A             OH             OL


                                      A-1


                                                                             Remaining      Equipment      Remaining
                                                                               Lease          Cost         Rents Due
                                       Purchase                                 Term         to the       to the Part-      Annual
           Lessee                        Date             Equipment           (Months)     Partnership    nership (1)<F1>    Rents
----------------------------           --------     ---------------------    ----------    -----------    ------------     ---------

Medtronic                              08/22/96     Copiers                          36    $    14,630    $    15,215      $   5,072

General Motors Corp.                   08/22/96     Material handling                36         13,437         11,309          3,770

International Paper                    08/29/96     Forklifts                        58        892,796        816,290        168,888

USS/Kobe Steel                         08/30/96     Forklifts                        84         85,876        289,324         41,332

Home Depot                             09/05/96     Forklifts                        46        669,457        647,919        169,022

Ball Foster Glass                      09/09/96     Wrapper                          60        238,961        238,509         47,702

Ball Foster Glass                      09/18/96     Lift trucks                      36         61,354         45,687         15,229

General Motors Corp.                   09/20/96     Trailer                          60         38,470         36,495          7,299

Ball Foster Glass                      09/26/96     Wrapping equipment               60        102,454        102,387         20,477

Alliant Techsystems                    09/30/96     Phone system                     24         12,357          9,869          4,934

ITT Automotive Electric                10/01/96     Material handling                60        124,903        119,875         23,975

Consolidated Diesel                    10/03/96     Material handling                60         37,771         43,448          8,690

Consolidated Diesel                    10/10/96     Material handling                60          6,589          7,088          1,418

Georgetown Steel Corp.                 10/10/96     Material handling                36         75,242         63,662         21,221

General Motors Corp.                   10/11/96     Material handling                36         79,821         67,182         22,394

Xerox                                  10/15/96     Video imaging                    36         22,447         20,520          6,840

Xerox                                  10/16/96     Video imaging                    36         75,531         69,012         23,004

Thomson Industries                     10/17/96     Machine tools                    60        144,050        132,437         26,487

Consolidated Diesel                    10/18/96     Copiers                          42         29,891         33,528          9,579

Ball Foster Glass                      10/23/96     Stretch wrapper                  60        122,517        122,426         24,485

Ball Foster Glass                      10/23/96     Material handling                36         50,538         37,768         12,589

USS/Kobe Steel                         10/23/96     Material handling                84         73,874        247,329         35,333

Ball Foster Glass                      10/24/96     Forklifts                        36        184,995        137,757         45,919

Ball Foster Glass                      10/25/96     Material handling                60         29,522         29,517          5,903

Basic Vegetable                        11/04/96     Material handling                60        151,375        139,136         27,827

Ball Foster Glass                      11/05/96     Loader                           60        112,952        102,108         20,422

Xerox                                  11/05/96     Material handling                44         35,435         30,536          8,328

Ball Foster Glass                      11/05/96     Loader                           60         86,318         78,031         15,606

Consolidated Diesel                    11/07/96     Copiers                          36          8,223          8,481          2,827

Lucent Technologies                    11/20/96     Modular building                 36      2,323,805      2,159,820        719,940

Ball Foster Glass                      11/25/96     Forklifts                        36         62,397         46,698         15,566

Consolidated Diesel                    11/26/96     Burden carriers                  60          5,876          6,304          1,261

Harsco Corp.                           11/27/96     Manufacturing equip.             25        923,942        551,434        264,688

Harsco Corp.                           11/27/96     Manufacturing equip.              6         98,292         22,452         44,904

General Motors Corp.                   11/27/96     Material handling                36         41,315         34,671         11,557

Xerox                                  12/09/96     Emulator                         24          4,749          3,552          1,776

                                      A-2


                                                             Non-           Financing         Financing         Equip-        Type
                                                           recourse          Interest           Term             ment       of Lease
           Lessee                                            Debt              Rate           (Months)         Location     (2) <F2>
----------------------------                              ----------        ---------         ---------        ---------    --------

Medtronic                                                  $  11,851             7.67              36             NJ             DFL

General Motors Corp.                                               0             N/A              N/A             NC             OL

International Paper                                          659,454             7.08              58             IL             OL

USS/Kobe Steel                                                73,960             7.18              84             LA             OL

Home Depot                                                   460,286             7.09              46             PA             OL

Ball Foster Glass                                            189,100             7.08              60             TX             OL

Ball Foster Glass                                             37,007             6.88              36             NY             OL

General Motors Corp.                                               0             N/A              N/A             NC             OL

Ball Foster Glass                                             82,388             7.08              60             NC             OL

Alliant Techsystems                                                0             N/A              N/A             MI             OL

ITT Automotive Electric                                       97,868             7.09              60             MA             OL

Consolidated Diesel                                           31,108             8.18              60             IL             DFL

Consolidated Diesel                                                0             N/A              N/A             PA             OL

Georgetown Steel Corp.                                        52,448             7.69              36             IN             OL

General Motors Corp.                                               0             N/A              N/A             CA             OL

Xerox                                                              0             N/A              N/A             CA             OL

Xerox                                                              0             N/A              N/A             NY             OL

Thomson Industries                                           106,154             7.89              60             OH             OL

Consolidated Diesel                                           24,226             7.96              42             MA             DFL

Ball Foster Glass                                             97,065             7.08              60             IL             OL

Ball Foster Glass                                             27,081             6.84              36             IL             OL

USS/Kobe Steel                                                65,015             7.19              84             NC             OL

Ball Foster Glass                                            114,737             6.89              36             NC             OL

Ball Foster Glass                                             23,051             7.08              60             MI             OL

Basic Vegetable                                                    0             N/A              N/A             MI             OL

Ball Foster Glass                                                  0             N/A              N/A             MI             OL

Xerox                                                              0             N/A              N/A             GA             OL

Ball Foster Glass                                                  0             N/A              N/A             NY             OL

Consolidated Diesel                                                0             N/A              N/A             OR             OL

Lucent Technologies                                                0             N/A              N/A             MI             OL

Ball Foster Glass                                                  0             N/A              N/A             MI             OL

Consolidated Diesel                                                0             N/A              N/A             OH             OL

Harsco Corp.                                                       0             N/A              N/A             MN             OL

Harsco Corp.                                                       0             N/A              N/A             NY             OL

General Motors Corp.                                               0             N/A              N/A             NY             OL

Xerox                                                              0             N/A              N/A             NY             OL

                                      A-2




                                                                             Remaining      Equipment      Remaining
                                                                               Lease          Cost         Rents Due
                                       Purchase                                 Term         to the       to the Part-      Annual
           Lessee                        Date             Equipment           (Months)     Partnership    nership (1)<F1>   Rents
----------------------------           --------     ---------------------    ----------    -----------    ------------     ---------

GM Powertrain                          12/13/96     Material handling                36    $    44,143    $    37,153      $  12,384

Total System Service                   12/13/96     Mailing system                   46      1,950,481      1,786,750        466,109

Thomson Industries, Inc.               12/13/96     Grinders                         60         45,659         42,960          8,592

Precision Castparts                    12/18/96     Forklifts                        60        372,509        383,827         76,765

Owens-Corning Fiberglass               12/20/96     PC's                             30        466,087        424,355        169,742

Thomson Industries, Inc.               12/20/96     Grinders                         56      1,383,039      1,276,583        273,554

General Motors Corp.                   12/20/96     Material handling                60         19,883         18,862          3,772

Xerox                                  12/27/96     Logic analyzer                   36         10,418          8,640          2,880

Xerox                                  12/27/96     Analysis system                  36         30,988         28,836          9,612

Alliant                                01/02/97     Lathe                            60        250,597        219,835         43,967

Xerox                                  01/10/97     Signal processor                 36          7,967          7,092          2,364

Matsushita                             01/10/97     Phone system                     36        114,258        109,872         36,624

Xerox                                  01/13/97     Test equipment                   36         20,522         17,388          5,796

Xerox                                  01/13/97     Test equipment                   36         25,209         23,436          7,812

Alcoa                                  01/13/97     Lift trucks                      44        155,051        133,276         36,348

In Home Health, Inc.                   01/16/97     FF & E                           60         13,516         14,101          2,820

General Motors Corp.                   01/24/97     Machine tools                    84        268,896        281,519         40,217

Home Depot, Inc.                       01/25/97     Lift trucks                      48        405,329        401,296        100,324

Home Depot, Inc.                       02/05/97     Lift trucks                      60        103,354         88,759         17,752

Nabisco                                02/05/97     Sweeper                          48         17,846         16,934          4,234

Louisiana Workers Comp.                02/10/97     Server                           36         35,687         37,085         12,362

General Motors Corp.                   02/11/97     Forklifts                        36          9,503          9,223          3,074

Universal Forest                       02/19/97     Forklifts                        36         35,512         28,669          9,556

Xerox                                  02/19/97     Video projector                  36         24,438         22,752          7,584

Oklahoma Gas & Electric                02/28/97     Computer equipment               22          2,907          2,876          1,569

Oklahoma Gas & Electric                02/28/97     Computer equipment               22         36,749         29,699         16,200

Oklahoma Gas & Electric                02/28/97     Computer equipment               22         13,254         11,073          6,040

Oklahoma Gas & Electric                02/28/97     Computer equipment               53         66,603         70,987         16,072

Oklahoma Gas & Electric                02/28/97     Computer equipment               25        381,740        318,372        152,819

Oklahoma Gas & Electric                02/28/97     Computer equipment               26        173,019        169,158         78,073

Oklahoma Gas & Electric                02/28/97     Computer equipment               26        145,235        132,849         61,315

Oklahoma Gas & Electric                02/28/97     Computer equipment               28        480,166        424,726        182,025

Oklahoma Gas & Electric                02/28/97     Computer equipment               19        464,052        361,613        228,387

Morgan Construction                    02/28/97     Computer equipment               32        152,129        144,426         54,160

Oklahoma Gas & Electric                02/28/97     Computer equipment               16         81,790         63,243         47,433

Oklahoma Gas & Electric                02/28/97     Computer equipment               16        373,760        277,779        208,334

                                      A-3




                                                             Non-            Financing         Financing       Equip-         Type
                                                           recourse           Interest           Term           ment        of Lease
          Lessee                                             Debt              Rate            (Months)       Location      (2) <F2>
----------------------------                              ----------         ---------         ---------      ---------     --------

GM Powertrain                                              $       0             N/A              N/A             NJ             OL

Total System Service                                               0             N/A              N/A             NY             OL

Thomson Industries, Inc.                                           0             N/A              N/A             NY             OL

Precision Castparts                                          283,707             8.19              60             OR             OL

Owens-Corning Fiberglass                                     388,959             6.86              30             OH             OL

Thomson Industries, Inc.                                     963,281             8.17              56             MI             OL

General Motors Corp.                                               0             N/A              N/A             MI             OL

Xerox                                                              0             N/A              N/A             NY             OL

Xerox                                                              0             N/A              N/A             NY             OL

Alliant                                                            0             N/A              N/A             MN             OL

Xerox                                                              0             N/A              N/A             NY             OL

Matsushita                                                         0             N/A              N/A             NJ             OL

Xerox                                                              0             N/A              N/A             NY             OL

Xerox                                                              0             N/A              N/A             NY             OL

Alcoa                                                              0             N/A              N/A             LA             OL

In Home Health, Inc.                                          10,904             8.20              60             WA             OL

General Motors Corp.                                               0             N/A              N/A             IN             OL

Home Depot, Inc.                                                   0             N/A              N/A             MD             OL

Home Depot, Inc.                                                   0             N/A              N/A             GA             OL

Nabisco                                                            0             N/A              N/A             CA             OL

Louisiana Workers Comp.                                            0             N/A              N/A             LA             DFL

General Motors Corp.                                               0             N/A              N/A             OH             OL

Universal Forest                                                   0             N/A              N/A             CO             OL

Xerox                                                              0             N/A              N/A             NY             OL

Oklahoma Gas & Electric                                        2,704             7.17              22             OK             DFL

Oklahoma Gas & Electric                                       33,604             6.62              22             OK             OL

Oklahoma Gas & Electric                                       12,141             6.62              22             OK             OL

Oklahoma Gas & Electric                                       60,658             7.49              53             OK             DFL

Oklahoma Gas & Electric                                      351,179             6.80              25             OK             OL

Oklahoma Gas & Electric                                      160,723             7.24              26             OK             DFL

Oklahoma Gas & Electric                                      134,308             7.30              26             OK             OL

Oklahoma Gas & Electric                                      440,955             7.71              28             OK             OL

Oklahoma Gas & Electric                                      424,299             7.16              19             OK             OL

Morgan Construction                                          140,149             7.65              32             MA             OL

Oklahoma Gas & Electric                                       74,067             7.17              16             OK             OL

Oklahoma Gas & Electric                                      341,897             7.17              16             OK             OL

                                      A-3


                                                                             Remaining      Equipment      Remaining
                                                                               Lease          Cost         Rents Due
                                       Purchase                                 Term         to the       to the Part-      Annual
          Lessee                         Date             Equipment           (Months)     Partnership    nership (1)<F1>    Rents
----------------------------           --------     ---------------------    ----------    -----------    ------------     ---------

Oklahoma Gas & Electric                02/28/97     Computer equipment               12    $   113,125    $    79,307      $  79,307

Morgan Construction                    02/28/97     Computer equipment               31         65,542         62,107         24,042

Oklahoma Gas & Electric                02/28/97     Computer equipment               28          2,394          2,118            908

Oklahoma Gas & Electric                02/28/97     Computer equipment               22         56,937         55,703         30,383

Oklahoma Gas & Electric                02/28/97     Computer equipment               16         39,946         32,680         24,510

Oklahoma Gas & Electric                02/28/97     Computer equipment               40         64,197         66,993         20,098

Oklahoma Gas & Electric                02/28/97     Computer equipment               13        271,116        196,352        181,248

Oklahoma Gas & Electric                02/28/97     Computer equipment               13         16,290         11,798         10,890

Oklahoma Gas & Electric                02/28/97     Computer equipment               13         10,614          7,687          7,096

Oklahoma Gas & Electric                02/28/97     Computer equipment               28          7,862          6,954          2,980

Robertshaw Controls                    02/28/97     Injection mold                   23         98,326         36,394         18,988

Oklahoma Gas & Electric                02/28/97     Computer equipment               30        159,871        149,402         59,761

Robertshaw Controls                    02/28/97     Manufacturing equip.             25         63,988         23,843         11,445

Robertshaw Controls                    02/28/97     Brazing machine                  24         82,994         29,649         14,825

Robertshaw Controls                    02/28/97     Board test system                17         60,105         19,827         13,995

Robertshaw Controls                    02/28/97     Rotary transfer                  25        126,886         45,992         22,076

Morgan Construction                    02/28/97     Computer equipment               26        150,120        137,985         63,685

Robertshaw Controls                    02/28/97     Manufacturing equip.             24        107,902         40,032         20,016

The Foxboro Company                    02/28/97     Manufacturing equip.             26         25,327         23,222         10,718

The Foxboro Company                    02/28/97     Manufacturing equip.             25         33,300         33,454         16,058

The Foxboro Company                    02/28/97     Computer equipment               26         25,615         22,837         10,540

Robertshaw Controls                    02/28/97     Manufacturing equip.             16        155,971         51,699         38,774

Robertshaw Controls                    02/28/97     Indexing machine                 23        229,809         73,218         38,201

Robertshaw Controls                    02/28/97     API test valve                   20         39,996         14,195          8,517

Robertshaw Controls                    02/28/97     Computer equipment                8         28,638          8,802         13,203

Robertshaw Controls                    02/28/97     Single cavity                    20         35,948         13,030          7,818

Robertshaw Controls                    02/28/97     Computer equipment                8         16,496          5,543          8,314

Robertshaw Controls                    02/28/97     Manufacturing equip.             22        131,819         47,025         25,650

Robertshaw Controls                    02/28/97     Testing system                   22        113,239         39,217         21,391

Robertshaw Controls                    02/28/97     Computer equipment                8          8,017          2,296          3,444

Robertshaw Controls                    02/28/97     Batch system                     22         57,891         19,790         10,795

Robertshaw Controls                    02/28/97     Impulse noise                    22         18,887          6,808          3,714

Robertshaw Controls                    02/28/97     Chamber                          23         20,072          7,175          3,744

Morgan Construction                    02/28/97     Computer equipment               27        185,114        171,459         76,204

Dewolfe Company                        02/28/97     Copiers                          31          1,984          1,997            773

Morgan Construction                    02/28/97     Computer equipment               24        128,619        116,953         58,477


                                      A-4




                                                             Non-            Financing         Financing       Equip-         Type
                                                           recourse           Interest           Term           ment        of Lease
        Lessee                                               Debt              Rate            (Months)       Location      (2) <F2>
----------------------------                              ----------         ---------         ---------      ---------     --------

Oklahoma Gas & Electric                                    $ 103,756             8.47              12             OK             OL

Morgan Construction                                           60,375             7.91              31             MA             OL

Oklahoma Gas & Electric                                        2,199             7.71              28             OK             OL

Oklahoma Gas & Electric                                       52,887             6.00              22             OK             DFL

Oklahoma Gas & Electric                                       36,819             8.13              16             OK             OL

Oklahoma Gas & Electric                                       58,998             8.03              40             OK             DFL

Oklahoma Gas & Electric                                      248,682             8.08              13             OK             OL

Oklahoma Gas & Electric                                       14,942             8.08              13             OK             OL

Oklahoma Gas & Electric                                        9,736             8.08              13             OK             OL

Oklahoma Gas & Electric                                        7,220             7.71              28             OK             OL

Robertshaw Controls                                           89,540             7.32              23             ME             OL

Oklahoma Gas & Electric                                      146,778             7.71              30             OK             OL

Robertshaw Controls                                           57,654             7.81              25             CA             OL

Robertshaw Controls                                           74,908             7.84              24             PA             OL

Robertshaw Controls                                           54,556             7.58              17             MI             OL

Robertshaw Controls                                          114,361             7.99              25             CA             OL

Morgan Construction                                          138,539             7.70              26             MA             OL

Robertshaw Controls                                           97,167             7.51              24             PA             OL

The Foxboro Company                                           22,814             7.13              26             MA             OL

The Foxboro Company                                           31,151             7.25              25             MA             DFL

The Foxboro Company                                           23,668             7.41              26             MA             OL

Robertshaw Controls                                          140,304             7.64              16             PA             OL

Robertshaw Controls                                          213,520             6.97              23             CA             OL

Robertshaw Controls                                           35,725             9.26              20             ME             OL

Robertshaw Controls                                           24,617             7.48               8             ME             OL

Robertshaw Controls                                           32,100             8.39              20             ME             OL

Robertshaw Controls                                           15,399             8.21               8             ME             OL

Robertshaw Controls                                          116,100             7.52              22             PA             OL

Robertshaw Controls                                          102,079             7.62              22             PA             OL

Robertshaw Controls                                            6,444             7.12               8             ME             OL

Robertshaw Controls                                           51,945             7.62              22             PA             OL

Robertshaw Controls                                           17,085             7.80              22             IL             OL

Robertshaw Controls                                           18,069             7.30              23             IL             OL

Morgan Construction                                          170,695             7.88              27             MA             OL

Dewolfe Company                                                1,800             8.52              31             CT             DFL

Morgan Construction                                          119,008             7.67              24             MA             OL


                                      A-4


                                                                             Remaining      Equipment      Remaining
                                                                               Lease          Cost         Rents Due
                                       Purchase                                 Term         to the       to the Part-      Annual
           Lessee                        Date             Equipment           (Months)     Partnership    nership (1)<F1>    Rents
----------------------------           --------     ---------------------    ----------    -----------    ------------     ---------

Dewolfe Company                        02/28/97     Computer equipment               34    $    10,935    $    11,011      $   3,886

Dewolfe Company                        02/28/97     Copiers                          33          8,693          8,738          3,177

Dewolfe Company                        02/28/97     Copiers                          34          7,879          7,943          2,804

Dewolfe Company                        02/28/97     Computer equipment               34          4,566          4,599          1,623

Dewolfe Company                        02/28/97     Copiers                          34          7,879          7,938          2,802

Dewolfe Company                        02/28/97     Computer equipment               32         45,140         45,310         16,991

Dewolfe Company                        02/28/97     Computer equipment               34          2,663          2,687            948

Dewolfe Company                        02/28/97     Computer equipment               34          2,663          2,687            948

Enogex Inc.                            02/28/97     Computer equipment               15         97,369         73,667         58,934

Dewolfe Company                        02/28/97     Computer equipment               33          7,472          7,519          2,734

Dewolfe Company                        02/28/97     Computer equipment               32         13,838         13,890          5,209

Enogex Inc.                            02/28/97     Computer equipment               17        164,993        141,722        100,039

The Foxboro Company                    02/28/97     Manufacturing equip.             26        127,266        124,523         57,472

Dewolfe Company                        02/28/97     Computer equipment               31          2,356          2,366            916

Dewolfe Company                        02/28/97     Computer equipment               31          2,221          2,231            864

Dewolfe Company                        02/28/97     Copiers                          31          7,256          7,291          2,822

Dewolfe Company                        02/28/97     Computer equipment               31          2,279          2,292            887

Dewolfe Company                        02/28/97     Computer equipment               32          1,878          1,885            707

Dewolfe Company                        02/28/97     Copiers                          32          2,040          2,049            768

Dewolfe Company                        02/28/97     Copiers                          32          8,458          8,497          3,186

Dewolfe Company                        02/28/97     Computer equipment               32          4,846          4,864          1,824

Enogex Inc.                            02/28/97     Computer equipment               16         82,460         62,867         47,150

Enogex Inc.                            02/28/97     Computer equipment               19         46,601         37,583         23,736

Morgan Construction                    02/28/97     Production equip.                40        640,969        517,738        155,321

Lucas Industries                       02/28/97     Manufacturing equip.             34        144,014        139,580         49,263

Genetics Institute                     02/28/97     R & D                            22         67,747         51,253         27,956

Genetics Institute                     02/28/97     Computer equipment               22        129,823         98,216         53,572

Genetics Institute                     02/28/97     Lab/production                   22        129,780         98,078         53,497

Lucas Industries                       02/28/97     Manufacturing equip.             35        201,272        182,469         62,561

Enogex Inc.                            02/28/97     Computer equipment               33          2,116          1,994            725

Lucas Industries                       02/28/97     Switch assembly                  44        465,452        441,274        120,348

Lucas Industries                       02/28/97     Computer equipment               22         25,732         23,018         12,555

Lucas Industries                       02/28/97     Computer equipment               34         15,965         15,164          5,352

Genetics Institute                     02/28/97     R & D                            22        715,998        541,677        295,460

Enogex Inc.                            02/28/97     Computer equipment               32         31,673         29,724         11,147

Enogex Inc.                            02/28/97     Computer equipment               22         70,162         57,355         31,285


                                      A-5





                                                             Non-            Financing         Financing       Equip-         Type
                                                           recourse           Interest           Term           ment        of Lease
        Lessee                                               Debt              Rate            (Months)       Location      (2) <F2>
----------------------------                              ----------         ---------         ---------      ---------     --------

Dewolfe Company                                            $   9,909             7.84              34             MA             DFL

Dewolfe Company                                                7,884             7.89              33             NH             DFL

Dewolfe Company                                                7,144             7.89              34             MA             DFL

Dewolfe Company                                                4,137             7.87              34             MA             DFL

Dewolfe Company                                                7,144             7.84              34             MA             DFL

Dewolfe Company                                               40,902             8.10              32             MA             OL

Dewolfe Company                                                2,414             8.01              34             NH             DFL

Dewolfe Company                                                2,414             8.01              34             MA             DFL

Enogex Inc.                                                   89,511             7.88              15             OK             OL

Dewolfe Company                                                6,772             8.03              33             MA             DFL

Dewolfe Company                                               12,539             8.10              32             MA             OL

Enogex Inc.                                                  151,690             7.25              17             OK             OL

The Foxboro Company                                          121,756             7.35              26             MA             OL

Dewolfe Company                                                2,135             8.37              31             NH             OL

Dewolfe Company                                                2,014             8.37              31             MA             OL

Dewolfe Company                                                6,582             8.37              31             NH             DFL

Dewolfe Company                                                2,065             8.52              31             MA             OL

Dewolfe Company                                                1,701             8.08              32             MA             DFL

Dewolfe Company                                                1,851             8.08              32             NH             DFL

Dewolfe Company                                                7,673             8.08              32             MA             DFL

Dewolfe Company                                                4,392             8.08              32             MA             DFL

Enogex Inc.                                                   75,671             7.01              16             OK             OL

Enogex Inc.                                                   42,683             7.22              19             OK             OL

Morgan Construction                                          577,008             6.88              40             MA             OL

Lucas Industries                                             122,853             9.54              34             NY             OL

Genetics Institute                                            61,151             6.56              22             MA             OL

Genetics Institute                                           117,182             6.56              22             MA             OL

Genetics Institute                                           117,147             6.49              22             MA             OL

Lucas Industries                                             176,213             9.67              35             NJ             OL

Enogex Inc.                                                    1,950             7.02              33             OK             OL

Lucas Industries                                             420,343             7.34              44             MI             OL

Lucas Industries                                              23,812             7.64              22             OH             OL

Lucas Industries                                              13,661             7.76              34             NY             OL

Genetics Institute                                           646,283             6.56              22             MA             OL

Enogex Inc.                                                   29,177             7.11              32             OK             OL

Enogex Inc.                                                   64,714             6.58              22             OK             OL

                                      A-5


                                                                             Remaining      Equipment      Remaining
                                                                               Lease          Cost         Rents Due
                                       Purchase                                 Term         to the       to the Part-      Annual
           Lessee                        Date             Equipment           (Months)     Partnership    nership (1)<F1>    Rents
----------------------------           --------     ---------------------    ----------    -----------    ------------     ---------

Enogex Inc.                            02/28/97     Computer equipment               27    $    27,461    $    25,311      $  11,250

Enogex Inc.                            02/28/97     Computer equipment               26         53,157         48,640         22,449

Enogex Inc.                            02/28/97     Computer equipment               26          6,898          6,347          2,929

Enogex Inc.                            02/28/97     Computer equipment               26        206,533        189,344         87,390

Enogex Inc.                            02/28/97     Computer equipment               30         93,186         87,508         35,003

Enogex Inc.                            02/28/97     Computer equipment               32          6,827          6,407          2,403

Enogex Inc.                            02/28/97     Computer equipment               30         12,713         11,906          4,763

Enogex Inc.                            02/28/97     Computer equipment               31         32,256         30,171         11,679

Enogex Inc.                            02/28/97     Computer equipment               32         12,677         11,898          4,462

The Foxboro Company                    02/28/97     Furniture                        26         51,987         50,866         23,477

The Foxboro Company                    02/28/97     Computer equipment               31        142,433        122,860         47,559

The Foxboro Company                    02/28/97     Furniture                        50        144,767        147,601         35,424

The Foxboro Company                    02/28/97     Manufacturing equip.             50         60,662         61,809         14,834

The Foxboro Company                    02/28/97     Furniture                        33         72,684         73,126         26,591

The Foxboro Company                    02/28/97     Computer equipment               32         15,083         13,249          4,968

The Foxboro Company                    02/28/97     Computer equipment               32          4,174          3,666          1,375

The Foxboro Company                    02/28/97     Manufacturing equip.             33        115,642        117,162         42,604

The Foxboro Company                    02/28/97     Computer equipment               33        117,816        104,246         37,908

The Foxboro Company                    02/28/97     Air handling                     32         32,781         33,126         12,422

The Foxboro Company                    02/28/97     Computer equipment               33          6,615          5,854          2,129

The Foxboro Company                    02/28/97     Manufacturing equip.             33         12,291         12,358          4,494

The Foxboro Company                    02/28/97     Manufacturing equip.             33         10,177         10,302          3,746

The Foxboro Company                    02/28/97     Computer equipment               32          2,458          2,159            810

The Foxboro Company                    02/28/97     Facilities                       32         74,667         75,454         28,295

The Foxboro Company                    02/28/97     Manufacturing equip.             33         35,508         34,485         12,540

The Foxboro Company                    02/28/97     Computer equipment               32          2,484          2,189            821

The Foxboro Company                    02/28/97     Facilities                       32         21,748         22,036          8,263

The Foxboro Company                    02/28/97     Furniture                        32         25,149         25,241          9,465

The Foxboro Company                    02/28/97     Computer equipment               32         29,677         30,069         11,276

The Foxboro Company                    02/28/97     Computer equipment               32          1,926          1,697            636

The Foxboro Company                    02/28/97     Furniture                        32         44,332         44,376         16,641

The Foxboro Company                    02/28/97     Telephone equipment              32         25,514         25,851          9,694

The Foxboro Company                    02/28/97     Computer equipment               32        189,244        166,227         62,335

The Foxboro Company                    02/28/97     Manufacturing equip.             32         86,985         87,071         32,652

The Foxboro Company                    02/28/97     Carpeting                        33         61,558         62,223         22,627

The Foxboro Company                    02/28/97     AC/heater unit                   34         66,182         67,203         23,719

                                      A-6



                                                             Non-            Financing         Financing       Equip-         Type
                                                           recourse           Interest           Term           ment        of Lease
        Lessee                                               Debt              Rate            (Months)       Location      (2) <F2>
----------------------------                              ----------         ---------         ---------      ---------     --------

Enogex Inc.                                                $  25,387             7.61              27             OK             OL

Enogex Inc.                                                   49,283             7.28              26             OK             OL

Enogex Inc.                                                    6,400             7.32              26             OK             OL

Enogex Inc.                                                  191,597             7.38              26             OK             OL

Enogex Inc.                                                   86,362             7.46              30             OK             OL

Enogex Inc.                                                    6,290             7.11              32             OK             OL

Enogex Inc.                                                   11,753             7.46              30             OK             OL

Enogex Inc.                                                   29,718             7.24              31             OK             OL

Enogex Inc.                                                   11,678             7.11              32             OK             OL

The Foxboro Company                                           49,768             7.29              26             OH             OL

The Foxboro Company                                          132,904             7.45              31             MA             OL

The Foxboro Company                                          133,446             7.59              50             MA             OL

The Foxboro Company                                           55,994             7.59              50             CA             OL

The Foxboro Company                                           69,514             7.06              33             MA             OL

The Foxboro Company                                           13,922             7.06              32             TX             OL

The Foxboro Company                                            3,852             7.06              32             OH             OL

The Foxboro Company                                          106,832             7.06              33             MA             OL

The Foxboro Company                                          108,763             7.06              33             MA             OL

The Foxboro Company                                           30,291             7.06              32             GA             DFL

The Foxboro Company                                            6,107             7.06              33             TX             OL

The Foxboro Company                                           11,757             7.00              33             MA             OL

The Foxboro Company                                            9,404             6.97              33             MA             DFL

The Foxboro Company                                            2,269             7.06              32             GA             OL

The Foxboro Company                                           68,997             7.06              32             MA             OL

The Foxboro Company                                           34,170             6.96              33             MA             OL

The Foxboro Company                                            2,292             7.29              32             GA             OL

The Foxboro Company                                           20,093             7.29              32             MA             DFL

The Foxboro Company                                           24,021             7.29              32             GA             OL

The Foxboro Company                                           27,418             7.29              32             GA             DFL

The Foxboro Company                                            1,776             7.29              32             OH             OL

The Foxboro Company                                           42,363             7.06              32             MA             OL

The Foxboro Company                                           23,572             7.29              32             TX             OL

The Foxboro Company                                          174,676             7.06              32             MA             OL

The Foxboro Company                                           83,123             7.06              32             MA             OL

The Foxboro Company                                           57,174             6.96              33             MA             DFL

The Foxboro Company                                           61,105             7.06              34             MA             DFL


                                      A-6


                                                                             Remaining      Equipment      Remaining
                                                                               Lease          Cost         Rents Due
                                       Purchase                                 Term         to the       to the Part-      Annual
           Lessee                        Date             Equipment           (Months)     Partnership    nership (1)<F1>    Rents
----------------------------           --------     ---------------------    ----------    -----------    ------------     ---------

The Foxboro Company                    02/28/97     Manufacturing equip.             32    $    18,418    $    18,486      $   6,932

United Artists                         02/28/97     Projection equipment             52        132,865        138,865         32,046

Triconex Corporation                   02/28/97     Computer equipment               54         81,613         87,407         19,424

Triconex Corporation                   02/28/97     Trade show equip.                56         38,619         41,811          8,960

Triconex Corporation                   02/28/97     Computer equipment               58         18,194         19,189          3,970

United Artists                         02/28/97     Projection equipment             52        148,189        154,881         35,742

Triconex Corporation                   02/28/97     Oven                             53         19,805         20,827          4,716

United Artists                         02/28/97     Projection equipment             52        133,988        140,039         32,317

United Artists                         02/28/97     Projection equipment             52        141,603        147,997         34,153

United Artists                         02/28/97     Projection equipment             52        129,657        135,511         31,272

Triconex Corporation                   02/28/97     Manufacturing equip.             54         23,931         24,978          5,551

Triconex Corporation                   02/28/97     Manufacturing equip.             53         16,747         17,612          3,988

The Foxboro Company                    02/28/97     Computer equipment               34        174,916        155,872         55,014

Triconex Corporation                   02/28/97     Furniture                        47         19,787         19,642          5,015

The Foxboro Company                    02/28/97     Manufacturing equip.             34        104,634        107,171         37,825

The Foxboro Company                    02/28/97     Telecommunications
                                                      equipment                      34          8,116          8,313          2,934

The Foxboro Company                    02/28/97     Furniture                        34          6,829          6,949          2,452

Triconex Corporation                   02/28/97     Oven                             48         79,768         78,453         19,613

Triconex Corporation                   02/28/97     Computer equipment               52         31,893         33,391          7,706

Triconex Corporation                   02/28/97     Manufacturing equip.             49         14,787         15,067          3,690

Triconex Corporation                   02/28/97     Manufacturing equip.             50        101,403        103,755         24,901

Triconex Corporation                   02/28/97     Computer equipment               52         31,676         32,905          7,593

The Foxboro Company                    02/28/97     Furniture                        32         72,456         72,722         27,271

The Foxboro Company                    02/28/97     Computer equipment               32        165,284        145,681         54,630

The Foxboro Company                    02/28/97     Manufacturing equip.             32        110,455        111,912         41,967

The Foxboro Company                    02/28/97     Air handler                      26        118,645        119,189         55,010

The Foxboro Company                    02/28/97     Computer equipment               28          5,731          5,200          2,229

The Foxboro Company                    02/28/97     Computer equipment               28         13,378         12,139          5,203

The Foxboro Company                    02/28/97     Computer equipment               28          1,317          1,195            512

The Foxboro Company                    02/28/97     Computer equipment               28         11,030         10,009          4,289

The Foxboro Company                    02/28/97     Telephone equipment              28         51,039         50,773         21,760

The Foxboro Company                    02/28/97     Computer equipment               28          4,779          4,336          1,858

The Foxboro Company                    02/28/97     Manufacturing equip.             52        106,795        111,026         25,621

The Foxboro Company                    02/28/97     Computer equipment               28        148,897        134,631         57,699

The Foxboro Company                    02/28/97     Manufacturing equip.             28        154,825        156,409         67,032

                                      A-7


                                                             Non-            Financing         Financing       Equip-         Type
                                                           recourse           Interest           Term           ment        of Lease
        Lessee                                               Debt              Rate            (Months)       Location      (2) <F2>
----------------------------                              ----------         ---------         ---------      ---------     --------

The Foxboro Company                                        $  17,593             7.29              32             CA             DFL

United Artists                                               120,026             8.21              52             FL             OL

Triconex Corporation                                          74,500             7.47              54             CA             DFL

Triconex Corporation                                          35,384             7.53              56             CA             DFL

Triconex Corporation                                          16,545             7.30              58             CA             DFL

United Artists                                               133,869             8.21              52             CA             OL

Triconex Corporation                                          18,130             7.98              53             CA             OL

United Artists                                               121,041             8.21              52             CA             OL

United Artists                                               127,919             8.21              52             MD             OL

United Artists                                               117,127             8.21              52             MS             OL

Triconex Corporation                                          21,906             7.47              54             CA             DFL

Triconex Corporation                                          15,330             7.98              53             MA             DFL

The Foxboro Company                                          164,992             7.22              34             MA             OL

Triconex Corporation                                          18,371             6.53              47             CA             OL

The Foxboro Company                                           97,239             7.22              34             MA             DFL

The Foxboro Company                                            7,543             7.22              34             MA             DFL

The Foxboro Company                                            6,343             7.22              34             MA             DFL

Triconex Corporation                                          75,699             6.50              48             CA             OL

Triconex Corporation                                          29,200             7.94              52             CA             OL

Triconex Corporation                                          13,646             7.29              49             CA             DFL

Triconex Corporation                                          93,590             7.30              50             CA             OL

Triconex Corporation                                          29,002             7.57              52             CA             OL

The Foxboro Company                                           69,208             7.29              32             MA             OL

The Foxboro Company                                          152,512             7.29              32             MA             OL

The Foxboro Company                                          102,044             7.29              32             MA             DFL

The Foxboro Company                                          110,546             7.35              26             MA             OL

The Foxboro Company                                            5,297             7.65              28             OK             OL

The Foxboro Company                                           12,363             7.65              28             MA             OL

The Foxboro Company                                            1,217             7.65              28             CA             OL

The Foxboro Company                                           10,194             7.65              28             TX             OL

The Foxboro Company                                           48,923             7.74              28             OH             OL

The Foxboro Company                                            4,417             7.65              28             NJ             OL

The Foxboro Company                                           97,426             7.97              52             MA             OL

The Foxboro Company                                          137,075             7.71              28             MA             OL

The Foxboro Company                                          143,646             7.71              28             MA             DFL


                                      A-7

                                                                             Remaining      Equipment      Remaining
                                                                               Lease          Cost         Rents Due
                                       Purchase                                 Term         to the       to the Part-      Annual
           Lessee                        Date             Equipment           (Months)     Partnership    nership (1)<F1>    Rents
----------------------------           --------     ---------------------    ----------    -----------    ------------     ---------

The Foxboro Company                    02/28/97     Computer equipment               28    $     4,508    $     4,091      $   1,753

The Foxboro Company                    02/28/97     Computer equipment               28         13,764         12,490          5,353

The Foxboro Company                    02/28/97     Office equipment                 29         26,203         26,562         10,991

The Foxboro Company                    02/28/97     Furniture                        26          3,146          2,820          1,302

The Foxboro Company                    02/28/97     Manufacturing equip.             50         30,217         30,952          7,428

The Foxboro Company                    02/28/97     Manufacturing equip.             27         22,205         22,372          9,943

The Foxboro Company                    02/28/97     Furniture                        27          5,381          5,298          2,355

The Foxboro Company                    02/28/97     Telephone equip.                 27         15,944         16,068          7,141

The Foxboro Company                    02/28/97     Computer equipment               28          4,797          4,353          1,866

The Foxboro Company                    02/28/97     Manufacturing equip.             27         27,230         26,813         11,917

The Foxboro Company                    02/28/97     Manufacturing equip.             39        333,145        340,217        104,682

The Foxboro Company                    02/28/97     Computer equipment               28          4,534          4,114          1,763

The Foxboro Company                    02/28/97     Facilities                       29          8,905          9,027          3,735

The Foxboro Company                    02/28/97     Telephone equip.                 29          5,277          5,349          2,213

The Foxboro Company                    02/28/97     Telephone equip.                 32         36,168         36,645         13,742

Dewolfe Company                        02/28/97     Computer equipment               31          4,711          4,732          1,832

The Foxboro Company                    02/28/97     Furniture                        31        204,559        207,727         80,410

The Foxboro Company                    02/28/97     Telephone equip.                 31         50,710         49,708         19,242

The Foxboro Company                    02/28/97     Manufacturing equip.             31         62,597         61,360         23,752

The Foxboro Company                    02/28/97     Computer equipment               31         39,427         34,009         13,165

The Foxboro Company                    02/28/97     Air handler                      54         22,900         23,884          5,307

The Foxboro Company                    02/28/97     Computer equipment               31          3,093          2,668          1,033

The Foxboro Company                    02/28/97     Computer equipment               31         20,145         17,376          6,726

The Foxboro Company                    02/28/97     Manufacturing equip.             31         10,811         10,812          4,185

The Foxboro Company                    02/28/97     Furniture                        31         18,480         18,632          7,212

The Foxboro Company                    02/28/97     Manufacturing equip.             54         53,297         55,588         12,353

The Foxboro Company                    02/28/97     Manufacturing equip.             29        151,914        151,322         62,616

The Foxboro Company                    02/28/97     Computer equipment               29          2,100          1,796            743

The Foxboro Company                    02/28/97     Manufacturing equip.             53         42,148         43,828          9,923

The Foxboro Company                    02/28/97     Furniture                        29          8,042          8,126          3,363

The Foxboro Company                    02/28/97     Computer equipment               29        165,071        141,207         58,431

The Foxboro Company                    02/28/97     Computer equipment               29         47,187         40,365         16,703

The Foxboro Company                    02/28/97     Computer equipment               30        212,297        183,454         73,382

The Foxboro Company                    02/28/97     Computer equipment               29          6,173          5,281          2,185

The Foxboro Company                    02/28/97     Air conditioner                  53        117,890        122,475         27,730

The Foxboro Company                    02/28/97     Telephone equipment              30         19,206         19,505          7,802

                                      A-8


                                                             Non-            Financing         Financing       Equip-         Type
                                                           recourse           Interest           Term           ment        of Lease
        Lessee                                               Debt              Rate            (Months)       Location      (2) <F2>
----------------------------                              ----------         ---------         ---------      ---------     --------

The Foxboro Company                                        $   4,166             7.65              28             PA             OL

The Foxboro Company                                           12,721             7.65              28             GA             OL

The Foxboro Company                                           24,305             7.76              29             MA             OL

The Foxboro Company                                            2,888             7.45              26             MA             OL

The Foxboro Company                                           27,590             7.59              50             MA             OL

The Foxboro Company                                           20,688             7.35              27             MA             DFL

The Foxboro Company                                            5,158             7.29              27             MA             OL

The Foxboro Company                                           14,855             7.37              27             MA             OL

The Foxboro Company                                            4,433             7.65              28             IL             OL

The Foxboro Company                                           26,074             7.39              27             MA             OL

The Foxboro Company                                          316,225             7.57              39             MA             OL

The Foxboro Company                                            4,190             7.65              28             CA             OL

The Foxboro Company                                            8,260             7.76              29             MA             OL

The Foxboro Company                                            4,895             7.76              29             MA             OL

The Foxboro Company                                           33,414             7.29              32             MA             OL

Dewolfe Company                                                4,271             8.37              31             MA             OL

The Foxboro Company                                          190,736             7.51              31             MA             OL

The Foxboro Company                                           47,069             7.59              31             CA             OL

The Foxboro Company                                           58,103             7.59              31             CA             OL

The Foxboro Company                                           36,790             7.45              31             OH             OL

The Foxboro Company                                           20,877             7.80              54             MA             OL

The Foxboro Company                                            2,887             7.45              31             MA             OL

The Foxboro Company                                           18,797             7.45              31             NJ             OL

The Foxboro Company                                           10,314             7.45              31             MA             OL

The Foxboro Company                                           17,706             7.72              31             MA             OL

The Foxboro Company                                           48,588             7.80              54             MA             OL

The Foxboro Company                                          145,117             7.75              29             MA             OL

The Foxboro Company                                            1,971             7.58              29             MA             OL

The Foxboro Company                                           38,429             7.83              53             MA             OL

The Foxboro Company                                            7,498             7.65              29             MA             OL

The Foxboro Company                                          154,917             7.58              29             MA             OL

The Foxboro Company                                           44,284             7.58              29             MA             OL

The Foxboro Company                                          199,330             7.62              30             MA             OL

The Foxboro Company                                            5,794             7.58              29             MA             OL

The Foxboro Company                                          107,504             7.78              53             MA             OL

The Foxboro Company                                           17,809             7.68              30             OH             DFL


                                      A-8


                                                                             Remaining      Equipment      Remaining
                                                                               Lease          Cost         Rents Due
                                       Purchase                                 Term         to the       to the Part-      Annual
           Lessee                        Date             Equipment           (Months)     Partnership    nership (1)<F1>    Rents
----------------------------           --------     ---------------------    ----------    -----------    ------------     ---------

Dewolfe Company                        02/28/97     Computer equipment               31    $     2,356    $     2,366      $     916

Dewolfe Company                        02/28/97     Computer equipment               30          5,322          5,311          2,124

Dewolfe Company                        02/28/97     Computer equipment               30         18,089         18,187          7,275

Dewolfe Company                        02/28/97     Computer equipment               30         22,417         22,369          8,947

Christy's Market                       02/28/97     Food service equip.              54         73,037         77,792         17,287

Christy's Market                       02/28/97     Food service equip.              54         13,507         14,386          3,197

Christy's Market                       02/28/97     Food service equip.              54         36,895         39,297          8,733

Christy's Market                       02/28/97     Food service equip.              54         12,021         12,803          2,845

Christy's Market                       02/28/97     Food service equip.              54         10,880         11,588          2,575

Christy's Market                       02/28/97     Food service equip.              54         43,367         46,190         10,264

Christy's Market                       02/28/97     Food service equip.              54         39,507         42,079          9,351

Christy's Market                       02/28/97     Food service equip.              54          3,488          3,715            825

Christy's Market                       02/28/97     Food service equip.              54          7,436          7,920          1,760

Dewolfe Company                        02/28/97     Computer equipment               30          2,286          2,281            912

Christy's Market                       02/28/97     Food service equip.              51          8,810          9,313          2,191

Christy's Market                       02/28/97     Food service equip.              57         26,062         27,342          5,756

Christy's Market                       02/28/97     Food service equip.              51         26,145         27,637          6,503

Christy's Market                       02/28/97     Food service equip.              51         27,294         28,852          6,789

Christy's Market                       02/28/97     Furnace                          51          8,071          8,532          2,008

Christy's Market                       02/28/97     Furnace                          51          7,892          8,343          1,963

Christy's Market                       02/28/97     Food service equip.              51         23,368         24,702          5,812

Christy's Market                       02/28/97     Food service equip.              51          9,659         10,211          2,403

Christy's Market                       02/28/97     Food service equip.              51          8,771          9,272          2,182

Christy's Market                       02/28/97     Food service equip.              51         10,657         11,265          2,651

Christy's Market                       02/28/97     Food service equip.              51          9,318          9,850          2,318

Christy's Market                       02/28/97     Heating/air cond.                57          9,591         10,062          2,118

Christy's Market                       02/28/97     Heating/air cond.                57         12,360         12,968          2,730

Christy's Market                       02/28/97     Food service equip.              57          9,867         10,351          2,179

Christy's Market                       02/28/97     Food service equip.              51          5,227          5,525          1,300

Dewolfe Company                        02/28/97     Computer equipment               17            968            905            639

Dewolfe Company                        02/28/97     Copiers                          16          4,451          4,150          3,112

Dewolfe Company                        02/28/97     Computer equipment               16          2,614          2,436          1,827

Dewolfe Company                        02/28/97     Computer equipment               17          2,796          2,615          1,846

Dewolfe Company                        02/28/97     Copiers                          17          1,391          1,301            918

Dewolfe Company                        02/28/97     Copiers                          16          3,486          3,250          2,438

Dewolfe Company                        02/28/97     Copiers                          17          4,031          3,771          2,662


                                      A-9




                                                             Non-            Financing         Financing       Equip-         Type
                                                           recourse           Interest           Term           ment        of Lease
        Lessee                                               Debt              Rate            (Months)       Location      (2) <F2>
----------------------------                              ----------         ---------         ---------      ---------     --------

Dewolfe Company                                            $   2,135             8.37              31             MA             OL

Dewolfe Company                                                4,825             8.11              30             MA             OL

Dewolfe Company                                               16,522             8.11              30             MA             DFL

Dewolfe Company                                               20,321             8.11              30             MA             DFL

Christy's Market                                              65,474             8.79              54             MA             OL

Christy's Market                                              12,109             8.79              54             NH             OL

Christy's Market                                              33,075             8.79              54             CT             OL

Christy's Market                                              10,776             8.79              54             ME             OL

Christy's Market                                               9,753             8.79              54             MA             OL

Christy's Market                                              38,876             8.79              54             MA             OL

Christy's Market                                              35,416             8.79              54             ME             OL

Christy's Market                                               3,126             8.79              54             ME             OL

Christy's Market                                               6,666             8.79              54             MA             OL

Dewolfe Company                                                2,072             8.11              30             MA             DFL

Christy's Market                                               7,949             8.65              51             ME             OL

Christy's Market                                              23,205             7.92              57             MA             OL

Christy's Market                                              23,589             8.65              51             NH             DFL

Christy's Market                                              24,626             8.65              51             ME             DFL

Christy's Market                                               7,282             8.65              51             MA             OL

Christy's Market                                               7,120             8.65              51             CT             DFL

Christy's Market                                              21,084             8.65              51             MA             DFL

Christy's Market                                               8,715             8.65              51             MA             OL

Christy's Market                                               7,913             8.65              51             ME             OL

Christy's Market                                               9,615             8.65              51             ME             OL

Christy's Market                                               8,407             8.65              51             MA             OL

Christy's Market                                               8,540             7.92              57             MA             OL

Christy's Market                                              11,005             7.92              57             MA             OL

Christy's Market                                               8,785             7.92              57             MA             OL

Christy's Market                                               4,716             8.65              51             ME             DFL

Dewolfe Company                                                  858             8.08              17             MA             OL

Dewolfe Company                                                3,949             8.07              16             CT             OL

Dewolfe Company                                                2,318             8.07              16             MA             OL

Dewolfe Company                                                2,479             8.08              17             MA             OL

Dewolfe Company                                                1,233             8.08              17             NH             OL

Dewolfe Company                                                3,092             8.07              16             CT             OL

Dewolfe Company                                                3,576             8.08              17             MA             OL

                                      A-9



                                                                             Remaining      Equipment      Remaining
                                                                               Lease          Cost         Rents Due
                                       Purchase                                 Term         to the       to the Part-      Annual
           Lessee                        Date             Equipment           (Months)     Partnership    nership (1)<F1>    Rents
----------------------------           --------     ---------------------    ----------    -----------    ------------     ---------

Dewolfe Company                        02/28/97     Computer equipment               17    $     1,351    $     1,261      $     890

Dewolfe Company                        02/28/97     Computer equipment               17            911            851            600

Dewolfe Company                        02/28/97     Copiers                          16          3,486          3,250          2,438

Dewolfe Company                        02/28/97     Computer equipment               16          1,362          1,270            952

Christy's Market                       02/28/97     Food service equip.              57          5,788          6,072          1,278

Christy's Market                       02/28/97     Computer equipment               57          6,713          7,042          1,483

Christy's Market                       02/28/97     Heating/air cond.                57         11,805         12,384          2,607

Christy's Market                       02/28/97     Food service equip.              57          7,903          8,291          1,746

Christy's Market                       02/28/97     Food service equip.              57          9,471          9,936          2,092

Dewolfe Company                        02/28/97     Computer equipment               16          6,686          6,233          4,675

Dewolfe Company                        02/28/97     Computer equipment               16          1,362          1,270            952

Dewolfe Company                        02/28/97     Computer equipment               16          1,362          1,270            952

Dewolfe Company                        02/28/97     Computer equipment               16          1,362          1,270            952

Dewolfe Company                        02/28/97     Computer equipment               16          1,362          1,270            952

Christy's Market                       02/28/97     Food service equip.              51         24,121         25,498          6,000

Christy's Market                       02/28/97     Food service equip.              51          5,558          5,876          1,383

Dewolfe Company                        02/28/97     Copiers                          18          1,469          1,380            920

Arqule, Inc.                           02/28/97     R & D                            31         49,346         49,748         19,257

Arqule, Inc.                           02/28/97     R & D                            29          5,638          5,620          2,325

Arqule, Inc.                           02/28/97     R & D                            30          8,327          8,365          3,346

Arqule, Inc.                           02/28/97     Office furniture                 30          2,641          2,665          1,066

Arqule, Inc.                           02/28/97     R & D                            32        266,415        270,160        101,310

Arqule, Inc.                           02/28/97     Lab equipment                    27         65,745         64,897         28,843

Arqule, Inc.                           02/28/97     Office furniture                 32         47,981         48,888         18,333

Arqule, Inc.                           02/28/97     Lab equipment                    33        144,342        147,166         53,515

Arqule, Inc.                           02/28/97     HVAC                             32         21,284         21,785          8,169

Arqule, Inc.                           02/28/97     Lab equipment                    28         82,604         82,200         35,229

Arqule, Inc.                           02/28/97     Computer equipment               26          2,859          2,818          1,301

Arqule, Inc.                           02/28/97     Furniture                        34         38,741         40,012         14,122

Arqule, Inc.                           02/28/97     R & D                            19         24,483         23,314         14,724

Arqule, Inc.                           02/28/97     R & D                            14        142,567        133,155        114,133

Arqule, Inc.                           02/28/97     R & D                            15         24,112         22,666         18,133

Arqule, Inc.                           02/28/97     R & D                            16         62,943         59,451         44,588

Arqule, Inc.                           02/28/97     Lab equipment                    23         66,740         64,040         33,412

Arqule, Inc.                           02/28/97     R & D                            26         58,940         58,096         26,814

Arqule, Inc.                           02/28/97     Lab equip. (R & D)               24         66,266         65,303         32,651


                                      A-10



                                                             Non-            Financing         Financing       Equip-         Type
                                                           recourse           Interest           Term           ment        of Lease
        Lessee                                               Debt              Rate            (Months)       Location      (2) <F2>
----------------------------                              ----------         ---------         ---------      ---------     --------

Dewolfe Company                                            $   1,198             7.84              17             CT             OL

Dewolfe Company                                                  807             7.84              17             NH             OL

Dewolfe Company                                                3,092             8.07              16             CT             OL

Dewolfe Company                                                1,208             8.10              16             NH             OL

Christy's Market                                               5,154             7.92              57             MA             OL

Christy's Market                                               5,977             7.92              57             MA             OL

Christy's Market                                              10,511             7.92              57             ME             OL

Christy's Market                                               7,037             7.92              57             ME             OL

Christy's Market                                               8,432             7.92              57             ME             OL

Dewolfe Company                                                5,929             8.10              16             NH             OL

Dewolfe Company                                                1,208             8.10              16             NH             OL

Dewolfe Company                                                1,208             8.10              16             MA             OL

Dewolfe Company                                                1,208             8.10              16             NH             OL

Dewolfe Company                                                1,208             8.10              16             NH             OL

Christy's Market                                              21,764             8.65              51             ME             DFL

Christy's Market                                               5,015             8.65              51             MA             DFL

Dewolfe Company                                                1,303             8.17              18             NH             OL

Arqule, Inc.                                                  44,946             8.30              31             MA             DFL

Arqule, Inc.                                                   5,148             7.65              29             MA             DFL

Arqule, Inc.                                                   7,605             8.05              30             MA             DFL

Arqule, Inc.                                                   2,423             8.05              30             MA             DFL

Arqule, Inc.                                                 241,692             8.83              32             MA             DFL

Arqule, Inc.                                                  59,644             7.94              27             MA             DFL

Arqule, Inc.                                                  43,737             8.83              32             MA             OL

Arqule, Inc.                                                 130,699             9.13              33             MA             DFL

Arqule, Inc.                                                  19,417             9.13              32             MA             OL

Arqule, Inc.                                                  75,428             7.79              28             MA             DFL

Arqule, Inc.                                                   2,593             8.15              26             MA             DFL

Arqule, Inc.                                                  35,517             8.89              34             MA             DFL

Arqule, Inc.                                                  21,732             9.53              19             MA             OL

Arqule, Inc.                                                 126,546             9.53              14             MA             OL

Arqule, Inc.                                                  21,403             9.98              15             MA             OL

Arqule, Inc.                                                  55,867             10.11             16             MA             OL

Arqule, Inc.                                                  59,269             8.60              23             MA             OL

Arqule, Inc.                                                  53,452             8.15             26`             MA             DFL

Arqule, Inc.                                                  60,278             8.51              24             MA             DFL


                                      A-10



                                                                             Remaining      Equipment      Remaining
                                                                               Lease          Cost         Rents Due
                                       Purchase                                 Term         to the       to the Part-      Annual
           Lessee                        Date             Equipment           (Months)     Partnership    nership (1)<F1>    Rents
----------------------------           --------     ---------------------    ----------    -----------    ------------     ---------

Arqule, Inc.                           02/28/97     Lab equipment                    25    $    57,385    $    56,590      $  27,163

Arqule, Inc.                           02/28/97     Computer equipment               25          1,408          1,389            667

Arqule, Inc.                           02/28/97     Lab equipment                    33         10,236         10,436          3,795

Arqule, Inc.                           02/28/97     Furniture                        32         75,487         75,936         28,476

Arqule, Inc.                           02/28/97     R & D                            34         26,046         26,663          9,411

Christy's Market                       02/28/97     Computer equipment               51         45,462         48,058         11,308

Christy's Market                       02/28/97     Food service equip.              48          4,966          5,127          1,282

Christy's Market                       02/28/97     Food service equip.              48         18,491         19,092          4,773

Christy's Market                       02/28/97     Food service equip.              48         24,630         25,430          6,357

Christy's Market                       02/28/97     Food service equip.              48          5,367          5,542          1,385

Christy's Market                       02/28/97     Food service equip.              48          4,944          5,105          1,276

Christy's Market                       02/28/97     Food service equip.              48          5,805          5,994          1,498

Christy's Market                       02/28/97     Food service equip.              48         19,481         20,113          5,028

Christy's Market                       02/28/97     Food service equip.              48            673            695            174

Christy's Market                       02/28/97     Food service equip.              51         14,189         14,999          3,529

Christy's Market                       02/28/97     Food service equip.              48         16,595         17,134          4,283

Christy's Market                       02/28/97     Food service equip.              48         29,572         30,532          7,633

Arqule, Inc.                           02/28/97     R & D                            35        266,796        274,148         93,994

Arqule, Inc.                           02/28/97     R & D                            37         46,252         47,688         15,466

Arqule, Inc.                           02/28/97     Furniture                        35         17,464         18,104          6,207

Arqule, Inc.                           02/28/97     Furniture                        36          5,029          5,236          1,745

Arqule, Inc.                           02/28/97     R & D                            36        165,163        170,409         56,803

Arqule, Inc.                           02/28/97     Lab equipment                    38         37,033         37,994         11,998

Christy's Market                       02/28/97     Computer equipment               48         46,008         47,501         11,875

Arqule, Inc.                           02/28/97     R & D                            39        142,701        145,802         44,862

Arqule, Inc.                           02/28/97     Lab equipment                    39         87,210         89,104         27,417

Arqule, Inc.                           02/28/97     R & D                            40        293,467        306,450         91,935

Dewolfe Company                        02/28/97     Copiers                          18          4,980          4,677          3,118

Christy's Market                       02/28/97     Computer equipment               54         37,474         39,914          8,870

Dewolfe Company                        02/28/97     Fax machine                      18            815            766            510

Dewolfe Company                        02/28/97     Computer equipment               27          1,381          1,367            608

Dewolfe Company                        02/28/97     Computer equipment               26            797            767            354

Dewolfe Company                        02/28/97     Computer equipment               27          4,428          4,383          1,948

Dewolfe Company                        02/28/97     Computer equipment               27          1,394          1,380            613

Dewolfe Company                        02/28/97     Computer equipment               27          1,424          1,410            627

Dewolfe Company                        02/28/97     Computer equipment               26          1,906          1,834            847


                                      A-11


                                                             Non-            Financing         Financing       Equip-         Type
                                                           recourse           Interest           Term           ment        of Lease
        Lessee                                               Debt              Rate            (Months)       Location      (2) <F2>
----------------------------                              ----------         ---------         ---------      ---------     --------

Arqule, Inc.                                               $  52,031             8.56              25             MA             DFL

Arqule, Inc.                                                   1,277             8.56              25             MA             DFL

Arqule, Inc.                                                   9,284             9.00              33             MA             DFL

Arqule, Inc.                                                  68,001             8.75              32             MA             OL

Arqule, Inc.                                                  23,668             8.89              34             MA             DFL

Christy's Market                                              41,020             8.65              51             MA             DFL

Christy's Market                                               4,506             7.71              48             VT             OL

Christy's Market                                              16,778             7.71              48             MA             OL

Christy's Market                                              22,348             7.71              48             MA             OL

Christy's Market                                               4,870             7.71              48             MA             OL

Christy's Market                                               4,486             7.71              48             MA             OL

Christy's Market                                               5,267             7.71              48             MA             OL

Christy's Market                                              17,676             7.71              48             MA             OL

Christy's Market                                                 610             7.71              48             ME             OL

Christy's Market                                              12,803             8.65              51             MA             DFL

Christy's Market                                              15,057             7.71              48             ME             OL

Christy's Market                                              26,832             7.71              48             MA             OL

Arqule, Inc.                                                 242,459             8.90              35             MA             DFL

Arqule, Inc.                                                  42,040             8.63              37             MA             DFL

Arqule, Inc.                                                  16,012             8.90              35             MA             OL

Arqule, Inc.                                                   4,611             8.96              36             MA             OL

Arqule, Inc.                                                 150,056             8.96              36             MA             DFL

Arqule, Inc.                                                  33,404             8.58              38             MA             DFL

Christy's Market                                              41,745             7.71              48             MA             DFL

Arqule, Inc.                                                 132,969             8.44              39             MA             DFL

Arqule, Inc.                                                  81,263             8.44              39             MA             DFL

Arqule, Inc.                                                 276,923             8.70              40             MA             DFL

Dewolfe Company                                                4,417             8.20              18             MA             OL

Christy's Market                                              33,593             8.79              54             MA             DFL

Dewolfe Company                                                  723             8.17              18             MA             OL

Dewolfe Company                                                1,253             8.23              27             MA             OL

Dewolfe Company                                                  706             8.13              26             CT             OL

Dewolfe Company                                                4,016             8.24              27             MA             OL

Dewolfe Company                                                1,264             8.24              27             MA             OL

Dewolfe Company                                                1,292             8.23              27             MA             OL

Dewolfe Company                                                1,688             8.13              26             MA             OL

                                      A-11


                                                                             Remaining      Equipment      Remaining
                                                                               Lease          Cost         Rents Due
                                       Purchase                                 Term         to the       to the Part-      Annual
           Lessee                        Date             Equipment           (Months)     Partnership    nership (1)<F1>    Rents
----------------------------           --------     ---------------------    ----------    -----------    ------------     ---------

Dewolfe Company                        02/28/97     Computer equipment               27    $     1,398    $     1,384      $     615

Dewolfe Company                        02/28/97     Computer equipment               27          2,152          2,131            947

Dewolfe Company                        02/28/97     Computer equipment               27          1,222          1,222            543

Dewolfe Company                        02/28/97     Computer equipment               26            797            767            354

Dewolfe Company                        02/28/97     Computer equipment               26            776            746            344

Dewolfe Company                        02/28/97     Copiers                          28          6,619          6,590          2,824

Dewolfe Company                        02/28/97     Copiers                          25          1,668          1,597            767

Dewolfe Company                        02/28/97     Computer equipment               25          4,724          4,521          2,170

Dewolfe Company                        02/28/97     Computer equipment               25          2,908          2,820          1,354

Dewolfe Company                        02/28/97     Copiers                          25          1,668          1,597            767

Dewolfe Company                        02/28/97     Copiers                          25          1,668          1,597            767

Dewolfe Company                        02/28/97     Computer equipment               26          1,569          1,510            697

Dewolfe Company                        02/28/97     Copiers                          25          1,668          1,597            767

Dewolfe Company                        02/28/97     Computer equipment               26         12,512         12,079          5,575

Dewolfe Company                        02/28/97     Computer equipment               26          5,615          5,403          2,494

Dewolfe Company                        02/28/97     Copiers                          27          6,399          6,338          2,817

Dewolfe Company                        02/28/97     Copiers                          29          6,835          6,836          2,829

Dewolfe Company                        02/28/97     Computer equipment               29          3,466          3,465          1,434

Dewolfe Company                        02/28/97     Computer equipment               25          1,353          1,295            622

Dewolfe Company                        02/28/97     Computer equipment               30          2,286          2,281            912

Dewolfe Company                        02/28/97     Computer equipment               30          1,371          1,368            547

Dewolfe Company                        02/28/97     Copiers                          30          1,924          1,922            769

Dewolfe Company                        02/28/97     Computer equipment               30          4,571          4,561          1,824

Dewolfe Company                        02/28/97     Computer equipment               30          7,477          7,461          2,984

Dewolfe Company                        02/28/97     Computer equipment               28          1,544          1,538            659

Dewolfe Company                        02/28/97     Computer equipment               30          2,155          2,150            860

Dewolfe Company                        02/28/97     Computer equipment               30          3,037          3,030          1,212

Dewolfe Company                        02/28/97     Computer equipment               30          5,322          5,311          2,124

Dewolfe Company                        02/28/97     Computer equipment               30          6,707          6,692          2,677

Dewolfe Company                        02/28/97     Computer equipment               28          1,693          1,687            723

Dewolfe Company                        02/28/97     Computer equipment               28          1,513          1,512            648

Dewolfe Company                        02/28/97     Copiers                          28          1,810          1,803            773

Dewolfe Company                        02/28/97     Copiers                          28          1,811          1,811            776

Dewolfe Company                        02/28/97     Computer equipment               28          9,762          9,722          4,167

Dewolfe Company                        02/28/97     Computer equipment               28          1,260          1,254            538

                                      A-12





                                                             Non-            Financing         Financing       Equip-         Type
                                                           recourse           Interest           Term           ment        of Lease
        Lessee                                               Debt              Rate            (Months)       Location      (2) <F2>
----------------------------                              ----------         ---------         ---------      ---------     --------

Dewolfe Company                                            $   1,269             8.23              27             MA             OL

Dewolfe Company                                                1,953             8.23              27             MA             OL

Dewolfe Company                                                1,120             8.23              27             MA             DFL

Dewolfe Company                                                  706             8.13              26             NH             OL

Dewolfe Company                                                  687             8.13              26             CT             OL

Dewolfe Company                                                6,007             8.40              28             NH             DFL

Dewolfe Company                                                1,477             7.90              25             MA             OL

Dewolfe Company                                                4,183             7.90              25             NH             DFL

Dewolfe Company                                                2,609             7.90              25             MA             OL

Dewolfe Company                                                1,477             7.90              25             MA             OL

Dewolfe Company                                                1,477             7.90              25             MA             OL

Dewolfe Company                                                1,390             8.13              26             MA             OL

Dewolfe Company                                                1,477             7.90              25             MA             OL

Dewolfe Company                                               11,116             8.13              26             MA             OL

Dewolfe Company                                                4,972             8.13              26             MA             OL

Dewolfe Company                                                5,807             8.23              27             MA             DFL

Dewolfe Company                                                6,208             8.44              29             MA             DFL

Dewolfe Company                                                3,147             8.44              29             MA             OL

Dewolfe Company                                                1,198             7.90              25             MA             OL

Dewolfe Company                                                2,072             8.11              30             NH             OL

Dewolfe Company                                                1,243             8.11              30             MA             DFL

Dewolfe Company                                                1,746             8.11              30             MA             DFL

Dewolfe Company                                                4,144             8.11              30             MA             OL

Dewolfe Company                                                6,778             8.11              30             MA             DFL

Dewolfe Company                                                1,400             8.53              28             NH             OL

Dewolfe Company                                                1,954             8.11              30             MA             OL

Dewolfe Company                                                2,753             8.11              30             NH             DFL

Dewolfe Company                                                4,825             8.11              30             MA             DFL

Dewolfe Company                                                6,080             8.11              30             MA             OL

Dewolfe Company                                                1,535             8.53              28             MA             OL

Dewolfe Company                                                1,372             8.80              28             MA             OL

Dewolfe Company                                                1,642             8.49              28             NH             DFL

Dewolfe Company                                                1,643             8.80              28             MA             DFL

Dewolfe Company                                                8,854             8.49              28             MA             DFL

Dewolfe Company                                                1,143             8.49              28             MA             OL


                                      A-12


                                                                             Remaining      Equipment      Remaining
                                                                               Lease          Cost         Rents Due
                                       Purchase                                 Term         to the       to the Part-      Annual
           Lessee                        Date             Equipment           (Months)     Partnership    nership (1)<F1>    Rents
----------------------------           --------     ---------------------    ----------    -----------    ------------     ---------

Dewolfe Company                        02/28/97     Copiers                          28    $     1,810    $     1,803      $     773

Dewolfe Company                        02/28/97     Copiers                          18          3,903          3,667          2,445

Dewolfe Company                        02/28/97     Computer equipment               28          1,765          1,759            754

Dewolfe Company                        02/28/97     Computer equipment               28          1,473          1,468            629

Dewolfe Company                        02/28/97     Computer equipment               28          1,473          1,468            629

Dewolfe Company                        02/28/97     Computer equipment               25          2,148          2,055            987

Dewolfe Company                        02/28/97     Computer equipment               28          1,473          1,468            629

Dewolfe Company                        02/28/97     Computer equipment               25          1,353          1,295            622

Dewolfe Company                        02/28/97     Computer equipment               21         21,962         20,746         11,855

Dewolfe Company                        02/28/97     Computer equipment               21          1,483          1,402            801

Dewolfe Company                        02/28/97     Computer equipment               21          4,505          4,258          2,433

Dewolfe Company                        02/28/97     Computer equipment               21          1,346          1,273            727

Dewolfe Company                        02/28/97     Computer equipment               21            938            886            506

Dewolfe Company                        02/28/97     Copier equipment                 21          4,500          4,257          2,432

Dewolfe Company                        02/28/97     Copiers                          22          3,426          3,243          1,769

Dewolfe Company                        02/28/97     Copiers                          22          1,767          1,672            912

Dewolfe Company                        02/28/97     Copiers                          22          1,767          1,671            911

Dewolfe Company                        02/28/97     Copier equipment                 21          5,745          5,434          3,105

Dewolfe Company                        02/28/97     Copier equipment                 21          1,695          1,603            916

Dewolfe Company                        02/28/97     Computer equipment               23          7,554          7,234          3,774

Dewolfe Company                        02/28/97     Computer equipment               19          2,062          1,938          1,224

Dewolfe Company                        02/28/97     Copiers                          18          4,983          4,682          3,121

Dewolfe Company                        02/28/97     Copiers                          18          4,983          4,682          3,121

Dewolfe Company                        02/28/97     Computer equipment               19          1,867          1,755          1,109

Dewolfe Company                        02/28/97     Computer equipment               19          1,800          1,693          1,069

Dewolfe Company                        02/28/97     Copier equipment                 21          4,500          4,257          2,432

Dewolfe Company                        02/28/97     Software                         20         13,253         12,544          7,526

Dewolfe Company                        02/28/97     Copiers                          20          5,624          5,307          3,184

Dewolfe Company                        02/28/97     Copier equipment                 21          5,884          5,565          3,180

Dewolfe Company                        02/28/97     Fax machine                      22          1,377          1,303            711

Dewolfe Company                        02/28/97     Computer equipment               21          1,890          1,785          1,020

Dewolfe Company                        02/28/97     Computer equipment               23          2,625          2,514          1,311

Dewolfe Company                        02/28/97     Computer equipment               25          8,160          7,843          3,765

Dewolfe Company                        02/28/97     Computer equipment               24          2,516          2,418          1,209

Dewolfe Company                        02/28/97     Computer equipment               24          2,772          2,665          1,332


                                      A-13




                                                             Non-            Financing         Financing       Equip-         Type
                                                           recourse           Interest           Term           ment        of Lease
        Lessee                                               Debt              Rate            (Months)       Location      (2) <F2>
----------------------------                              ----------         ---------         ---------      ---------     --------

Dewolfe Company                                            $   1,642             8.49              28             CT             DFL

Dewolfe Company                                                3,462             8.27              18             CT             OL

Dewolfe Company                                                1,601             8.53              28             MA             OL

Dewolfe Company                                                1,337             8.53              28             NH             OL

Dewolfe Company                                                1,337             8.53              28             MA             OL

Dewolfe Company                                                1,902             7.90              25             MA             OL

Dewolfe Company                                                1,337             8.53              28             MA             OL

Dewolfe Company                                                1,198             7.90              25             MA             OL

Dewolfe Company                                               19,460             7.80              21             MA             OL

Dewolfe Company                                                1,314             7.90              21             MA             OL

Dewolfe Company                                                3,991             7.90              21             MA             OL

Dewolfe Company                                                1,193             7.90              21             MA             OL

Dewolfe Company                                                  831             7.74              21             NH             OL

Dewolfe Company                                                3,990             7.90              21             CT             OL

Dewolfe Company                                                3,038             7.59              22             MA             OL

Dewolfe Company                                                1,566             7.59              22             MA             OL

Dewolfe Company                                                1,566             7.53              22             MA             OL

Dewolfe Company                                                5,093             7.90              21             CT             OL

Dewolfe Company                                                1,502             7.90              21             MA             OL

Dewolfe Company                                                6,773             7.29              23             MA             OL

Dewolfe Company                                                1,827             7.99              19             MA             OL

Dewolfe Company                                                4,419             8.27              18             CT             OL

Dewolfe Company                                                4,419             8.27              18             CT             OL

Dewolfe Company                                                1,654             7.99              19             MA             OL

Dewolfe Company                                                1,596             7.99              19             MA             OL

Dewolfe Company                                                3,990             7.90              21             MA             OL

Dewolfe Company                                               11,787             7.99              20             MA             OL

Dewolfe Company                                                4,986             7.99              20             MA             OL

Dewolfe Company                                                5,217             7.90              21             MA             OL

Dewolfe Company                                                1,221             7.53              22             MA             OL

Dewolfe Company                                                1,674             7.74              21             NH             OL

Dewolfe Company                                                2,353             7.29              23             MA             OL

Dewolfe Company                                                7,257             7.91              25             MA             DFL

Dewolfe Company                                                2,256             7.34              24             NH             OL

Dewolfe Company                                                2,486             7.34              24             MA             DFL


                                      A-13


                                                                             Remaining      Equipment      Remaining
                                                                               Lease          Cost         Rents Due
                                       Purchase                                 Term         to the       to the Part-      Annual
           Lessee                        Date             Equipment           (Months)     Partnership    nership (1)<F1>    Rents
----------------------------           --------     ---------------------    ----------    -----------    ------------     ---------

Dewolfe Company                        02/28/97     Computer equipment               24    $     2,153    $     2,040      $   1,020

Dewolfe Company                        02/28/97     Computer equipment               25          9,396          9,031          4,335

Dewolfe Company                        02/28/97     Computer equipment               24          8,969          8,621          4,310

Dewolfe Company                        02/28/97     Computer equipment               25          3,252          3,112          1,494

Dewolfe Company                        02/28/97     Computer equipment               25          1,805          1,727            829

Dewolfe Company                        02/28/97     Computer equipment               25          1,353          1,295            622

Dewolfe Company                        02/28/97     Computer equipment               24          2,835          2,725          1,362

Dewolfe Company                        02/28/97     Computer equipment               24          1,493          1,435            717

Dewolfe Company                        02/28/97     Computer equipment               24          1,089          1,047            523

Dewolfe Company                        02/28/97     Computer equipment               24          2,484          2,388          1,194

Dewolfe Company                        02/28/97     Computer equipment               24          1,295          1,227            613

Dewolfe Company                        02/28/97     Computer equipment               24            797            766            383

Dewolfe Company                        02/28/97     Computer equipment               24          1,295          1,227            613

Dewolfe Company                        02/28/97     Computer equipment               24          1,236          1,171            586

Dewolfe Company                        02/28/97     Computer equipment               25          2,093          2,003            962

Dewolfe Company                        02/28/97     Copiers                          24          8,705          8,267          4,133

Dewolfe Company                        02/28/97     Copiers                          24          3,899          3,703          1,851

Dewolfe Company                        02/28/97     Copiers                          24          4,712          4,475          2,238

Dewolfe Company                        02/28/97     Computer equipment               24            867            822            411

International Paper                    03/01/97     Utility carts                    36         68,025         63,964         21,321

Northwestern University                03/04/97     Test equipment                   60        142,102        119,998         24,000

Alcoa Fujikura                         03/05/97     Forklifts                        41        766,260        681,454        199,450

Total System Services                  03/07/97     Mail Sorter                      47      1,078,718      1,036,076        264,530

Precision Cast Parts                   03/07/97     Forklifts                        60        135,610        142,340         28,468

National Broadcasting Co.              03/11/97     Broadcast video
                                                      equipment                      24        329,665        277,332        138,666

International Paper                    03/12/97     Club car                         36         12,271         11,611          3,870

Alcoa Fujikura                         03/12/97     Lift trucks                      43        590,393        530,583        148,070

Thomson Industries                     03/19/97     Torque tester                    60        175,188        171,640         34,328

Heluva Good Cheese                     03/19/97     Material handling                52         48,665         47,209         10,894

USS/Kobe Steel                         03/24/97     Lift trucks                      60        206,878        186,293         37,259

Thomson Industries                     03/25/97     Stretch machine                  60        251,657        237,002         47,400

Applied Magnetics                      03/27/97     Teching system                   60      1,223,910      1,315,953        263,191

Universal Forest                       03/28/97     Forklifts                        36         46,552         38,232         12,744

Chrysler Corp.                         03/31/97     Forklifts                        58        295,486        267,805         55,408

Chrysler Corp.                         03/31/97     Forklifts                        58        760,477        689,235        142,600


                                      A-14



                                                             Non-            Financing         Financing       Equip-         Type
                                                           recourse           Interest           Term           ment        of Lease
        Lessee                                               Debt              Rate            (Months)       Location      (2) <F2>
----------------------------                              ----------         ---------         ---------      ---------     --------

Dewolfe Company                                            $   1,907             7.16              24             MA             DFL

Dewolfe Company                                                8,356             7.91              25             MA             DFL

Dewolfe Company                                                8,044             7.34              24             MA             OL

Dewolfe Company                                                2,880             7.90              25             MA             OL

Dewolfe Company                                                1,598             7.90              25             MA             OL

Dewolfe Company                                                1,198             7.90              25             MA             OL

Dewolfe Company                                                2,542             7.34              24             NH             DFL

Dewolfe Company                                                1,339             7.34              24             MA             OL

Dewolfe Company                                                  977             7.34              24             MA             OL

Dewolfe Company                                                2,228             7.34              24             MA             DFL

Dewolfe Company                                                1,147             7.16              24             MA             OL

Dewolfe Company                                                  714             7.34              24             MA             OL

Dewolfe Company                                                1,147             7.16              24             NH             OL

Dewolfe Company                                                1,094             7.16              24             CT             OL

Dewolfe Company                                                1,854             7.90              25             MA             OL

Dewolfe Company                                                7,714             7.34              24             MA             OL

Dewolfe Company                                                3,456             7.34              24             NH             OL

Dewolfe Company                                                4,176             7.34              24             MA             OL

Dewolfe Company                                                  768             7.16              24             MA             OL

International Paper                                                0             N/A              N/A             NC             OL

Northwestern University                                      133,901             7.40              60             IL             DFL

Alcoa Fujikura                                                     0             N/A              N/A             TX             OL

Total System Services                                              0             N/A              N/A             GA             OL

Precision Cast Parts                                          22,260             7.92              60             OR             OL

National Broadcasting Co.                                          0             N/A              N/A             CA             OL

International Paper                                                0             N/A              N/A             GA             OL

Alcoa Fujikura                                                     0             N/A              N/A             TX             OL

Thomson Industries                                           134,649             8.21              60             MI             OL

Heluva Good Cheese                                                 0             N/A              N/A             NY             OL

USS/Kobe Steel                                               147,890             7.41              60             OH             OL

Thomson Industries                                           191,178             8.22              60             MI             OL

Applied Magnetics                                           1,032,340            8.21              60             CA             OL

Universal Forest                                              31,387             7.95              36             CO             OL

Chrysler Corp.                                                     0             N/A              N/A             MI             OL

Chrysler Corp.                                                     0             N/A              N/A             MO             OL


                                      A-14


                                                                             Remaining      Equipment      Remaining
                                                                               Lease          Cost         Rents Due
                                       Purchase                                 Term         to the       to the Part-      Annual
           Lessee                        Date             Equipment           (Months)     Partnership    nership (1)<F1>    Rents
----------------------------           --------     ---------------------    ----------    -----------    ------------     ---------

US Sugar                               04/03/97     Excavator                        36    $   338,877    $   271,170      $  90,390

New York Hospital                      04/08/97     Imaging system                   54        236,724        253,487         56,330

International Paper                    04/09/97     Bobcat loaders                   36         19,090         14,893          4,964

International Paper                    04/09/97     Bobcat loaders                   60         19,686         18,767          3,753

Louisiana Workers Comp.                04/11/97     Computer equipment               36         19,843         20,667          6,889

GS Technologies                        04/17/97     Truck scale                      60         59,825         63,671         12,734

Precision Castparts                    04/18/97     Forklifts                        60         26,868         28,439          5,688

Unicco Service Co.                     04/25/97     Sweeper/scrubber                 36         31,710         29,415          9,805

International Paper                    04/25/97     Forklifts                        60         71,576         79,127         15,825

Darigold, Inc.                         04/25/97     Forklifts                        60         84,044         93,557         18,711

Hughes Space                           04/25/97     Lift trucks                      36        123,891         98,347         32,782

General Motors Corp.                   04/25/97     Forklifts                        60         40,160         38,098          7,620

Universal Forest                       04/28/97     Forklifts                        36         71,025         57,506         19,169

General Motors Corp.                   05/09/97     Material handling                36        130,390        119,347         39,782

Consolidated Diesel                    05/13/97     Burden carriers                  36          7,522          7,125          2,375

Consolidated Diesel                    05/13/97     Burden carriers                  36          4,926          6,025          2,008

International Paper                    05/15/97     Tire loader                      36        185,185        135,191         45,064

Thomson Industries                     05/15/97     Stretch machine                  60         21,246         20,008          4,002

General Motors Corp.                   05/16/97     Forklifts                        60        117,780        110,030         22,006

Texas Instruments                      05/22/97     Placement machine                36        511,543        357,738        119,246

USS/Kobe Steel                         05/23/97     Lift trucks                      84         78,848        262,899         37,557

Texas Instruments                      05/23/97     Soldering system                 36        130,290        103,752         34,584

General Motors Corp.                   05/23/97     Forklifts                        60         39,547         36,945          7,389

Burlingame Industries                  05/23/97     Forklifts                        36         32,594         26,460          8,820

Lexmark                                05/23/97     Stencil printer                  24        212,931        137,320         68,660

Lexmark                                05/23/97     Stencil printer                  24        212,931        137,320         68,660

Xerox                                  05/28/97     Nohau emulator                   24          5,168          8,448          4,224

Brown Strauss                          05/30/97     Forklifts                        36        281,345        213,620         71,207

Thomson Industries, Inc.               05/30/97     Thread grinder                   60         62,415         58,777         11,755

Georgetown Steel                       05/30/97     Lift trucks                      60         94,730         90,681         18,136

General Motors Corp.                   05/30/97     Lift trucks                      60        308,143        290,102         58,020

Consolidated Diesel                    06/04/97     Burden carrier                   36          6,565          6,219          2,073

Owens Corning                          06/09/97     Computer equipment               30        970,664        872,810        349,124

Hughes Aircraft                        06/11/97     Device test system               48        226,296        224,873         56,218

General Motors Corp.                   06/13/97     Forklifts                        60         34,640         32,361          6,472


                                      A-15


                                                             Non-            Financing         Financing       Equip-         Type
                                                           recourse           Interest           Term           ment        of Lease
        Lessee                                               Debt              Rate            (Months)       Location      (2) <F2>
----------------------------                              ----------         ---------         ---------      ---------     --------

US Sugar                                                   $       0             N/A              N/A             FL             OL

New York Hospital                                            201,659             8.18              54             NY             OL

International Paper                                                0             N/A              N/A             PA             OL

International Paper                                                0             N/A              N/A             PA             OL

Louisiana Workers Comp.                                            0             N/A              N/A             LA             OL

GS Technologies                                                    0             N/A              N/A             MO             OL

Precision Castparts                                           22,310             8.21              60             OR             OL

Unicco Service Co.                                            24,795             7.96              36             MI             OL

International Paper                                                0             N/A              N/A             MS             DFL

Darigold, Inc.                                                74,434             8.22              60             OR             OL

Hughes Space                                                       0             N/A              N/A             CA             OL

General Motors Corp.                                               0             N/A              N/A             MI             OL

Universal Forest                                              48,475             7.96              36             CO             OL

General Motors Corp.                                               0             N/A              N/A             MI             OL

Consolidated Diesel                                                0             N/A              N/A             NC             OL

Consolidated Diesel                                                0             N/A              N/A             NC             OL

International Paper                                                0             N/A              N/A             MS             OL

Thomson Industries                                            16,140             8.22              60             MI             OL

General Motors Corp.                                               0             N/A              N/A             AL             OL

Texas Instruments                                                  0             N/A              N/A             TX             OL

USS/Kobe Steel                                                     0             N/A              N/A             OH             OL

Texas Instruments                                                  0             N/A              N/A             TX             OL

General Motors Corp.                                               0             N/A              N/A             MI             OL

Burlingame Industries                                              0             N/A              N/A             CA             OL

Lexmark                                                            0             N/A              N/A             KY             OL

Lexmark                                                            0             N/A              N/A             KY             OL

Xerox                                                              0             N/A              N/A             NY             OL

Brown Strauss                                                184,742             7.90              36             CA             OL

Thomson Industries, Inc.                                           0             N/A              N/A             MI             OL

Georgetown Steel                                                   0             N/A              N/A             SC             OL

General Motors Corp.                                               0             N/A              N/A             MI             OL

Consolidated Diesel                                                0             N/A              N/A             NC             OL

Owens Corning                                                      0             N/A              N/A             PA             OL

Hughes Aircraft                                                    0             N/A              N/A             CA             OL

General Motors Corp.                                               0             N/A              N/A             MI             OL


                                      A-15



                                                                             Remaining      Equipment      Remaining
                                                                               Lease          Cost         Rents Due
                                       Purchase                                 Term         to the       to the Part-      Annual
           Lessee                        Date             Equipment           (Months)     Partnership    nership (1)<F1>    Rents
----------------------------           --------     ---------------------    ----------    -----------    ------------     ---------

Lear Corp.                             06/17/97     NEC computers                    24    $     5,778    $     5,262      $   2,631

Lear Corp.                             06/17/97     NEC computers                    24          9,116          8,302          4,151

Lear Corp.                             06/17/97     NEC computers                    24          8,978          8,229          4,114

Lear Corp.                             06/17/97     NEC computers                    24         49,206         45,097         22,548

Burlingame Industries                  06/18/97     Lift trucks                      36         33,037         26,820          8,940

Lexmark                                06/20/97     Stencil printers                 24        136,529         88,897         44,448

Lexmark                                06/20/97     Stencil printers                 24        136,529         88,897         44,448

Home Depot                             06/25/97     Sweeper/scrubbers                34         66,133         58,073         20,496

International Paper                    06/30/97     Yale lift trucks                 60         87,212         87,016         17,403

Consolidated Diesel                    07/03/97     Yale lift trucks                 60         25,618         26,083          5,217

ITT Automotive                         07/11/97     Mailing machine                  36         12,841         14,163          4,721

Lucent Technology                      07/14/97     Wafer fabrication                36         47,883         40,753         13,584

International Paper                    07/17/97     Boom lift                        60         44,483         42,692          8,538

Hughes Network                         07/22/97     Image printer                    36         43,257         38,986         12,995

Analysis & Technology                  07/23/97     PC's                             36        165,685        158,929         52,976

Louisiana Workers Comp.                07/24/97     Servers/hard drives              36         27,312         28,382          9,461

Lucent Technology                      07/24/97     Fuji placement                   36        510,988        373,820        124,607

Lexmark                                07/25/97     Stencil printers                 24        136,529         88,897         44,448

Lexmark                                07/25/97     Stencil printers                 24        136,529         88,897         44,448

Brown Strauss                          07/30/97     Forklifts                        36         95,577         72,570         24,190

Brown Strauss                          07/30/97     Forklifts                        48         91,138         76,233         19,058

Consolidated Diesel                    07/31/97     Copiers                          36          9,207          9,595          3,198


<F1>
(1) The weighted average term (weighted by purchase price) for the above leases is 43 months. The total rental income to the Partnership pursuant to these leases over the initial, non-cancelable lease term equals 90% of the purchase price of the Equipment paid by the Partnership. Such percentage does not include any residual value of the Equipment upon the expiration of the lease.

<F2>
(2) "DFL" indicates that the lease is a direct financing lease and "OL" indicates that the lease is an operating lease for accounting purposes. A DFL provides for non-cancelable rentals in an amount sufficient to return to the Partnership all of its acquisition costs (including Acquisition
      Fees). An OL does not by its terms return all acquisition costs to the Partnership.

                                      A-16



                                                             Non-            Financing         Financing       Equip-         Type
                                                           recourse           Interest           Term           ment        of Lease
        Lessee                                               Debt              Rate            (Months)       Location      (2) <F2>
----------------------------                              ----------         ---------         ---------      ---------     --------

Lear Corp.                                                 $       0             N/A              N/A             MI             OL

Lear Corp.                                                         0             N/A              N/A             MI             OL

Lear Corp.                                                         0             N/A              N/A             MI             OL

Lear Corp.                                                         0             N/A              N/A             MI             OL

Burlingame Industries                                              0             N/A              N/A             CA             OL

Lexmark                                                            0             N/A              N/A             KY             OL

Lexmark                                                            0             N/A              N/A             KY             OL

Home Depot                                                         0             N/A              N/A             CA             OL

International Paper                                                0             N/A              N/A             NC             OL

Consolidated Diesel                                                0             N/A              N/A             NC             OL

ITT Automotive                                                     0             N/A              N/A             NY             DFL

Lucent Technology                                                  0             N/A              N/A             FL             OL

International Paper                                                0             N/A              N/A             TX             OL

Hughes Network                                                     0             N/A              N/A             CA             OL

Analysis & Technology                                              0             N/A              N/A             CT             OL

Louisiana Workers Comp.                                            0             N/A              N/A             LA             DFL

Lucent Technology                                                  0             N/A              N/A             CO             OL

Lexmark                                                            0             N/A              N/A             KY             OL

Lexmark                                                            0             N/A              N/A             KY             OL

Brown Strauss                                                      0             N/A              N/A             CO             OL

Brown Strauss                                                      0             N/A              N/A             CO             OL

Consolidated Diesel                                                0             N/A              N/A             NC             OL


<F1>
(1) The weighted average term (weighted by purchase price) for the above leases is 43 months. The total rental income to the Partnership pursuant to these leases over the initial, non-cancelable lease term equals 90% of the purchase price of the Equipment paid by the Partnership. Such percentage does not include any residual value of the Equipment upon the expiration of the lease.

<F2>
(2) "DFL" indicates that the lease is a direct financing lease and "OL" indicates that the lease is an operating lease for accounting purposes. A DFL provides for non-cancelable rentals in an amount sufficient to return to the Partnership all of its acquisition costs (including Acquisition
      Fees). An OL does not by its terms return all acquisition costs to the Partnership.


                                      A-16


                                                                       EXHIBIT B

                         ANTICIPATED EQUIPMENT PURCHASES

      The equipment listed below, as of July 31, 1997, has been identified by the General Partner for possible purchase by the Partnership. Affiliates of the General Partner are negotiating the terms of the leases and the terms of the related financings, if any, but no agreement has yet been reached on any such matters. It is possible that the current negotiations will not be successful and that the Partnership will not purchase any of this equipment. Except for such equipment, the Equipment to be purchased by the Partnership and the Lessees to which such Equipment will be leased have not been identified as of the date of this Supplement. Furthermore, the Partnership does not intend to supplement the Prospectus or this Supplement with descriptions of Equipment or Lessees prior to, or at the time of, the purchase of any Equipment. The Partnership is an unspecified equipment leasing partnership and purchasers of Units must rely solely on the judgment and ability of the executive officers of the General Partner with respect to the selection of Lessees, the purchase of Equipment, the financing, if any, of Equipment, the negotiations of the terms of the purchase of its Equipment and Leases and other aspects of the Partnership's business and affairs. See "INVESTMENT OBJECTIVES AND POLICIES - The Equipment."


                                                     Anticipated                                        Anticipated       Equipment
                                                     First Basic           Anticipated                   Lease Term       Purchase
Anticipated Lessee (1)<F1>                            Rent Date              Equipment                  (Months) (1)<F1>    Price
----------------------                               -----------         ------------------             ------------     -----------

Analysis & Technology                                  07/01/97           PC's                               36          $    77,340

Apple Computer Equipment                               09/01/97           Phone system                       24              572,672

Apple Computer Equipment                               09/01/97           Phone system                       25              178,989

Apple Computer Equipment                               09/01/97           Phone system                       25              441,861

Brown Strauss                                          10/01/97           Forklifts                          36              632,752

Consolidated Diesel                                    07/01/97           Stock chaser                       24                4,366

Consolidated Diesel                                    08/01/97           Copiers                            36                8,899

Consolidated Diesel                                    09/01/97           Floor scrubbers                    36               30,000

Diamond Shamrock                                       09/01/97           Point-of-sale                      31            1,748,105

Diamond Shamrock                                       09/01/97           Point-of-sale                      31              234,676

GE                                                     09/01/97           Phone system                       28              311,897

Hughes Aircraft                                        08/01/97           Linear service                     48               16,500

ICI American Holdings                                  08/01/97           PC's & laptops                     24              169,179

In Home Health                                         08/01/97           Furniture                          60              139,539

International Paper                                    07/01/97           Scrubber                           60               15,624

International Paper                                    08/01/97           Sweeper                            60               16,959

International Paper                                    08/01/97           Lift trucks                        60               17,025

International Paper                                    09/01/97           Sweeper                            36               22,178

Lexmark                                                08/01/97           Soldering system                   24              145,860

Lexmark                                                10/01/97           Dispenser                          24               45,845

New York Hospital                                      09/01/97           Imaging system                     54              164,225


                                      B-1

                                       Anticipated     Anticipated
                                       Gross Rents       Monthly     Anticipated
Anticipated Lessee (1)                  (1)  (2)          Rent        Financing
----------------------                -------------    -----------   -----------

Analysis & Technology                  $    78,933       $   2,193      All Cash

Apple Computer Equipment                   450,792          18,783      All Cash

Apple Computer Equipment                   147,750           5,910      All Cash

Apple Computer Equipment                   356,675          14,267      All Cash

Brown Strauss                              410,707          11,409      All Cash

Consolidated Diesel                          3,840             160      All Cash

Consolidated Diesel                          9,595             267      All Cash

Consolidated Diesel                         28,875             802      All Cash

Diamond Shamrock                         1,484,724          47,894      All Cash

Diamond Shamrock                           202,820           6,543      All Cash

GE                                         237,328           8,476      All Cash

Hughes Aircraft                             17,028             355      All Cash

ICI American Holdings                      143,182           5,966      All Cash

In Home Health                             150,619           2,510      All Cash

International Paper                         17,922             299      All Cash

International Paper                         19,453             324      All Cash

International Paper                         18,904             315      All Cash

International Paper                         20,858             579      All Cash

Lexmark                                    100,888           4,204      All Cash

Lexmark                                     31,710           1,321      All Cash

New York Hospital                          179,304           3,320      All Cash


                                                     Anticipated                                        Anticipated       Equipment
                                                     First Basic           Anticipated                   Lease Term       Purchase
Anticipated Lessee (1)<F1>                            Rent Date              Equipment                  (Months) (1)<F1>    Price
----------------------                               -----------         ------------------             ------------     -----------

Norlight                                               09/01/97           Nortel ring system                 42          $   475,809

Norlight                                               09/01/97           Nortel ring system                 44            1,219,624

Texas Eastern                                          09/01/97           PC's                               36              337,590

Texas Utilities                                        09/01/97           Phone system                        8              664,644

Texas Utilities                                        09/01/97           Tellabs titan system                8               46,783

Texas Utilities                                        09/01/97           Telco switch                        8               36,962

Thomson Industries                                     09/01/97           Machine tools                      60               60,235

Thomson Industries                                     09/01/97           Machine tools                      60               96,610

Thomson Industries                                     12/01/97           Machine tools                      60              451,670

Tifton Aluminum                                        09/01/97           Forklifts                          44              554,254

Universal Forest                                       09/01/97           Forklifts                          36               68,646

Xerox                                                  07/15/97           Analyzer                           26               16,985
                                                                                                                         -----------

                                                                                                                         $ 9,024,304
                                                                                                                         ===========

<F1>
(1) The weighted average term (weighted by anticipated purchase price) for the above transactions is 35 months. The total rental income to the Partnership pursuant to these leases over the initial, non-cancelable lease term equals 87% of the anticipated purchase price of the Equipment to be paid by the Partnership. Such percentage does not include any residual value of the Equipment upon expiration of the lease.

<F2>
(2)   Gross Rents over the initial, non-cancelable lease term.


                                      B-2


                                       Anticipated     Anticipated
                                       Gross Rents       Monthly     Anticipated
Anticipated Lessee (1)                   (1) (2)          Rent        Financing
----------------------                -------------    -----------   -----------

Norlight                               $   433,020       $  10,310      All Cash

Norlight                                 1,124,464          25,556      All Cash

Texas Eastern                              334,215           9,284      All Cash

Texas Utilities                            487,920          60,990      All Cash

Texas Utilities                             34,344           4,293      All Cash

Texas Utilities                             27,480           3,435      All Cash

Thomson Industries                         152,820           2,547      All Cash

Thomson Industries                          90,554           1,509      All Cash

Thomson Industries                         423,305           7,055      All Cash

Tifton Aluminum                            516,736          11,744      All Cash

Universal Forest                            57,506           1,597      All Cash

Xerox                                       14,139             544      All Cash
                                       -----------       ---------

                                       $ 7,808,411       $ 274,761
                                       ===========       =========




(1) The weighted average term (weighted by anticipated purchase price) for the above transactions is 35 months. The total rental income to the Partnership pursuant to these leases over the initial, non-cancelable lease term equals 87% of the anticipated purchase price of the Equipment to be paid by the Partnership. Such percentage does not include any residual value of the Equipment upon expiration of the lease.

(2)      Gross Rents over the initial, non-cancelable lease term.

                                    EXHIBIT C
                              FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Capital Preferred Yield Fund-IV, L.P.

  Independent Auditors' Report                                              C-2

  Balance Sheet as of December 31, 1996                                     C-3

  Statement of Income for the Period from the Commencement
    of Operations (April 16, 1996) through December 31, 1996                C-4

  Statement of Partners' Capital for the Period from the Commencement
    of Operations (April 16, 1996) through December 31, 1996                C-5

  Statement of Cash Flows for the Period from the Commencement
    of Operations (April 16, 1996) through December 31, 1996                C-6

  Notes to December 31, 1996 Financial Statements                           C-7

  Balance Sheets as of June 30, 1997 (unaudited) and
    December 31, 1996 (audited)                                            C-17

  Unaudited  Statements  of Income for the Three Months and Six Months
    ended June 30, 1997 and for the Period from the Commencement of
    Operations (April 16, 1996) through June 30, 1996                      C-18

  Unaudited Statement of Partner's Capital for the Six Months
    ended June 30, 1997                                                    C-19

  Unaudited  Statements of Cash Flows for the Six Months Ended
    June 30, 1997 and for the Period from the Commencement of
    Operations (April 16, 1996) through June 30, 1996                      C-20

  Unaudited Notes to June 30, 1997 Financial Statements                    C-21

CAI Equipment Leasing V Corp.
  Independent Auditors' Report                                             C-25

  Balance Sheet as of May 31, 1997                                         C-26

  Notes to Balance Sheet                                                   C-27

Capital Associates, Inc.
  Independent Auditors' Report                                             C-30

  Consolidated Balance Sheet as of May 31, 1997                            C-31

  Notes to Consolidated Balance Sheet                                      C-32

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



THE PARTNERS
CAPITAL PREFERRED YIELD FUND-IV, L.P.

We have audited the accompanying balance sheet of Capital Preferred Yield Fund-IV, L.P. as of December 31, 1996, and the related statements of income, partners' capital, and cash flows for the period from April 16, 1996 (commencement of operations) to December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Preferred Yield Fund-IV, L.P. as of December 31, 1996, and the results of its operations and its cash flows for the period from April 16, 1996 (commencement of operations) to December 31, 1996, in conformity with generally accepted accounting principles.


                                   /s/KPMG Peat Marwick LLP
                                   ------------------------
                                   KPMG PEAT MARWICK LLP

Denver, Colorado
January 31, 1997

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

                                  BALANCE SHEET

                                     ASSETS
                                                                    December 31,
                                                                       1996
                                                                    ------------

Cash and cash equivalents                                            $ 3,286,072
Accounts receivable                                                       76,524
Net investment in direct finance leases                                  182,328
Leased equipment, net                                                 13,107,533
                                                                     -----------
Total assets                                                         $16,652,457
                                                                     ===========


                        LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
  Accounts payable and accrued liabilities                           $   658,229
  Payable to affiliates                                                   43,483
  Rents received in advance                                               31,991
  Distributions payable to partners                                      128,898
  Discounted lease rentals                                             2,765,239
                                                                     -----------

  Total liabilities                                                    3,627,840
                                                                     -----------
Partners' capital:
  General partner                                                              -
  Limited partners:
    Class A 500,000 units authorized; 154,503 units
      issued and outstanding                                          12,878,374
    Class B                                                              146,243
                                                                     -----------
          Total partners' capital                                     13,024,617
                                                                     -----------
          Total liabilities and partners' capital                    $16,652,457
                                                                     ===========






   The accompanying notes are an integral part of these financial statements.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

                               STATEMENT OF INCOME

                                                        For the period from the
                                                      Commencement of Operations
                                                         (April 16, 1996) to
                                                          December 31, 1996
                                                      --------------------------

Revenue:
  Operating lease rentals                                        $881,778
  Direct finance lease income                                       7,805
  Interest income                                                  50,763
                                                                 --------
     Total revenue                                                940,346
                                                                 --------

Expenses:
  Depreciation and amortization                                   659,574
  Management fees paid to general partner                          17,688
  Direct services from general partner                             41,376
  General and administrative                                       92,539
  Interest on discounted lease rentals                             26,542
                                                                 --------
     Total expenses                                               837,719
                                                                 --------
Net income                                                       $102,627
                                                                 ========


Net income allocated:
  To the general partner                                         $ 26,271
  To the Class A limited partners                                  75,564
  To the Class B limited partner                                      792
                                                                 --------
                                                                 $102,627
                                                                 ========

Net income per weighted average Class A limited
  partner unit outstanding                                       $   1.33
                                                                 ========

Weighted average Class A limited partner
  units outstanding                                                56,931
                                                                 ========


   The accompanying notes are an integral part of these financial statements.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

                         STATEMENT OF PARTNERS' CAPITAL
         For the period from Commencement of Operations (April 16, 1996)
                              to December 31, 1996



                                         Class A
                                         Limited      Class A        Class B
                              General    Partners     Limited        Limited
                              Partner     Units       Partners       Partner       Total
                              -------     -----       --------       -------       -----

Capital contributions      $       -    154,553    $ 15,455,281    $ 150,000    $ 15,605,281
Commissions and offering
  costs on sale of Class A
  limited partner units      (22,303)         -      (2,207,967)           -      (2,230,270)
Redemptions                        -        (50)         (4,784)           -          (4,784)
Net income                    26,271          -          75,564          792         102,627
Distributions declared
  to partners                 (3,968)         -        (439,720)      (4,549)       (448,237)
                           ---------    -------    ------------    ---------    ------------

Partners' capital,
  December 31, 1996        $       -    154,503    $ 12,878,374    $ 146,243    $ 13,024,617
                           =========    =======    ============    =========    ============




















    The accompanying notes are an integral part of these financial statements.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                             STATEMENT OF CASH FLOWS

                                                       For the period from the
                                                      Commencement of Operations
                                                          (April 16, 1996) to
                                                           December 31, 1996
                                                      --------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                 $    102,627
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                                 659,574
    Recovery of investment in direct finance leases                20,040
    Changes in assets and liabilities:
    Increase in accounts receivable                               (76,524)
    Increase in accounts payable and accrued liabilities          651,476
    Increase in payable to affiliates                              43,483
    Increase in rents received in advance                          31,991
                                                             ------------
Net cash provided by operating activities                       1,432,667
                                                             ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment on operating leases from
    affiliates                                                (12,939,697)
  Investment in direct financing leases, acquired
    from affiliates                                              (202,368)
                                                             ------------
Net cash used in investing activities                         (13,142,065)
                                                             ------------

Cash flows from financing activities:
  Proceeds from Class A capital contributions                  15,455,281
  Proceeds from Class B capital contributions                     150,000
  Proceeds from discounted lease rentals                        1,923,239
  Principal payments on discounted lease rentals                   (7,244)
  Redemptions of Class A limited partner units                     (4,784)
  Commissions paid to affiliate in connection with
    the sale of Class A limited partner units                  (1,545,528)
  Non-accountable organization and offering expenses
    reimbursement paid to the general partner in connection
    with the sale of Class A limited partner units               (656,155)
  Distributions to partners                                      (319,339)
                                                             ------------
Net cash provided by financing activities                      14,995,470
                                                             ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                       3,286,072
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                        -
                                                             ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                   $  3,286,072
                                                             ============

Supplemental disclosure of cash flow information:
  Interest paid on discounted lease rentals                  $     26,542
Supplemental disclosure of noncash investing and financing
  activities:
    Reduction in Partner's capital accounts for commissions
      and offering costs payable to affiliates                     28,587
    Discounted lease rentals assumed in equipment acquisitions    849,244

    The accompanying notes are an integral part of these financial statements.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies
   -----------------------------------------------------------

   Organization

   Capital Preferred Yield Fund-IV, L.P. (the "Partnership") was organized on December 18, 1995 as a limited partnership under the laws of the State of Delaware pursuant to an Agreement of Limited Partnership (the "Partnership Agreement"). The Partnership was formed for the purpose of acquiring and leasing a diversified portfolio of equipment to unaffiliated third parties. The Partnership will continue until December 31, 2007 unless terminated earlier in accordance with the terms of the Partnership Agreement. All Partnership equipment is expected to be sold and the Partnership liquidated between 2003 and 2007. The general partner of the Partnership is CAI Equipment Leasing V Corp., a wholly owned subsidiary of Capital Associates, Inc. ("CAI").

   The general partner manages the Partnership, including investment of funds, purchase and sale of equipment, lease negotiation and other administrative duties. The Partnership commenced business operations on April 16, 1996, and from that date through December 31, 1996, 154,553 Class A limited partner units were sold to approximately 867 investors at a price of $100 per Class A limited partner unit.

   Capital Associates International, Inc. ("CAII"), a wholly owned subsidiary of CAI, is the Class B limited partner. The Class B limited partner is required to contribute cash, upon acquisition of equipment, in an amount equal to 1% of gross offering proceeds received from the sale of Class A limited partner units. As of December 31, 1996, CAII has contributed $150,000 to the Partnership.

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. For leasing entities, this includes the estimate of residual values, as discussed below. Actual results could differ from those estimates.

   Partnership Allocations

   Cash Distributions
   ------------------

   During the Reinvestment Period (as defined in the Partnership Agreement), available cash is distributed to the partners as follows:

      First, 1.0% to the general partner and 99.0% to the Class A limited partners until the class A limited partners receive annual, non-compounded cumulative distributions equal to 10.5% of their contributed capital.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS


1. Organization and Summary of Significant Accounting Policies, continued
   -----------------------------------------------------------

   Cash Distributions, continued
   ------------------

      Second, 1.0% to the general partner and 99.0% to the Class B limited partner until the Class B limited partner receives annual non-compounded cumulative distributions equal to 10.5% of its contributed capital.

      Third, any remaining available cash will be reinvested or distributed to the partners as specified in the Partnership Agreement.

   After the Reinvestment Period (as defined in the Partnership Agreement), available cash will be distributed to the partners as follows:

      First, in accordance with the first and second allocations during the Reinvestment Period as described above.

      Second, 99.0% to the Class A limited partners and 1.0% to the general partner, until the Class A limited partners achieve Payout (as defined in the Partnership Agreement).

      Third, 99.0% to the Class B limited partner, 1.0% to the general partner, until the Class B limited partner achieves Payout (as defined in the Partnership Agreement).

      Fourth, 99.0% to the Class A and Class B limited partners (as a class) and 1.0% to the general partner, until the Class A and Class B limited partners receive cash distributions equal to 170% of their capital contributions.

      Thereafter, 90% to the Class A and Class B limited partners (as a class) and 10% to the general partner.


   Profits and Losses
   ------------------

   There are several special allocations that precede the general allocations of profits and losses to the partners. The most significant special allocations are as follows:

      First, commissions and expenses paid in connection with the sale of Class A limited partner units are allocated 1.0% to the general partner and 99.0% to the Class A limited partners.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies, continued
   -----------------------------------------------------------

   Profits and Losses, continued
   ------------------

      Second, depreciation relating to Partnership equipment and any losses resulting from the sale of equipment are generally allocated 1.0% to the general partner and 99.0% to the limited partners (shared 99.0%/1.0% by the Class A and Class B limited partners, respectively) until the cumulative amount of such depreciation and such losses allocated to each limited partner equals such limited partner's contributed capital reduced by commissions and other expenses paid in connection with the sale of Class A limited partner units allocated to such partner. Thereafter, gain on sale of equipment, if any, will be allocated to the general partner in an amount equal to the sum of depreciation and loss on sale of equipment previously allocated to the general partner.

      Third, notwithstanding anything in the Partnership Agreement to the contrary, and before any other allocation is made, items of income and gain for the current year (or period) shall be allocated, as quickly as possible, to the general partner to the extent of any deficit balance existing in the general partner's capital account as of the close of the immediately preceding year, in order to restore the balance in the general partner's capital account to zero.

   After giving effect to special allocations, profits (as defined in the Partnership Agreement) are first allocated in proportion to, and to the extent of, any previous losses, in reverse chronological order and priority. Any remaining profits are allocated in the same order and priority as cash distributions.

   After giving effect to special allocations, losses (as defined in the Partnership Agreement) are allocated in proportion to, and to the extent of, any previous profits, in reverse chronological order and priority. Any remaining losses are allocated 1.0% to the general partner and 99.0% to the limited partners (shared 99.0%/1.0% by the Class A and Class B limited partners, respectively).

   Financial Reporting
   -------------------

   For financial reporting purposes, net income is allocated to the partners in a manner consistent with the allocation of cash distributions.

   Recently Issued Financial Accounting Standards

   The Partnership adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of ("SFAS No. 121"), effective January 1, 1996. SFAS No. 121 requires that long-lived assets, including operating leases, and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies, continued
   -----------------------------------------------------------

   Recently Issued Financial Accounting Standards, continued

   In performing the review for recoverability, the entity should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Otherwise, an impairment loss is not recognized. Measurement of an impairment loss for long-lived assets, including operating leases, and identifiable intangibles held by the Partnership is based on the fair value of the asset calculated by discounting the expected future cash flows at an appropriate interest rate. The adoption of this statement did not have a material effect on the Partnership's financial condition or results of operations.

   Lease Accounting

   Statement of Financial Accounting Standards No. 13, Accounting for Leases, requires that a lessor account for each lease by the direct finance, sales-type or operating lease method. The Partnership currently utilizes the direct financing and operating methods for all of the Partnership's equipment under lease. Direct finance leases are defined as those leases which transfer substantially all of the benefits and risks of ownership of the equipment to the lessee. For all types of leases, the determination of profit considers the estimated value of the equipment at lease termination, referred to as the residual value. After the inception of a lease, the Partnership may engage in financing of lease receivables on a nonrecourse basis (i.e., "non-recourse debt" or "discounted lease rentals") and/or equipment sale transactions to reduce or recover its investment in the equipment.

   The Partnership's accounting methods and their financial reporting effects are described below.

   Net Investment in Direct Financing Leases ("DFLs")

   The cost of the equipment, including acquisition fees paid to the general partner, is recorded as net investment in DFLs on the accompanying balance sheet. Leasing revenue, which is recognized over the term of the lease, consists of the excess of lease payments plus the estimated residual value over the equipment's cost. Earned income is recognized monthly to provide a constant yield and is recorded as direct finance lease income on the accompanying income statements. Residual values are established at lease inception equal to the estimated value to be received from the equipment following termination of the initial lease (which in certain circumstances includes anticipated re-lease proceeds), as determined by the general partner. In estimating such values, the general partner considers all relevant information regarding the equipment and the lessee.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies, continued
   -----------------------------------------------------------

   Equipment on Operating Leases ("OLs")

   The cost of equipment, including acquisition fees paid to the general partner, is recorded as leased equipment in the accompanying balance sheets and is depreciated on a straight-line basis over the lease term to an amount equal to the estimated residual value at the lease termination date. Leasing revenue consists principally of monthly rents and is recognized as operating lease rentals in the accompanying income statements. Residual values are established at lease inception equal to the estimated value to be received from the equipment following termination of the initial lease (which in certain circumstances includes anticipated re-lease proceeds), as determined by the general partner. In estimating such values, the general partner considers all relevant information and circumstances regarding the equipment and the lessee. Because revenue, depreciation expense and the resultant profit margin before interest expense are recorded on a straight-line basis, and interest expense on discounted lease rentals (discussed below) is recorded on the interest method, lower returns are realized in the early years of the term of an OL and higher returns in later years.

   Nonrecourse Discounting of Rentals

   The Partnership may assign the future rentals from leases to financial institutions, or acquire leases subject to such assignments, at fixed interest rates on a nonrecourse basis. In return for such assigned future rentals, the Partnership receives the discounted value of the rentals in cash. In the event of default by a lessee, the financial institution has a first lien on the underlying leased equipment, with no further recourse against the Partnership. Cash proceeds from such financings, or the assumption of such financings, are recorded on the balance sheet as discounted lease rentals. As lessees make payments to financial institutions, leasing revenue and interest expense are recorded.

   Allowance for Losses

   An allowance for losses is maintained at levels determined by the general partner to adequately provide for any other-than-temporary declines in asset values. In determining losses, economic conditions, the activity in the used equipment markets, the effect of actions by equipment manufacturers, the financial condition of lessees, the expected courses of action by lessees with regard to leased equipment at termination of the initial lease term, and other factors which the general partner believes are relevant, are considered. Asset chargeoffs are recorded upon the termination or remarketing of the underlying assets. The lease portfolio is reviewed quarterly to determine the adequacy of the allowance for losses.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies, continued
   -----------------------------------------------------------

   Transactions Subsequent to Initial Lease Termination

   After the initial term of equipment under lease expires, the equipment is either sold or re-leased to the existing lessee or another third party. The remaining net book value of equipment sold is removed and gain or loss recorded when equipment is sold. The accounting for re-leased equipment is consistent with the accounting described under "Net Investment in Direct Financing Leases" and "Equipment on Operating Leases" above.

   Income Taxes

   No provision for income taxes has been made in the financial statements since taxable income or loss is recorded in the tax return of the individual partners.

   Cash Equivalents

   The Partnership considers short-term, highly liquid investments that are readily convertible to known amounts of cash to be cash equivalents.

   Cash equivalents of $2,491,000 at December 31, 1996, are comprised of an investment in a mutual fund which invests solely in U.S. Government treasury bills having maturities of 90 days or less.

   Net Income Per Class A Limited Partner Unit

   Net income per Class A limited partner unit is computed by dividing the net income allocated to the Class A limited partners by the weighted average number of Class A limited partner units outstanding during the period.


2. Net Investment in Direct Finance Leases
   ---------------------------------------

   The components of the net investment in direct finance leases as of December 31, 1996 were:

   Minimum lease payments receivable                               $ 196,123
   Estimated residual values                                          19,627
   Less unearned income                                              (33,422)
                                                                   ---------

        Total                                                      $ 182,328
                                                                   =========

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS

3. Leased Equipment
   ----------------

   The Partnership's investment in equipment on operating leases by major classes as of December 31, 1996 were:

   Transportation and industrial equipment                      $ 10,188,595
   Computer equipments and peripherals                             3,569,359
   Other                                                              30,988
                                                                ------------
                                                                  13,788,942
   Less accumulated depreciation                                    (681,409)
                                                                ------------
                                                                $ 13,107,533
                                                                ============

   Depreciation expense for 1996 was $681,409.

4. Future Minimum Lease Payments
   -----------------------------

   Future minimum lease payments receivable from noncancelable leases as of December 31, 1996 are as follows:

   Years Ending December 31,                        DFLs               OLs
   -------------------------                        ----               ---

           1997                                 $    67,260       $ 3,522,304
           1998                                      67,260         3,477,210
           1999                                      43,185         2,516,090
           2000                                      11,867         1,403,995
           2001                                       6,651           711,339
           Thereafter                                     -            68,455
                                                -----------       -----------
                Total                           $   196,123       $11,699,393
                                                ===========       ===========

5. Discounted Lease Rentals
   ------------------------

   Discounted lease rentals outstanding at December 31, 1996 bear interest at rates primarily ranging between 4.90% and 11.65%. Aggregate maturities of such non-recourse obligations are:

      Years Ending December 31,
      -------------------------

            1997                                              $   790,395
            1998                                                  790,396
            1999                                                  600,933
            2000                                                  341,579
            2001                                                  202,700
            Thereafter                                             39,236
                                                              -----------
                                                              $ 2,765,239
                                                              ===========

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS


6. Transactions With the General Partner and Affiliates
   ----------------------------------------------------

   Sales Commissions and Offering Costs
   ------------------------------------

   Under the terms of the Partnership Agreement, CAI Securities Corporation, an affiliate of the general partner, is entitled to receive sales commissions and wholesaling fees equal to 10% of the Class A limited partners' capital contributions, up to 9% of which is paid to participating broker-dealers. During 1996, CAI Securities Corporation earned commissions and fees in the amount of $1,545,528, including $1,324,225 that was paid to participating broker-dealers.

   As provided in the Partnership Agreement, the general partner earned $618,112 as reimbursement for expenses incurred during 1996, in connection with the organization of the Partnership and the offering of Class A limited partner units. The general partner also received $66,630 (of which $38,043 was paid in January 1997) as reimbursement for due diligence expenses incurred during 1996.

   Capital Contributions
   ---------------------

   Under terms of the Partnership Agreement, the Class B limited partner made capital contributions to the Partnership of $150,000 during 1996.

   Origination Fee and Evaluation Fee
   ----------------------------------

   The general partner receives a fee equal to 3.5% of the sales price of equipment sold to the Partnership (up to a maximum cumulative amount as specified in the Partnership Agreement), 1.5% of which represents compensation for selecting, negotiating and consummating the acquisition of the equipment and 2% of which represents reimbursement for services rendered in connection with evaluating the suitability of the equipment and the credit worthiness of the lessees. Origination and evaluation fees totaled $463,529 in 1996, all of which were capitalized by the Partnership as part of the cost of equipment on operating leases and net investment in direct financing leases.

   Management Fees
   ---------------

   The general partner receives management fees as compensation for services performed in connection with managing the Partnership's equipment equal to 2% of gross rentals received as permitted under terms of the Partnership Agreement. Such fees totaled $17,688 (of which $8,510 was paid in January
   1997) for 1996.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS

6. Transactions With the General Partner and Affiliates, continued
   ----------------------------------------------------

   Direct Services
   ---------------

   The general partner and its affiliates provide accounting, investor relations, billing, collecting, asset management, and other administrative services to the Partnership. The Partnership reimburses the general partner for these services performed on its behalf as permitted under the terms of the Partnership Agreement. Such reimbursements totaled $41,376 ($6,386 of which were paid in January 1997) during 1996.

   Equipment Purchases
   -------------------

   The Partnership purchased equipment from CAII, with a total purchase price of $13,991,309 (including $849,244 of discounted lease rentals) during 1996. The Partnership purchased the equipment at CAII's historical cost plus reimbursement of other net acquisition costs, as provided for in the Partnership Agreement.

   Payable to Affiliates
   ---------------------

   Payable to affiliates consists of direct services, management fees, sales commissions, wholesaling fees and organization and offering expense reimbursements with respect to Class A limited partner units payable to the general partner and its affiliates.

7. Tax Information (Unaudited)
   ---------------------------

   The following reconciles net income for financial reporting purposes to the income for federal income tax purposes for the period ended December 31, 1996:

   Net income per financial statements                             $ 102,627
   Direct financing leases                                            20,040
   Depreciation                                                     (567,815)
   Other                                                              87,042
                                                                   ---------
   Partnership income for federal income tax purposes              $(358,106)
                                                                   =========

   The following reconciles partners' capital for financial reporting purposes to partners' capital for federal income tax purposes as of December 31, 1996:

   Partners' capital per financial statements                   $ 13,024,617
   Commissions and offering costs                                  2,230,270
   Direct financing leases                                            20,040
   Depreciation                                                     (567,815)
   Other                                                              81,277
                                                                ------------
   Partners' capital for federal income tax purposes            $ 14,788,389
                                                                ============

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS

8. Concentration of Credit Risk
   ----------------------------

   Approximately 88% of the Partnership's equipment under lease was leased to investment grade companies. Pursuant to the Partnership Agreement, an investment grade lessee is a company (i) with a net worth in excess of $100,000,000 (and no debt issues that are rated), or (ii) with a credit rating of not less than Baa as determined by Moody's Investor Services, Inc. or comparable credit rating as determined by another recognized credit rating service; or a lessee, all of whose lease payments have been unconditionally guaranteed or supported by a letter of credit issued by a company meeting one of the above requirements.

   General Motors, Lucent Technologies and Staples, Inc. accounted for approximately 48% ($453,460) of total revenue of the Partnership during 1996. This concentration is attributable to placement of equipment with these lessees during the first nine months of the Partnership's operations. Rental revenue from these lessees constituted a larger percentage of the Partnership's total 1996 revenue than expected in future fiscal periods, as additional leases are acquired by the Partnership.

   The Partnership's cash balance is maintained with a high credit quality financial institution. At times, such balances may be in excess of the FDIC insurance limit due to the receipt of lockbox amounts that have not cleared the presentment bank (generally for less than two days). As the funds become available, they are invested in a money market mutual fund.

9. Disclosures about Fair Value of Financial Instruments
   -----------------------------------------------------

   Statement of Financial Standards No. 107 ("SFAS No. 107"), Disclosures about Fair Value of Financial Instruments specifically excludes certain items from its disclosure requirements such as the Partnership's investment in leased assets. The carrying amounts at December 31, 1996 for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, payable to affiliates, rents and sale proceeds received in advance and distributions payable to partners approximate their fair values due to the short maturity of these instruments.

   As of December 31, 1996, the carrying value of discounted lease rentals approximates its fair value because the debt was recently acquired.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

                                 BALANCE SHEETS
                                   (Unaudited)


                                     ASSETS

                                                     June 30,    December 31,
                                                      1997           1996
                                                   -----------   ------------

Cash and cash equivalents                          $ 6,602,408    $ 3,286,072
Accounts receivable                                    306,233         76,524
Receivable from affiliates                              13,057              -
Net investment in direct finance leases              3,696,432        182,328
Leased equipment, net                               36,898,920     13,107,533
                                                   -----------    -----------

   Total assets                                    $47,517,050    $16,652,457
                                                   ===========    ===========

                        LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:

Accounts payable and accrued liabilities           $   493,601    $   658,229
Payable to affiliates                                   77,026         43,483
Rents received in advance                               14,603         31,991
Distributions payable to partners                      292,583        128,898
Discounted lease rentals                            20,974,612      2,765,239
                                                   -----------    -----------
   Total liabilities                                21,852,425      3,627,840
                                                   -----------    -----------

PARTNERS' CAPITAL:
  General partner                                           -              -

  Limited Partners:
    Class A                                         25,367,938     12,878,374
    Class B                                            296,687        146,243
                                                   -----------    -----------

Total partners' capital                             25,664,625     13,024,617
                                                   -----------    -----------

Total liabilities and partners' capital            $47,517,050    $16,652,457
                                                   ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

                              STATEMENTS OF INCOME
                                   (Unaudited)


                                                                  For the period                         For the period
                                                                    from the                               from the
                                                                   Commencement                           Commencement
                                                 Three Months     of Operations         Six Months       of Operations
                                                   ended         (April 16, 1996)         ended          (April 16, 1996)
                                                June 30, 1997    to June 30, 1996      June 30, 1997    to June 30, 1996
                                                -------------    ----------------      -------------    ----------------

REVENUE:
  Operating lease rentals                        $2,842,519       $   56,739           $4,348,365           $   56,739
  Direct finance lease income                        72,160                -              100,282                    -
  Interest income                                    45,829            5,079               95,807                5,079
                                                 ----------       ----------           ----------           ----------
     Total revenue                                2,960,508           61,818            4,544,454               61,818
                                                 ----------       ----------           ----------           ----------

EXPENSES:
  Depreciation and amortization                   2,305,959           28,283            3,497,553               28,283
  Direct services from general partner               19,238            6,855               41,410                6,855
  Management fees paid to general partner            60,585              761               90,698                  761
  General and administrative                         36,748              741               72,625                  741
  Interest on discounted lease rentals              359,961                -              508,849                    -
                                                 ----------       ----------           ----------           ----------
     Total expenses                               2,782,491           36,640            4,211,135               36,640
                                                 ----------       ----------           ----------           ----------

NET INCOME                                       $  178,017       $   25,178           $  333,319           $   25,178
                                                 ==========       ==========           ==========           ==========

NET INCOME ALLOCATED:
  To the general partner                         $   17,933       $    3,762           $   34,473           $    3,762
  To the Class A limited partners                   158,454           21,197              295,802               21,197
  To the Class B limited partner                      1,630              219                3,044                  219
                                                 ----------       ----------           ----------           ----------
                                                 $  178,017       $   25,178           $  333,319           $   25,178
                                                 ==========       ==========           ==========           ==========

Net income per weighted average Class A
  limited partner unit outstanding               $      .58       $     1.07           $     1.26           $     1.07
                                                 ==========       ==========           ==========           ==========

Weighted average Class A limited partner
  units outstanding                                 271,648           19,754              234,694               19,754
                                                 ==========       ==========           ==========           ==========

   The accompanying notes are an integral part of these financial statements.



                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

                         STATEMENT OF PARTNERS' CAPITAL
                     For the six months ended June 30, 1997
                                   (Unaudited)



                                           Class A
                                           Limited      Class A        Class B
                               General     Partners     Limited        Limited
                               Partner      Units       Partners       Partner        Total
                               -------      -----       --------       -------        -----

Partners' capital,
  January 1, 1997           $       -     154,503   $ 12,878,374    $ 146,243    $ 13,024,617
Capital contributions               -     156,750     15,670,067      160,000      15,830,067
Volume discount                     -           -         (6,000)           -          (6,000)
Commissions and offering
  costs on sale of Class A
  limited partner units       (22,532)          -     (2,224,611)           -      (2,247,143)
Redemptions                         -           -         (7,274)           -          (7,274)
Net income                     34,473           -        295,802        3,044         333,319
Distributions declared
  to partners                 (11,941)          -     (1,238,420)     (12,600)     (1,262,961)
                            ---------    --------   ------------    ---------    ------------

Partners' capital,
  June 30, 1997             $       -     311,253   $ 25,367,938    $ 296,687    $ 25,664,625
                            =========    ========   ============    =========    ============













   The accompanying notes are an integral part of these financial statements.




                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                                                For the period
                                                                                                   from the
                                                                                                 Commencement
                                                                              Six months        of Operations
                                                                                ended          (April 16, 1996)
                                                                             June 30, 1997     to June 30, 1996
                                                                             -------------     ----------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                    $  3,812,110       $     58,386
                                                                             ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment on operating leases from affiliate                   (13,968,184)        (1,057,576)
  Investment in direct finance leases, acquired from affiliate                   (536,466)                 -
                                                                             ------------       ------------
Net cash used in investing activities                                         (14,504,650)        (1,057,576)
                                                                             ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from Class A capital contributions                                  15,670,067          2,532,424
  Proceeds from Class B capital contributions                                     160,000             20,000
  Proceeds from discounted lease rentals                                        3,695,735                  -
  Principal payments on discounted lease rentals                               (2,159,424)                 -
  Redemptions of Class A limited partner units                                     (7,274)                 -
  Commissions paid to affiliate in connection
    with the sale of Class A limited partner units                             (1,573,007)          (250,315)
  Non-accountable organization and offering expenses
    reimbursement paid to the general partner in connection
    with the sale of Class A limited partner units                               (677,944)          (100,026)
  Distributions to partners                                                    (1,099,277)            (5,139)
                                                                             ------------       ------------

Net cash provided by financing activities                                      14,008,876          2,196,944
                                                                             ------------       ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                       3,316,336          1,197,754

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                3,286,072                  -
                                                                             ------------       ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                   $  6,602,408       $  1,197,754
                                                                             ============       ============

Supplemental disclosure of cash flow information:
  Interest paid on discounted lease rentals                                  $    508,849       $          -
Supplemental disclosure of noncash investing and
financing activities:
  Discounted lease rentals assumed in equipment acquisitions                   16,673,062                  -

   The accompanying notes are an integral part of these financial statements.


                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)



1. Basis of Presentation:
   ---------------------

   The accompanying unaudited balance sheet has been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X.
   Accordingly, they do not include all of the information and disclosures required by generally accepted accounting principles for annual financial statements. In the opinion of the general partner, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The balance sheet at December 31, 1996 has been derived from the audited financial statements included in the Partnership's 1996 Form 10-K. For further information, refer to the financial statements of Capital Preferred Yield Fund-IV, L.P. (the "Partnership"), and the related notes, included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10- K"), previously filed with the Securities and Exchange commission.


2. Transactions With the General Partner and Affiliates
   ----------------------------------------------------

   SALES COMMISSIONS AND OFFERING COSTS

   Under the terms of the Partnership Agreement, CAI Securities Corporation, an affiliate of the general partner, is entitled to receive sales commissions and wholesaling fees equal to 10% of the Class A limited partners' capital contributions, up to 9% of which is paid to participating broker-dealers. During the six months ended June 30, 1997, CAI Securities Corporation earned commissions and fees in the amount of $1,567,007 ($1,336,866 of which was paid to participating broker-dealers).

   As provided in the Partnership Agreement, the general partner earned $626,803 as reimbursement for expenses incurred during the six months ended June 30, 1997 in connection with the organization of the Partnership and the offering of Class A limited partner units. The general partner also received $53,333 ($30,779 of which was paid in July 1997) as reimbursement for due diligence expenses incurred during the six months ended June 30, 1997.

   As provided in the Prospectus, a volume discount, equal to 1.0% of the purchase price per unit for all purchases of $500,000 or more, was granted during the six months ended June 30, 1997 in the amount of $6,000.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

2. Transactions With the General Partner and Affiliates, continued
   ----------------------------------------------------

   DIRECT SERVICES:

   The general partner and its affiliates provide accounting, investor relations, billing, collecting, asset management, and other administrative services to the Partnership. The Partnership reimburses the general partner for these services performed on its behalf as permitted under the terms of the Partnership Agreement. Such reimbursements totaled $41,410 ($6,232 of which were paid in July 1997) during the six months ended June 30, 1997.

   PAYABLE TO AFFILIATES:

   Payable to affiliates consists of direct services, management fees, sales commissions, wholesaling fees, organization and offering expense reimbursements with respect to Class A limited partner units payable to the general partner and its affiliates.

   RECEIVABLE FROM AFFILIATES

   Receivable from affiliates represents a $10,000 Class B contribution for June that was paid in July and an overpayment of $3,057 to the general partner for equipment purchased during June of 1997.

3. During  the  period  ending  June 30,  1997,  the  Partnership  acquired  the
   equipment  described  below  from  Capital  Associates  International,   Inc.
   ("CAII"):


                                                                                                   Total
                                                                                Acquisition      Equipment
                                      Equipment                    Cost of       Fees and        Purchase
           Lessee                    Description                  Equipment    Reimbursement      Price
   ---------------------        ----------------------          ------------   -------------   ------------

   Alcoa Fujikura               Forklifts                       $  1,462,149   $    49,555     $  1,511,704
   Alliant Techsystems          Lathe                                242,205         8,392          250,597
   Applied Magnetics            Teching system                     1,182,922        40,988        1,223,910
   Arqule, Inc.                 Research & development             2,332,820        80,832        2,413,652
   Brown Strauss                Forklifts                            271,923         9,422          281,345
   Burlingame Industries        Forklifts                             63,433         2,198           65,631
   Christy's Market             Food service equipment               761,846        26,398          788,244
   Chrysler Corp.               Forklifts                          1,020,599        35,364        1,055,963
   Consolidated Diesel          Burden carriers                       18,376           637           19,013
   Darigold, Inc.               Forklifts                             81,230         2,815           84,045

                                      C-22




                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

3.    (continued)

                                                                                                   Total
                                                                                Acquisition      Equipment
                                      Equipment                    Cost of       Fees and        Purchase
           Lessee                    Description                  Equipment    Reimbursement      Price
   ---------------------        ----------------------          ------------   -------------   ------------

   Dewolfe Company              Computer equipment              $    553,977   $    19,195     $    573,172
   Enogex, Inc.                 Computer equipment                   915,365        31,717          947,082
   General Motors Corp.         Forklifts                            648,200        22,460          670,660
   General Motors Corp.         Machine tools                        269,075         9,323          278,398
   Genetics Institute           Research & development             1,008,407        34,941        1,043,348
   Georgetown Steel             Lift trucks                           91,558         3,172           94,730
   GS Technologies              Truck scale                           57,821         2,004           59,825
   Heluva Good Cheese           Material handling                     47,066         1,599           48,665
   Home Depot, Inc.             Lift trucks                          555,952        18,864          574,816
   Hughes Aircraft              Lift trucks                          338,459        11,728          350,187
   In Home Health, Inc.         Furniture, fixture & equipment        13,063           453           13,516
   International Paper          Material handling equipment          447,538        15,507          463,045
   Lear Corp.                   Computer equipment                    70,730         2,348           73,078
   Lexmark                      Stencil printers                     675,514        23,407          698,921
   Louisiana Workers Comp.      Computer equipment                    53,671         1,860           55,531
   Lucas Industries             Manufacturing equipment              823,887        28,548          852,435
   Matsushita                   Phone system                         110,432         3,826          114,258
   Morgan Construction          Production equipment               1,278,202        44,290        1,322,492
   Nabisco                      Sweeper                               17,248           598           17,846
   National Broadcasting Co.    Broadcast video equipment            319,785         9,879          329,664
   New York Hospital            Imaging system                       228,796         7,928          236,724
   Northwestern University      Test equipment                       137,343         4,759          142,102
   Oklahoma Gas & Electric      Computer equipment                 2,862,444        99,184        2,961,628
   Owens Corning                Computer equipment                   938,157        32,507          970,664
   Precision Castparts          Forklifts                            157,036         5,441          162,477
   Robertshaw Controls          Manufacturing equipment            1,350,201        46,784        1,396,985
   Texas Instruments            Manufacturing equipment              620,338        21,495          641,833
   The Foxboro Company          Manufacturing equipment            4,584,226       158,843        4,743,069
   Thomson Industries           Manufacturing equipment              493,409        17,097          510,506
   Total System Services        Mail sorter                        1,043,330        35,388        1,078,718
   Triconex Corporation         Manufacturing                        462,208        16,016          478,224
   Unicco Service Co.           Sweeper/scrubber                      30,648         1,062           31,710
   United Artists               Projection equipment                 663,318        22,984          686,302

                                      C-23




                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

3. (continued)

                                                                                                   Total
                                                                                Acquisition      Equipment
                                      Equipment                    Cost of       Fees and        Purchase
           Lessee                    Description                  Equipment    Reimbursement      Price
   ---------------------        ----------------------          ------------   -------------   ------------

   Universal Forest Products    Forklifts                       $    147,962   $     5,127     $    153,089
   US Sugar                     Excavator                            327,528        11,349          338,877
   USS/Kobe Steel               Lift trucks                          276,157         9,569          285,726
   Xerox                        Test equipment                        80,515         2,790           83,305
                                                                ------------   -----------     ------------
                                                                $ 30,137,069   $ 1,040,643     $ 31,177,712
                                                                ============   ===========     ============


   As of June 30, 1997, the general partner had identified $4.5 million of equipment that satisfied the Partnership's investment criteria that is expected to be acquired during the remainder of 1997.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------







THE BOARD OF DIRECTORS
CAI EQUIPMENT LEASING V CORP.:

We have audited the accompanying balance sheet of CAI Equipment Leasing V Corp. (a wholly owned subsidiary of Capital Associates, Inc.) as of May 31, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of CAI Equipment Leasing V Corp. as of May 31, 1997, in conformity with generally accepted accounting principles.



                                      /s/KPMG Peat Marwick LLP
                                      ------------------------
                                      KPMG Peat Marwick LLP



Denver, Colorado
July 11, 1997

CAI EQUIPMENT LEASING V CORP.
(A WHOLLY-OWNED SUBSIDIARY OF CAPITAL ASSOCIATES, INC.)

BALANCE SHEET

MAY 31, 1997

--------------------------------------------------------------------------------


Assets
------

Cash                                                            $       900
Investment in and receivable from Capital Preferred
  Yield Fund-IV, L.P. (note 4)                                       23,115
Organization and offering expenses of
  Capital Preferred Yield Fund-IV, L.P. (note 2)                    647,478
                                                                -----------

  Total assets                                                  $   671,493
                                                                ===========

Liabilities and Stockholder's Equity
------------------------------------

Payable to affiliate (note 4)                                   $   650,414
                                                                -----------

   Commitments and contingencies (note 1)

Stockholder's equity:
  Common stock $.01 par value, authorized
    issued and outstanding, 1,000 shares                                 10
  Additional paid-in capital                                      1,000,990
  Less demand note receivable from
    Capital Associates, Inc. (note 3)                            (1,000,000)
  Retained earnings                                                  20,079
                                                                -----------

  Total stockholder's equity                                         21,079
                                                                -----------

  Total liabilities and stockholder's equity                    $   671,493
                                                                ===========







See accompanying notes to balance sheet.

CAI EQUIPMENT LEASING V CORP.
(A WHOLLY-OWNED SUBSIDIARY OF CAPITAL ASSOCIATES, INC.)

NOTES TO BALANCE SHEET

MAY 31, 1997
--------------------------------------------------------------------------------



(1)   ORGANIZATION AND PURPOSE

      CAI Equipment Leasing V Corp. (the "Company"), a wholly-owned subsidiary of Capital Associates, Inc. ("CAI"), was incorporated in the State of Colorado on December 15, 1995 for the purpose of acting as general partner of Capital Preferred Yield Fund-IV, L.P., a Delaware Limited Partnership (the "Partnership"). The primary activity of the Partnership is to acquire equipment on lease to creditworthy lessees. The fiscal year end of the Company is May 31.

      As general partner, the Company is primarily responsible for the acquisition, leasing and remarketing of the Partnership's equipment. The Company also provides day-to-day management, accounting, investor relations and other administrative services to the Partnership. The
      Company has agreed to pay all of the Partnership's organization and offering expenses. The Company is reimbursed by the Partnership for Partnership organization and offering expenses in an amount equal to 4% of gross offering proceeds, which may be more or less than the expenses incurred by the Company.

      Capital Associates International, Inc. ("CAII"), a wholly-owned subsidiary of CAI, is committed to contribute cash to the Partnership equal to 1% of gross offering proceeds from the sale of Class A limited partnership interest in exchange for a Class B limited partnership interest.

      The Company will receive Computer equipment system support and usage, financial management services and other corporate administrative services from CAII and its affiliates at no cost.

      The Company has guaranteed the repayment of certain indebtedness of CAII under the terms of a Continuing Guaranty, Security and Subordination Agreement (the "Agreement"). The amount of the guarantee will not exceed the net worth of the Company, after deducting the note receivable from CAI (the "Note") (as discussed in Note 3). The Agreement grants the counterparty a security interest in all of the existing and future assets of the Company other than the Note to secure repayment of the indebtedness.

(2)   SIGNIFICANT ACCOUNTING POLICIES

      (a)   Basis of Presentation

      The accompanying balance sheet has been prepared on the accrual basis of accounting. The carrying amounts of financial instruments at May 31, 1997 approximate fair value.

CAI EQUIPMENT LEASING V CORP.
(A WHOLLY-OWNED SUBSIDIARY OF CAPITAL ASSOCIATES, INC.)

NOTES TO BALANCE SHEET (CONTINUED)

MAY 31, 1997
--------------------------------------------------------------------------------



      (b) Investment in Capital Preferred Yield Fund-IV, L.P.

      The Company's investment in the Partnership is accounted for using the equity method. Income related to the Company's Partnership investment is recorded when earned. Cash distributions received from the Partnership reduce the Company's investment in the Partnership. Income related to management and equipment acquisition services is recorded when earned.

      (c) Organization and Offering Expenses of Capital Preferred Yield Fund-IV, L.P.

      The Company has incurred, and will continue to incur, certain expenses in connection with the organization of the Partnership and the registration offering of Class A limited partnership interests for sale to the public. The Company anticipates recovering these expenses through nonaccountable organization and offering expense reimbursements paid to the Company by the Partnership in connection with the sale of limited partnership interests. In the event the total organization and offering expenses incurred by the Company exceed reimbursements, the excess expenses will be capitalized as an additional investment in the Partnership and amortized over the estimated remaining life of the Partnership.

      (d)   Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

      (e)   Income Taxes

      The operations of the Company are included in the consolidated income tax return of CAI. No income tax expense or benefit has been allocated to the Company by CAI. Both the Company and CAI account for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires the use of the asset and liability method of accounting for income taxes.

CAI EQUIPMENT LEASING V CORP.
(A WHOLLY-OWNED SUBSIDIARY OF CAPITAL ASSOCIATES, INC.)

NOTES TO BALANCE SHEET (CONTINUED)

MAY 31, 1997
--------------------------------------------------------------------------------



(3)   DEMAND NOTE RECEIVABLE

      The demand note receivable ("Note") is due, on demand, from CAI and is noninterest bearing. The Note represents a portion of the initial capital contribution to the Company by CAI and will be classified as a reduction of stockholder's equity until paid. In addition, CAI has agreed to contribute such additional amount or amounts necessary, if any, to maintain the net worth of the Company and its partnership status for Federal income tax purposes.

      CAI presently funds its operations using its recourse credit facility. CAI will be required to maintain compliance with the terms of such facility in order to pay the balance of the Note.

(4)   RELATED PARTY TRANSACTIONS

      Receivable from Capital Preferred Yield Fund-IV, L.P. represents general partner distributions due from the Partnership.

      Payable to affiliate represents amounts paid on behalf of the Company by CAII for organization and offering expenses of the Partnership.

                          INDEPENDENT AUDITORS' REPORT







The Stockholders and Directors
Capital Associates, Inc.:

We have audited the accompanying consolidated balance sheet of Capital Associates, Inc. and subsidiaries as of May 31, 1997. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Capital Associates, Inc. and subsidiaries as of May 31, 1997, in conformity with generally accepted accounting principles.


                                    /s/KPMG Peat Marwick LLP
                                    -------------------------
                                    KPMG Peat Marwick LLP




Denver, Colorado
July 11, 1997

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
               (Dollars in thousands, except shares and par value)

                                     ASSETS

                                                                    May 31, 1997
                                                                    ------------

Cash and cash equivalents                                             $   6,194
Receivable from affiliated limited partnerships                             726
Accounts receivable, net                                                    417
Equipment held for sale or re-lease                                       1,242
Residual values, net, arising from equipment under
  lease sold to private investors                                         4,334
Net investment in direct finance leases                                   7,700
Leased equipment, net                                                    71,443
Investment in affiliated limited partnerships                             6,642
Other                                                                     3,674
Deferred income taxes                                                     2,300
Discounted lease rentals assigned to lenders arising
  from equipment sale transactions                                       41,845
                                                                      ---------
                                                                      $ 146,517
                                                                      =========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Recourse bank debt                                                    $  20,712
Accounts payable - equipment purchases                                   30,231
Accounts payable and other liabilities                                   10,607
Discounted lease rentals                                                 61,466
                                                                      ---------
                                                                        123,016
                                                                      ---------

Commitments and contingencies (Notes 10, 13 and 14)

Stockholders' equity:
  Common stock, $.008 par value, 15,000,000 shares
    authorized, 5,157,000 and 5,139,000 shares issued                        32
  Additional paid-in capital                                             16,897
  Retained earnings                                                       6,854
  Treasury stock, at cost                                                  (282)
                                                                      ---------
     Total stockholders' equity                                          23,501
                                                                      ---------
                                                                      $ 146,517
                                                                      =========

 The accompanying notes are an integral part of this consolidated balance sheet.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET


 1.  Summary of Significant Accounting Policies
     ------------------------------------------

     GENERAL ACCOUNTING PRINCIPLES
     -----------------------------

     NATURE OF OPERATIONS

     Capital Associates, Inc. ("CAI" or the "Company") was incorporated as a holding company in October 1986. Its principal operating subsidiary, Capital Associates International, Inc. ("CAII"), is primarily engaged in
     (1) buying, selling, leasing, and remarketing new and used equipment, (2) managing equipment on and off lease, (3) sponsoring, co-sponsoring, managing and co-managing publicly-registered income funds and (4) arranging equipment-related financing. The principal market for the Company's activities is the United States.

     USE OF ESTIMATES

     The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. For leasing entities, this is principally the estimate of residual values, as discussed below. Actual results could differ from those estimates.

     PRINCIPLES OF CONSOLIDATION

     The consolidated balance sheet includes the accounts of CAI and its subsidiaries. Intercompany accounts and transactions are eliminated in consolidation.

     The Company has investments in affiliated public income funds (the "PIFs", consisting of both general partnership and subordinated limited partnership interests) and other 50%-or-less owned entities. Such investments are primarily accounted for using the equity method.

     The  parent   company's   assets  consist  solely  of  its  investments  in
     subsidiaries and it has no liabilities separate from its subsidiaries.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include highly liquid investments with an original maturity of three months or less.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET


 1.  Summary of Significant Accounting Policies, continued
     ------------------------------------------

     GENERAL ACCOUNTING PRINCIPLES, continued
     -----------------------------

     INCOME TAXES

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     EQUIPMENT HELD FOR SALE OR RE-LEASE

     Equipment held for sale or re-lease, recorded at the lower of cost or market value less cost to sell, consists of equipment previously leased to end users which has been returned to the Company following lease expiration. The May 31, 1997 carrying value consists primarily of one aircraft.

     STOCK OPTION PLAN

     Prior to June 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB Opinion No. 25"), and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On June 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in fiscal year 1996 and future fiscal years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

 1.  Summary of Significant Accounting Policies, continued
     ------------------------------------------

     GENERAL ACCOUNTING PRINCIPLES, continued
     -----------------------------

     RECENTLY ISSUED FINANCIAL ACCOUNTING STANDARDS

     During fiscal 1997, the Company adopted SFAS No. 125, Accounting for Transfer and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS No. 125"). SFAS No. 125 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of SFAS No. 125 did not have a material impact on the Company's financial position or results of operations.


     EQUIPMENT LEASING AND SALES

     LEASE ACCOUNTING - Statement of Financial Accounting Standards No. 13, Accounting for Leases, requires that a lessor account for each lease by either the direct financing, sales-type or operating lease method. Direct financing and sales-type leases are defined as those leases which transfer substantially all of the benefits and risks of ownership of the equipment to the lessee. The Company currently utilizes (i) the direct financing or the operating lease method for substantially all of the Company's lease originations and (ii) the sales-type or the operating lease method for substantially all lease activity for an item of equipment subsequent to the expiration of the initial lease term. After the origination of a lease, the Company may engage in financing of lease receivables on a non-recourse basis (i.e., "non-recourse debt" or "discounted lease rentals") and/or equipment sale transactions to reduce or recover its investment in the equipment.

     The Company's accounting methods and their financial reporting effects are described below:

         LEASE INCEPTION

         DIRECT FINANCING LEASES ("DFLs") - The cost of equipment is recorded as net investment in DFLs. Residual values are established at lease inception equal to the estimated value to be received from the equipment following termination of the initial lease (which in certain circumstances includes anticipated re-lease proceeds) as determined by the Company. In estimating such values, the Company considers all relevant information and circumstances regarding the equipment and the lessee.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET


 1.  Summary of Significant Accounting Policies, continued
     ------------------------------------------

     GENERAL ACCOUNTING PRINCIPLES, continued
     -----------------------------

     EQUIPMENT LEASING AND SALES, continued

         OPERATING LEASES ("OLs") - The cost of equipment is recorded as leased equipment and is depreciated on a straight-line basis over the lease term to an amount equal to the estimated residual value at the lease termination date. Residual values are established at lease inception equal to the estimated value to be received from the equipment following termination of the initial lease (which in certain circumstances includes anticipated re-lease proceeds) as determined by the Company. In estimating such values, the Company considers all relevant information and circumstances regarding the equipment and the lessee.

         TRANSACTIONS SUBSEQUENT TO LEASE INCEPTION

         NON-RECOURSE DISCOUNTING OF RENTALS - The Company may assign the future rentals from leases to financial institutions at fixed interest rates on a non-recourse basis. In return for such assigned future rentals, the Company receives the discounted value of the rentals in cash. In the event of default by a lessee, the financial institution has a first lien on the underlying leased equipment, with no further recourse against the Company. Cash proceeds from such financings are recorded on the balance sheet as discounted lease rentals.

         SALES TO PRIVATE INVESTORS OF EQUIPMENT UNDER LEASE - The Company may sell title to leased equipment that in some cases is subject to existing discounted lease rentals in equipment sale transactions with third-party investors. In such transactions, the investors obtain ownership of the equipment as well as rights to equipment rentals. Upon sale, the Company records equipment sales revenue equal to the sales price of the equipment which may include a residual interest retained by the Company (recorded as an asset at present value using an appropriate interest rate) and records equipment sales cost equal to the carrying value of the related assets (including remaining unamortized IDC).

         Other accounts arising from private equity sales include:

            DISCOUNTED LEASE RENTALS, ETC. - Pursuant to FASB Technical Bulletin No. 86-2, although private investors and PIFs may acquire the equipment sold to them by the Company subject to the associated non-recourse debt (i.e., discounted lease rentals), the debt is not removed from the balance sheet unless such debt has been legally assumed by the third-party investors. If not legally assumed, a corresponding asset ("discounted lease rentals assigned to lenders arising from equipment sale transactions") is recorded representing the present value of the end user rentals receivable relating to such transactions.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

 1.  Summary of Significant Accounting Policies, continued
     ------------------------------------------

     GENERAL ACCOUNTING PRINCIPLES, continued
     -----------------------------

     EQUIPMENT LEASING AND SALES, continued

         TRANSACTIONS SUBSEQUENT TO INITIAL LEASE TERMINATION

         After the initial term of equipment under lease expires, the equipment is either sold or re-leased. When the equipment is sold, the remaining net book value of equipment sold is removed and gain or loss recorded. When the equipment is re-leased, the Company utilizes the sales-type method (described below) or the OL method (described above).

         Sales-type Leases
         -----------------

         The excess of the present value of (i) future rentals and (ii) the estimated residual value (collectively, "the net investment") over the carrying value of the equipment subject to the sales-type lease is reflected in operations at the inception of the lease. Thereafter, the net investment is accounted for as a DFL, as described above.

     ALLOWANCE FOR LOSSES

     An allowance for losses is maintained at levels determined by management to adequately provide for any other than temporary declines in asset values. In determining losses, economic conditions, the activity in used equipment markets, the effect of actions by equipment manufacturers, the financial condition of lessees, the expected courses of action by lessees with regard to leased equipment at termination of the initial lease term, and other factors which management believes are relevant, are considered. Recoverability of an asset value is measured by a comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. If a loss is indicated, the loss to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Asset chargeoffs are recorded upon the termination or remarketing of the underlying assets. Assets are reviewed quarterly to determine the adequacy of the allowance for losses.

     The Company evaluates the realizability of the carrying value of its investment in its PIFs based upon all estimated future cash flows from the PIFs. As a result of such analyses, certain distributions have been accounted for as a recovery of cost instead of income.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

 2.  Residual  Values  Arising  from  Equipment  Under  Lease  Sold  to  Private
     ---------------------------------------------------------------------------
     Investors
     ---------

     As of May 31, 1997, the equipment types for which the Company recorded the present value of the estimated residual values arising from sales of equipment under lease to private investors were (in thousands):

         Description                                                     1997
         -----------                                                    ------

     Material handling                                                  $1,869
     Furniture and fixtures                                              1,220
     Mining and manufacturing                                              881
     Aircraft                                                              160
     Other miscellaneous equipment                                         204
                                                                        ------
     Total equipment residuals                                          $4,334
                                                                        ======

     Residual values arising from equipment under lease sold to private investors were net of an allowance for losses of $157,000 as of May 31, 1997.

     In certain sale transactions, the Company agreed to hold backs related to the lessee's performance. Pursuant to such agreements, a portion of the sales proceeds was placed in an interest-bearing escrow account until such time as the performance objectives are met. Escrowed amounts related to these transactions were $642,000 at May 31, 1997, and are included in other assets in the accompanying consolidated balance sheet.

     During fiscal year 1997, the Company received two promissory notes in connection with the settlement of litigation, which are also included in other assets in the accompanying consolidated balance sheets. The carrying values of these notes were $719,000 at May 31, 1997.

     Future payments from the sale proceeds hold backs and promissory notes are as follows (in thousands):

       Years ending                           Sales Proceeds        Promissory
         May 31,                                Hold Backs             Notes
       ------------                           --------------        ----------
           1998                                 $    42               $    644
           1999                                      28                    483
           2000                                     730                     85
           2001                                       -                    661
           2002                                       -                    165
                                                -------               --------
       Total payments                               800                  2,038
       Less future interest income                 (158)                (1,319)
                                                -------               --------

       Carrying value at May 31, 1997           $   642               $    719
                                                =======               ========

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET


 3.  Net Investment in DFLs
     ----------------------

     The components of the Company's net investment in DFLs as of May 31, 1997 were (in thousands):

                                                                       1997
                                                                     -------

     Minimum lease payments receivable                               $ 8,133
     Estimated residual values                                           692
     IDC                                                                  72
     Less unearned income                                             (1,197)
                                                                     -------

                                                                     $ 7,700
                                                                     =======

 4.  Leased Equipment, net
     ---------------------

     The Company's investment in equipment under OLs, by major classes, as of May 31, 1997 were (in thousands):

                                                                       1997
                                                                     -------

     Material handling equipment                                    $ 25,083
     Computer equipments and peripheral Computer equipment            21,776
     Other technology and communication equipment                     21,701
     Furniture and fixtures                                            7,227
     Other                                                             4,885
     Aircraft                                                          1,327
     IDC                                                                 831
                                                                    --------
                                                                      82,830
     Less accumulated depreciation                                   (10,680)
     Less allowance for losses                                          (707)
                                                                    --------

                                                                    $ 71,443
                                                                    ========

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

 5.  Future Minimum Lease Payments
     -----------------------------

     Future minimum lease payments receivable from noncancelable leases on equipment owned by the Company as of May 31, 1997, are as follows (in thousands):

      Years Ending May 31,                              DFLs            OLs
      --------------------                            -------        --------

            1998                                      $ 3,297        $ 20,566
            1999                                        2,663          18,345
            2000                                        1,683          13,619
            2001                                          284           9,142
            2002                                          105           7,569
            Thereafter                                    101           1,991
                                                      -------        --------
                                                      $ 8,133        $ 71,232
                                                      =======        ========

 6.  Significant Customer and Concentration of Credit Risk
     -----------------------------------------------------

     During fiscal year 1997 and 1996, payments from one lessee accounted for 13% and 11%, respectively, of total leasing revenue. In addition, other equipment sales revenue related to equipment leased to that lessee accounted for 77% and 88% of total other equipment sales revenue during fiscal years 1997 and 1996, respectively. No lessee accounted for 10% or more of the Company's revenues in fiscal year 1995.

     The Company leases various types of equipment to companies in diverse industries throughout the United States. To minimize credit risk, the Company generally leases equipment to (i) companies that have a credit rating of not less than Baa as determined by Moody's Investor Services, Inc., or comparable credit ratings as determined by other recognized credit rating services, or (ii) companies, which although not rated by a recognized credit rating service or rated below Baa, are believed by the Company to be sufficiently creditworthy to satisfy the financial obligations under the lease. At May 31, 1997, substantially all equipment under OLs and DFLs owned by the Company was leased to companies meeting the above credit criteria.

 7.  Discounted Lease Rentals
     ------------------------

     Discounted lease rentals outstanding at May 31, 1997 bear interest at rates between 5% to 15% with a weighted average rate of 8.8%. Aggregate maturities of such non-recourse obligations are (in thousands):

     Years Ending May 31:

            1998                                              $ 33,418
            1999                                                21,024
            2000                                                 6,711
            2001                                                   313
                                                              --------
                                                              $ 61,466
                                                              ========

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET


 8.  Recourse Bank Debt
     ------------------

     The Company extended its recourse bank debt and revolving credit facilities (the "Bank Facility") on November 27, 1996. The lender group currently consists of Norwest Bank Colorado, National Association, Agent, Norwest Equipment Finance, Inc., Collateral Agent, The Sumitomo Bank, Limited and The First National Bank of Boston. The Borrower under the Bank Facility is Capital Associates International, Inc. ("CAII"), a wholly-owned subsidiary of the Company.

     The Bank Facility consists of three components, a term loan facility (the "Term Loan"), a revolving working capital credit facility (the "Working Capital Facility") and a revolving warehousing credit facility (the "Warehouse Facility"). The principal terms of the three facilities are as follows (in thousands):



                                    Working  Capital                                                      Total
                                       Term Loan               Facility          Warehouse Facility     Borrowings
                                   -------------------    -----------------      ------------------     ----------

     Maturity Date                 November 30, 1997      November 30, 1997      November 30, 1997         N/A
     Maximum amount                       N/A                 $ 7,500            Lesser of $ 22,805        N/A
                                                          or borrowing base

     Borrowings at May 31, 1997        $ 2,167                      -                 $ 18,545           $ 20,712
                                       =======                -------                 ========           ========

     Potential availability
       at May 31, 1997                    N/A                 $ 7,500                 $      -           $  7,500
                                       =======                =======                 ========           ========

     Borrowings at May 31, 1996        $ 6,500                $     -                 $ 11,038           $ 17,538
                                       =======                =======                 ========           ========

     Interest rate at May 31, 1997   Prime* plus .75%     Prime* plus .75%       Prime* plus .50%


     * Agent's Prime at May 31, 1997 was 8.25%.

     The Bank Facility (1) is collateralized by all of CAII's assets and (2) is senior, in order of priority, to all of CAII's indebtedness, subject to certain limited exceptions. The Company and certain of the Company's and CAII's subsidiaries have guaranteed CAII's obligations under the Bank Facility and have pledged all of their assets, with limited exceptions, to collateralize their guarantees. The Bank Facility restricts CAII's ability to pay dividends or loan or advance funds to the Company.

     As of May 31, 1997, the Company was in compliance with the terms of the Bank Facility.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

 9.  Related Parties
     ---------------

     PIFs:

     The Company sponsors or co-sponsors seven PIFs (five of which purchased equipment under lease from the Company during fiscal year 1997). The Company, through its PIF general partner subsidiaries, acts as either a general partner or co-general partner of each PIF for which it receives general partner distributions and management fees. The Company, through CAII, also acts as the Class B limited partner of each PIF for which it receives Class B limited partner distributions. The Class B limited partner is required to make subordinated limited partnership investments in the PIFs. The Class B limited partner has a maximum remaining obligation to make further cash contributions of approximately $0.2 million, relating solely to CPYF IV.

10.  Income Taxes
     ------------

     Significant components of the Company's deferred tax liabilities and assets as of May 31, 1997 were as follows (in thousands):


                                                                                   1997
                                                                                 ---------

     Deferred income tax liabilities:
       Direct finance leases accounted for as operating leases
          for income tax purposes, and equipment depreciation
          for tax purposes in excess of financial reporting depreciation         $       -
       Residual values and other receivables arising from equipment under lease sold to private investors recognized for financial
          reporting purposes, but not for tax reporting purposes                     1,700
                                                                                 ---------
     Total deferred income tax liabilities                                           1,700
                                                                                 ---------
       Deferred income tax assets:
          Other assets and liabilities, net                                            600
          Investment tax credit carryforwards                                        1,300
          AMT credit carryforwards                                                   3,300
                                                                                 ---------
     Total deferred income tax assets                                                5,200
     Valuation allowance for deferred income tax assets                             (1,200)
                                                                                 ---------
     Net deferred income tax assets                                                  4,000
                                                                                 ---------
     Net deferred income tax asset                                               $   2,300
                                                                                 =========


     The Company has established a valuation allowance for deferred taxes due to the uncertainty that the full amount of the ITC carryforward will be utilized prior to expiration. The Company believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the remaining deferred tax assets.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET


10.  Income Taxes, continued
     ------------

     At May 31, 1997, the Company has an ITC carryforward of $1.3 million, which expires from 1998 through 2001, and AMT credits of $3.3 million. Under present federal tax law, AMT credits may be carried forward indefinitely and may be utilized to reduce regular tax liability to an amount equal to AMT liability. Due to a change in control, provisions of the Internal Revenue Code limit the annual future ITC carryforward and AMT credit carryforward utilization to approximately $300,000 per year.


11.  Common and Preferred Stock
     --------------------------

     The Company has authority to issue 2,500,000 shares of preferred stock at $0.008 par value. At May 31, 1997, no shares of preferred stock had been issued.


12.  Stock Options
     -------------

     The Company has a qualified incentive stock option plan whereby stock options may be granted to employees to purchase shares of the Company's common stock at prices equal to the market price of the Company's stock on date of grant. The Company has a non-qualified plan covering all directors except the CEO. Common stock received through the exercise of qualified incentive stock options which are sold by the optionee within two years of grant or one year of exercise result in a tax deduction for the Company equivalent to the taxable gain recognized by the optionee.

     During July 1996, the Company purchased 104,000 outstanding options issued to non-employees at a cost to the Company of $138,000, which was equal to the difference of $2.45 and the exercise price of each option purchased. The cost was reflected as a charge to additional paid-in capital in the accompanying May 31, 1997 consolidated balance sheet.

     The Company applies APB Opinion No. 25 in accounting for its stock option plans. Accordingly and since the Company awards stock options at fair market value, no compensation cost has been recognized for its stock options in the financial statements.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET


12.  Stock Options, continued
     -------------

     Additional information on shares subject to options is as follows:

                                                             1997
                                               ---------------------------------
                                                Number of       Weighted-average
                                                 options         exercise price
                                               -----------      ----------------
     Outstanding at beginning of year             693,000         $   1.23
     Granted                                       90,000             2.88
     Exercised                                    (19,000)             .81
     Purchased                                   (104,000)            1.13
     Forfeited                                    (11,000)            2.10
                                               ----------
     Outstanding at the end of the year           649,000             1.47
                                               ==========

     Options exercisable at year-end              606,000
     Weighted-average fair value of options
       granted during the year                 $     2.35

     The following table summarizes information about stock options outstanding at May 31, 1997:

                              Options outstanding            Options exercisable
                        ---------------------------------    -------------------
                                    Weighted-
                                     average     Weighted               Weighted
                        Number      remaining     average    Number      average
        Range of          of       contractual   exercise      of       exercise
     exercise prices    options       life         price     options      price
     ---------------    -------    -----------   --------    -------    --------

     $ 0.01 - $ 1.00    128,000     4.5 years    $ 0.71      128,000     $ 0.71
     $ 1.01 - $ 2.00    375,000     5.0 years      1.29      373,000       1.29
     $ 2.01 - $ 3.00    146,000     8.0 years      2.62      105,000       2.48
                        -------                              -------

                        649,000     5.5 years      1.47      606,000       1.37
                        =======                              =======

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET


13.  Legal Proceedings
     -----------------

     The Company is involved in the following legal proceedings:

     a. The Company is involved in certain arbitration proceedings pursuant to the requirements of the National Association of Securities Dealers ("NASD"), representing three claims against CAI Securities Corporation, a wholly owned subsidiary of the Company. All three claims allege breach of fiduciary duty, breach of contract, negligence and misrepresentation with regard to the sale of limited partnership units in Leastec Income Fund V ("LIFV"), a limited partnership whose general partner is an affiliate of the Company. The three claims involve investments in LIFV of approximately $625,000 and seek damages of $838,000 and special punitive and exemplary damages (one claim specifies $1,500,000 in such damages while the other two claims do not specify an amount). All three claims have been brought by the same company on behalf of three investors. Management has been of the belief that it has good and substantial defenses against these claims and that the Company's subsidiary will prevail. In July 1997, one of the cases, seeking $500,000 in damages and $1,500,000 in punitive damages, was heard by an NASD arbitration panel and that arbitration panel has now determined that there was no breach of fiduciary duty, no breach of contract, no negligence and no misrepresentation with regard to the sale of limited partnership units of LIFV and the subsequent financial reporting thereof and that no award is due the claimant under any of his claims. The claimant was assessed $7,300 in forum fees by the NASD for the arbitration proceeding.

     b. The Company is involved in other routine legal proceedings incidental to the conduct of its business. Management believes that none of these legal proceedings will have a material adverse effect on the financial condition or operations of the Company

14.  Commitments
     -----------

     The  Company   leases   office  space  under   long-term   and   short-term
     non-cancelable operating leases. The leases contain renewal options and provide for annual escalation for utilities, taxes and service costs.

     Minimum future rental payments required by such leases are as follows (in thousands):

       Year Ending May 31,

             1998                        $   452
             1999                            395
             2000                            367
                                         -------
                                         $ 1,214
                                         =======

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

15.  Disclosures about Fair Value of Financial Instruments
     -----------------------------------------------------

     The following disclosure of the estimated fair value of financial instruments was made in accordance with Statements of Financial Standards No. 107 ("SFAS No. 107"), Disclosures about Fair Value of Financial Instruments. SFAS No. 107 specifically excludes certain items from its disclosure requirements such as the Company's investment in leased assets. Accordingly, the aggregate fair value amounts presented are not intended to represent the underlying value of the net assets of the Company.

     The carrying amounts at May 31, 1997 for cash and cash equivalents, accounts receivable, recourse bank debt, accounts payable-equipment purchases and accounts payable and other liabilities approximate their fair values due to the short maturity of these instruments, or because the related interest rates approximate current market rates.

     As of May 31, 1997, discounted lease rentals and discounted lease rentals assigned to lenders arising from equipment sale transactions of $61,466,000 and $41,845,000, respectively, have fair values of $57,817,000 and $39,361,000, respectively. The fair values were estimated utilizing market rates of comparable debt having similar maturities and credit quality as of May 31, 1997.

                                                                       EXHIBIT D

                            PRIOR PERFORMANCE TABLES

The following unaudited Tables update certain information relating to the six prior public programs sponsored by CAI. See "PERFORMANCE OF PRIOR INVESTMENT PROGRAMS" in the text of the Prospectus and Exhibit B to the Prospectus for earlier information about such programs. All of the six prior public programs were structured as limited partnerships, purchased a diversified portfolio of equipment subject to Triple Net Leases to the end users of such equipment, reinvested substantial portions of cash from operations by purchasing additional equipment subject to Triple Net Leases and expect to liquidate their portfolios and make liquidating distributions to investors within eight years of the date their respective offering period is terminated. Thus, they have investment objectives similar to those of the Partnership.

The Tables consist of:

TABLE I      EXPERIENCE  IN  RAISING  AND  INVESTING  FUNDS:   Presents  general
             information relating to prior partnerships.

TABLE II     COMPENSATION   TO  GENERAL  PARTNER  AND   AFFILIATES:   Summarizes
             compensation paid in connection with prior partnerships.

TABLE III    ANNUAL OPERATING RESULTS:  Summarizes certain operating results for the last five years for each prior partnership.

TABLE IV     SALES OR  DISPOSITIONS  OF  EQUIPMENT  BY  PRIOR  PUBLIC  PROGRAMS:
             Summarizes sales proceeds, profit or loss and holding periods for equipment sold.

TABLE V      HISTORIC   CASH   DISTRIBUTIONS:   Presents   annual   gross   cash
             distributions for each prior partnership.

TABLE VI     HISTORIC TAXABLE GAIN (LOSS):  Presents  gross annual  taxable gain
             (loss) for each prior partnership.

TABLE VII    INFORMATION   REGARDING  PRIOR  PROGRAM  LESSEES:  Lists  names  of
             Lessees and distribution of equipment by industry.

PURCHASERS OF UNITS WILL HAVE NO OWNERSHIP INTEREST IN THE INVESTMENTS DESCRIBED IN THE FOLLOWING TABLES. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE INCLUSION OF THIS INFORMATION AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE PARTNERSHIP.



                                                                               TABLE I
                                                               Experience in Raising and Investing Funds
                                                                       (on a Percentage Basis)(1)<F1>
                                                                               (Unaudited)
                                                                           As of June 30, 1997
                                                                               Page 1 of 2

                                      Leastec                             PaineWebber            Capital              Capital
                                    Income Fund          Northstar         Preferred            Preferred            Preferred
                                         V             Income Fund I     Yield Fund (2)<F2>     Yield Fund          Yield Fund II
                                  ---------------   -------------------  ---------------    -------------------  ------------------

Dollar Amount Offered             $55,000,000       $150,000,000         $75,000,000         $100,000,000         $65,000,000
Dollar Amount Raised (100%)       $50,368,000        $52,401,000         $71,064,000         $ 63,660,750         $33,943,500

Less Offering Expenses:
   Selling Commissions                     10.00%             10.00%               9.70%               10.00%              10.00%
   Retained by Affiliates                   0.00%              0.00%               0.00%                0.00%               0.00%
   Organizational Expenses                  0.26%              0.00%               0.00%                0.00%               0.00%
   Offering Expenses                        4.74%              3.00%(3)<F3>        3.00%(3)<F3>         3.14%(3)<F3>        4.37%(3)
                                                                                                                                <F3>
Reserves                                    0.00%              1.00%               0.25%                0.00%               1.00%
                                           -----              -----               -----                -----               -----
Percent Available for Investment           85.00%             86.00%              87.05%               86.86%              84.63%

Acquisition Costs:
   Cash Down Payment                       81.69%             83.85%              84.87%               83.47%              81.45%
   Acquisition Fees                         3.31%              2.15%               2.18%                3.39%               3.18%
                                           -----              -----               -----                -----               -----
Total Acquisition Cost (4)<F4>             85.00%             86.00%              87.05%               86.86%              84.63%

Percent Leverage (5)<F5>                   39.00%              0.00%               0.00%               45.00%              42.89%
Date Offering Began                      10/01/87            11/23/88            05/21/90             01/05/90            04/15/92
Length of Offering                        24 mos.             6 mos.              11 mos.              24 mos.             24 mos.
Months to Invest 90% of
  Amount Available for
  Investment (measured from
  beginning of offering)                  26 mos.             6 mos.              22 mos.             28 mos.              26 mos.



<F1>
(1) The percentages are based on the assumption that all fees and expenses of the offering were paid from the proceeds of the offering and not from the proceeds of borrowings.
<F2>
(2)  As of December 31, 1996
<F3>
(3)  Combined Organizational and Offering Expenses.
<F4>
(4)  Includes amounts allocated to working capital reserves.
<F5>
(5) Percentage leverage is calculated by dividing the principal amount of indebtedness by the total cost of the equipment.



                                     TABLE I
                    Experience in Raising and Investing Funds
                           (on a Percentage Basis)(1)
                                   (Unaudited)
                               As of June 30, 1997
                                   Page 2 of 2



                                        Capital
                                       Preferred
                                     Yield Fund III
                                  --------------------
Dollar Amount Offered             $50,000,000
Dollar Amount Raised (100%)       $50,000,000
Less Offering Expenses:
   Selling Commissions                     10.00%
   Retained by Affiliates                   0.00%
   Organizational Expenses                  0.00%
   Offering Expenses                        4.37%(3)
Reserves                                    1.00%
                                           -----
Percent Available for Investment           84.63%

Acquisition Costs:
   Cash Down Payment                       81.82%
   Acquisition Fees                         2.81%
                                           -----
Total Acquisition Cost (4)                 84.63%

Percent Leverage (5)                       42.02%
Date Offering Began                       04/16/94
Length of Offering                         24 mos.
Months to Invest 90% of Amount
   Available for Investment (measured
   from beginning of offering)             26 mos.




(1) The percentages are based on the assumption that all fees and expenses of the offering were paid from the proceeds of the offering and not from the proceeds of borrowings.
(2)  As of December 31, 1996
(3)  Combined Organizational and Offering Expenses.
(4)  Includes amounts allocated to working capital reserves.
(5) Percentage leverage is calculated by dividing the principal amount of indebtedness by the total cost of the equipment.



                                                                            TABLE II
                                                          Compensation to General Partner and Affiliates
                                                                            (Unaudited)
                                                                        As of June 30, 1997


                                    Leastec     Northstar   PaineWebber        Capital       Capital        Capital
                                    Income       Income      Preferred        Preferred     Preferred      Preferred        Other
                                    Fund V       Fund I     Yield Fund(3)<F3> Yield Fund   Yield Fund-II   Yield Fund-III  Programs
                                  -----------  -----------  -----------       -----------  -------------   -----------     --------

Date offering commenced              10/01/87     11/23/88      5/21/90            1/05/90       4/15/92       4/16/94
Dollar amount raised              $50,368,000  $52,401,000  $71,064,000       $ 63,660,750   $33,943,500   $50,000,000        -0-
Amount paid to General Partner
  and Affiliates:
  Commissions(1)<F1>                5,036,800    5,240,100    6,893,208          6,366,075     3,394,350     5,000,000        -0-
  Acquisition fees                  3,631,407    1,593,944    2,907,477          5,146,564     2,795,933     2,850,554        -0-
  Organization and offering         2,518,400    1,572,030    2,131,920          2,000,061     1,483,994     2,184,603        -0-
    expense allowance
Dollar amount of cash generated
  from operations before
  deducting payments to
  General Partner and Affiliates   77,416,544   65,957,080   95,104,756        118,278,119    45,911,637    35,546,634        -0-
Amount paid to General Partner
  and Affiliates from operations:
  Management fees                   4,639,855    2,017,804    3,597,678          6,977,439     1,074,117       771,912        -0-
  Reimbursements                    1,111,406      735,850      110,673            788,306       471,961       272,719        -0-
Dollar amount of property sales
  before deducting payments to
  General Partner and Affiliates   12,646,588   12,294,185   11,133,550         17,890,788     4,601,870     3,571,020        -0-
Amount paid to General Partner
  and Affiliates from property
  sales:
  Resale fees                              -0-          -0-          -0-                -0-           -0-           -0-       -0-
  Management fees                          -0-          -0-          -0-                -0-           -0-           -0-       -0-
  Promotional interest (cash
    distribution) to
    General Partner                 2,350,666    2,103,433    3,541,088          2,869,546       161,571       109,731   754,288<F2>



<F1>
(1)  Affiliates of the sponsor re-allocated $4,153,665;  $5,240,100; $6,893,208;
     $5,577,777;  $2,980,399  and  $4,316,003  of  commissions  to  unaffiliated broker-dealers with respect to Leastec Income Fund V, Northstar Income Fund I, PaineWebber Preferred Yield Fund, Capital Preferred Yield Fund, Capital Preferred Yield Fund-II and Capital Preferred Yield Fund-III.
<F2>
(2) Reflects aggregate payments to the sponsor in 1985 through 1993 with respect to nine other programs.
<F3>
(3)  As of December 31, 1996

                                      D-4



                                                               TABLE III
                                                       Annual Operating Results
                                                For the Six Months Ended June 30, 1997
                                                              (Unaudited)
                                                              Page 1 of 4


                                                                                                                   PaineWebber
                                                                                                                    Preferred
                                                        Leastec Income Fund V      Northstar Income Fund I        Yield Fund (6)<F6>
                                                      ------------------------    --------------------------      --------------
                                                         1996           1997         1996          1997               1996

Gross Revenues                                        $2,425,882     $ 686,033    $1,826,527   $     521,874       $11,757,293
Profit (loss) on sale of properties                      525,245       121,950       940,938          91,906           572,568
Less:  Operating expenses                                466,480       157,127       373,176         140,643         1,421,266
       Interest expense                                  122,830        29,043           -0-             -0-           820,851
       Depreciation                                    1,172,100       242,484     1,142,542         290,807         7,116,362
       Direct Services from General Partner(s)            66,223        32,744        65,750          30,282            18,750
                                                      ----------     ---------   -----------   -------------       -----------
Net income (loss)                                      1,123,494       346,585     1,185,997         152,048         2,952,632
Taxable income (loss)                                  2,036,484           (5)<F5> 1,753,483             (5)<F5>     2,012,679
     - from operations                                 1,214,458           (5)<F5>   806,795             (5)<F5>       951,937
     - from gain (loss) on sale                          822,026           (5)<F5>   946,688             (5)<F5>     1,060,742
Cash generated (deficiency) from operations            2,546,972       760,919     2,368,893       (101,094)         8,857,119
Cash generated from sales                              1,226,238       157,950     2,396,640         173,886         2,343,133
Cash generated from refinancing                               -0-           -0-           -0-             -0-               -0-
                                                      ----------     ---------   -----------   -------------       -----------
Cash generated from operations, sales and
    refinancing                                        3,773,210       918,869     4,765,533          72,792        11,200,252
Less cash distributions to investors:
   - from operating cash flows                         2,403,187       782,862    4, 038,489       1,489,574         8,547,640
   - from sales and refinancing                                             -0-           -0-             -0-               -0-
   - from other                                               -0-           -0-                           -0-               -0-
                                                       ---------     ---------   -----------   -------------       -----------
Cash generated (deficiency) after cash distributions   1,370,023       136,007       727,044     (1,416,782)         2,652,612

                                      D-5



                                                               TABLE III
                                                       Annual Operating Results
                                                For the Six Months Ended June 30, 1997
                                                              (Unaudited)
                                                              Page 2 of 4



                                                Capital Preferred            Capital Preferred           Capital Preferred
                                                   Yield Fund                  Yield Fund-II               Yield Fund-III
                                           ---------------------------   --------------------------  ---------------------------
                                                1996          1997           1996          1997          1996           1997

Gross Revenues                              $ 9,969,567   $ 3,725,036    $ 10,680,648  $ 5,109,049   $ 17,134,300  $  9,704,101
Profit (loss) on sale of properties           1,350,258       237,562         189,435       94,620        110,831       908,899
Less:  Operating expenses                     2,263,507       639,904       1,471,396      440,080        705,819       377,489
       Interest expense                         591,457       125,223       1,151,707      512,666      1,785,640       826,686
       Depreciation                           6,124,604     1,944,767       7,856,952    3,869,628     12,585,981     7,194,029
       Direct Services from General
         Partner(s)                             101,145        84,149         158,770       54,728         93,690        48,556
                                            -----------   -----------    ------------  -----------   ------------  ------------
Net income (loss)                             2,239,112     1,168,555         231,258      326,567      2,074,001     2,166,240
Taxable income (loss)                         1,193,887            (5)<F5>    643,311           (5)<F5>(1,675,210)           (5)<F5>
  - from operations                           2,424,935            (5)<F5>    830,977           (5)<F5>(1,810,672)           (5)<F5>
  - from gain (loss) on sale                 (1,231,048)           (5)<F5>   (187,666)          (5)<F5>   135,462            (5)<F5>
Cash generated (deficiency) from operations  11,544,754     4,377,732       9,887,732    4,846,593     17,781,264     9,881,741
Cash generated from sales                     4,825,150     1,478,046       2,865,442      489,422        454,045     3,116,975
Cash generated from refinancing                      -0-           -0-             -0-          -0-            -0-           -0-
                                            -----------   -----------    ------------  -----------  -------------  ------------
Cash generated from operations, sales and
  refinancing                                16,369,904     5,855,778      12,753,174    5,336,015     18,235,309    12,998,716
Less cash distributions to investors:
  - from operating cash flows                11,744,201     5,287,568       4,104,137    2,048,303      5,030,230     2,658,663
  - from sales and refinancing                       -0-           -0-             -0-          -0-            -0-           -0-
  - from other                                       -0-           -0-             -0-          -0-            -0-           -0-
                                            -----------   -----------    ------------   ----------  -------------  ------------
Cash generated (deficiency) after cash        4,625,703       568,210       8,649,037    3,287,712     13,205,079    10,340,053
  distributions





                                                         TABLE III (Continued)
                                                       Annual Operating Results
                                                For the Six Months Ended June 30, 1997
                                                              (Unaudited)
                                                              Page 3 of 4



                                                                                                                   PaineWebber
                                                                                                                    Preferred
                                                      Leastec Income Fund V      Northstar Income Fund I          Yield Fund (6)<F6>
                                                    ------------------------    -------------------------        --------------
                                                       1996           1997         1996          1997                 1996

Less Special items (not including sales and
  refinancing):
  Purchase of equipment                                    -0-           -0-          -0-             -0-            8,649,624
  Net change in partnership debt                    1,339,784       243,466           -0-             -0-            1,585,298
  Other (1)<F1>                                        11,685            -0-          -0-             -0-             (792,092)
                                                    ---------      --------     --------      ----------          ------------
Cash generated (deficiency) after cash
  distributions
  and special items                                    18,554      (107,459)     727,044      (1,416,782)           (6,790,218)
Tax & Distribution Data per $1,000
----------------------------------
  Invested (2)<F2>:
  ------------
  Federal Income Tax Results:
  Ordinary income (loss)                                   41            (5)<F5>      33              (5)<F5>               33
  - from operations                                        22            (5)<F5>      11              (5)<F5>               15
  - from recapture                                         19            (5)<F5>      22              (5)<F5>               18
  Capital gain (loss)                                      -3            (5)<F5>      -6              (5)<F5>               -5
Cash distribution to Investors
  Source (on GAAP basis):
  - investment income                                   22.69          6.99        22.63            2.90                 41.55
  - return of capital                                   25.85          8.80        54.44           25.52                 78.73
Source (on cash basis):
  - sales                                                  -0-           -0-          -0-             -0-                   -0-
  - refinancing                                            -0-           -0-          -0-             -0-                   -0-
  - operations                                          48.54         15.79        77.07           28.43                120.28
  - other                                                  -0-           -0-          -0-             -0-                   -0-
Original portfolio remaining (3)<F3>                       22%           20%         -20%            -22%                   29%
Current portfolio amount as a percentage of                42%           40%          10%              9%                  103%
   original portfolio (4)<F4>


<F1>
(1) Includes increases/decreases to direct finance leases and/or redemption of capital units.
<F2>
(2) Excludes the units redeemed by the partnership pursuant to the Limited Partnership Agreement, if any.
<F4>
(3) Original total acquisition cost of original equipment retained, divided by original total acquisition cost of all original equipment acquired.
<F5>
(4) Current portfolio amount is calculated by dividing original cost of equipment portfolio at year end by total cost of the original equipment acquired.
<F5>
(5)  To be calculated  for the annual period ended  December 31, 1997.
<F6>
(6)  As of December 31, 1996.




                                                                             TABLE III (Continued)
                                                                           Annual Operating Results
                                                                    For the Six Months Ended June 30, 1997
                                                                                  (Unaudited)
                                                                                  Page 4 of 4



                                                Capital Preferred            Capital Preferred          Capital Preferred
                                                   Yield Fund                  Yield Fund-II              Yield Fund-III
                                           --------------------------     ------------------------  ----------------------------
                                               1996          1997           1996          1997          1996         1997

Less Special items (not including sales
  and refinancing):
  Purchase of equipment                      1,142,624            -0-     7,887,705      749,703      23,483,867      2,434,938
  Net change in partnership debt             5,048,721     1,604,591        842,214    2,560,486       4,794,494      5,804,527
  Other (1)<F1>                                254,733        15,669        242,985       22,469      (9,097,350)        92,613
                                            ----------    ----------      ---------    ---------      ----------      ---------
Cash generated (deficiency) after cash
  distributions and special items           (1,820,375)   (1,052,050)      (323,867)     (44,946)     (5,975,932)     2,007,975
Tax & Distribution Data per $1,000
----------------------------------
  Invested (2)<F2>:
  ------------
  Federal Income Tax Results:
  Ordinary income (loss)                            48            (5)<F5>        35           (5)<F5>        -31             (5)<F5>
  - from operations                                 26            (5)<F5>        25           (5)<F5>        -35             (5)<F5>
  - from recapture                                  22            (5)<F5>        10           (5)<F5>          4             (5)<F5>
  Capital gain (loss)                              -40            (5)<F5>       -16           (5)<F5>         -2             (5)<F5>
Cash distribution to Investors Source
  (on GAAP basis):
  - investment income                            35.53         18.56           6.89         9.75           41.76          43.68
  - return of capital                           150.85         65.44         115.35        51.40           59.52           9.93
Source (on cash basis):
  - sales                                           -0-           -0-            -0-          -0-             -0-            -0-
  - refinancing                                     -0-           -0-            -0-          -0-             -0-            -0-
  - operations                                  186.38         84.00         122.24        61.15          101.28          53.61
  - other                                           -0-           -0-            -0-          -0-             -0-            -0-
Original portfolio remaining (3)<F3>                40%           36%            77%          72%             99%            89%
Current portfolio amount as a
  percentage of original portfolio (4)<F4>          71%           67%           101%          98%            142%           137%


<F1>
(1) Includes increases/decreases to direct finance leases and/or redemption of capital units.
<F2>
(2) Excludes the units redeemed by the partnership pursuant to the Limited Partnership Agreement, if any.
<F3>
(3) Original total acquisition cost of original equipment retained, divided by original total acquisition cost of all original equipment acquired.
<F4>
(4) Current portfolio amount is calculated by dividing original cost of equipment portfolio at year end by total cost of the original equipment acquired.
<F5>
(5)  To be calculated  for the annual period ended  December 31, 1997.
<F6>
 (6) As of December 31, 1996


                                      D-8



                                                       TABLE IV
                              Sales or Dispositions of Equipment by Prior Public Programs
                                                      (Unaudited)
                                        For the Six Months Ended June 30, 1997
                                                      Page 1 of 4

The following table sets forth the sales and dispositions of equipment by the Prior Public Programs on various types of equipment.

                                                                                                              Holding Period (4)<F4>
                                       Year                                    Excess      GAAP Profit       -----------------------
                                        of        Net        Unrecovered    (Deficiency     (Loss) on          Average        Range
           Equipment                  Sales   Proceeds (1)<F1> Cost (2)<F2> of Proceeds     Sales (3)<F3>    Term (mos.)    (Months)
           ---------                  -----   -----------    -----------    -----------    -----------       -----------    --------

LEASTEC INCOME FUND V
---------------------
  Data Processing Equipment            1996   $   171,959    $    (8,598)   $   180,557    $    96,608            60         27 - 92
  Furniture & Fixtures                 1996        69,464        (65,174)       134,638              0            60           60
  Medical Equipment                    1996       200,000        118,857         81,143        194,884            45           45
  Transportation Equipment             1996       502,500         39,778        462,722        229,973            49           49
  Mining Equipment                     1996       284,000       (137,626)       421,625          1,500            66         64 - 67
  Manufacturing Equipment              1996           316        174,081       (173,765)           281            57         35 - 84
                                              -----------    -----------    -----------    -----------
       TOTALS                                 $ 1,228,238    $   121,318    $ 1,106,920    $   525,245
                                              ===========    ===========    ===========    ===========

  Data Processing Equipment            1997   $    56,530    $  (278,663)   $   335,193    $    56,530            69         41 - 96
  Manufacturing Equipment              1997       101,420         45,323         56,097         54,450            74         54 - 91
                                              -----------    -----------    -----------    -----------
       TOTALS                                 $   157,950    $  (233,340)   $   391,290    $   110,980
                                              ===========    ===========    ===========    ===========

NORTHSTAR INCOME FUND I
-----------------------

  Manufacturing Equipment              1996   $ 1,341,965    $  (737,554)   $ 2,079,519    $   452,931            50         35 - 80
  Transportation Equipment             1996       235,000       (247,023)       482,023        171,991            49         41 - 54
  Data Processing Equipment            1996       819,675       (558,036)     1,377,711        325,343            63         57 - 80
                                              -----------    -----------    -----------    -----------
       TOTALS                                 $ 2,396,640    $(1,542,613)   $ 3,939,253    $   950,266
                                              ===========    ===========    ===========    ===========

  Manufacturing Equipment              1997   $   122,418    $   199,563    $   (77,145)   $    50,425            41         28 - 50
  Transportation Equipment             1997        51,467          6,392         45,076         30,341            65         65 - 65
                                              -----------    -----------    -----------    -----------
       TOTALS                                 $   173,886    $   205,955    $   (32,069)   $    80,767
                                              ===========    ===========    ===========    ===========

PAINEWEBBER PREFERRED YIELD FUND
--------------------------------

  Data Processing Equipment            1996   $   132,940    $   (81,360)   $   214,300    $   134,267            46         36 - 66
  Manufacturing Equipment              1996     1,139,072        (85,765)     1,224,837        326,439            56         24 - 79
  Transportation Equipment             1996        74,900           (546)        75,446         33,297            53           53
  Office Technology Equipment          1996        50,000       (125,869)       175,869         42,983            66         63 - 69
  Furniture & Fixtures                 1996       873,142        941,864        (68,723)             0            26           26
  Medical Equipment                    1996        59,000       (202,391)       261,391         32,517            51         12 - 66
                                              -----------    -----------    -----------    -----------
       TOTALS                                 $ 2,329,054    $   445,933    $ 1,883,121    $   569,502
                                              ===========    ===========    ===========    ===========


                                      D-9


                                                     TABLE IV
                              Sales or Dispositions of Equipment by Prior Public Programs
                                                      (Unaudited)
                                        For the Six Months Ended June 30, 1997
                                                      Page 2 of 4

                                                                                                              Holding Period (4)<F4>
                                       Year                                    Excess      GAAP Profit       -----------------------
                                        of        Net        Unrecovered    (Deficiency     (Loss) on          Average        Range
           Equipment                  Sales   Proceeds (1)<F1> Cost (2)<F2> of Proceeds     Sales (3)<F3>    Term (mos.)    (Months)
           ---------                  -----   -----------    -----------    -----------    -----------       -----------    --------


CAPITAL PREFERRED YIELD FUND
----------------------------
  Data Processing Equipment            1996   $   393,218    $    21,555    $   371,662    $   182,502            40         27 - 68
  Manufacturing Equipment              1996     3,771,978        282,409      3,489,570        912,656            49         19 - 71
  Transportation Equipment             1996        63,299          9,592         53,707         31,550            48         38 - 57
  Mining Equipment                     1996       125,000         21,944        103,056              0            59           59
  Furniture & Fixtures                 1996       515,332       (110,930)       626,262        267,228            57         24 - 70
  Medical                              1996             0        (30,544)        30,544              0            66           66
                                              -----------    -----------    -----------    -----------
       TOTALS                                 $ 4,868,827    ($  194,026)   $ 4,674,801    $ 1,393,936
                                              ===========    ===========    ===========    ===========

  Data Processing Equipment            1997   $   236,547    $   (82,811)   $   319,358    $    76,281            38         37 - 72
  Manufacturing Equipment              1997     1,167,443        719,620        447,823        134,649            58          9 - 83
  Transportation Equipment             1997        24,826        (70,561)        95,388         23,187            65           65
  Mining Equipment                     1997        14,000          4,235          9,765          6,488            75           75
  Furniture & Fixtures                 1997        27,230       (137,369)       164,599         (5,602)           82         79 - 85
  Medical                              1997         8,000         (1,924)         9,924        (14,493)           60           60
                                              -----------    -----------    -----------    -----------
       TOTALS                                 $ 1,478,046    $   431,190    $ 1,046,856    $   220,511
                                              ===========    ===========    ===========    ===========

CAPITAL PREFERRED YIELD FUND II
-------------------------------
  Data Processing Equipment            1996   $   804,414    $ 2,558,463    $(1,754,049)   $    58,458            33         22 - 44
  Manufacturing Equipment              1996       551,300        141,853        409,447          4,760            36         35 - 38
  Furniture & Fixtures                 1996       889,990          8,752        881,239          7,132            36         26 - 43
  Transportation Equipment             1996       336,738        158,314        178,423        104,523            26           26
  Medical Equipment                    1996       283,000        113,251        169,749         15,009            38         37 - 38
                                              -----------    -----------    -----------    -----------
       TOTALS                                 $ 2,865,442    $ 2,980,634    $  (115,192)   $   189,883
                                              ===========    ===========    ===========    ===========

  Data Processing Equipment            1997   $   144,612    $   (75,958)   $   220,570    $    15,670            34         23 - 43
  Manufacturing Equipment              1997       322,410        118,719        203,691        (24,615)           38         32 - 49
  Furniture & Fixtures                 1997        22,400          7,741         14,659         (3,106)            7          7 - 7
                                              -----------    -----------    -----------    -----------
       TOTALS                                 $   489,422    $    50,502    $   438,920    $   (12,051)
                                              ===========    ===========    ===========    ===========

                                      D-10


                                                     TABLE IV
                              Sales or Dispositions of Equipment by Prior Public Programs
                                                      (Unaudited)
                                        For the Six Months Ended June 30, 1997
                                                      Page 3 of 4


                                                                                                              Holding Period (4)<F4>
                                       Year                                    Excess      GAAP Profit       -----------------------
                                        of        Net        Unrecovered    (Deficiency     (Loss) on          Average        Range
           Equipment                  Sales   Proceeds (1)<F1>  Cost (2)<F2>of Proceeds     Sales (3)<F3>    Term (mos.)    (Months)
           ---------                  -----   -----------    -----------    -----------    -----------       -----------    --------

CAPITAL PREFERRED YIELD FUND III
--------------------------------
  Manufacturing Equipment              1996   $    53,730    $   187,328    $  (133,598)   $         0            21         21 - 22
  Transportation Equipment             1996       311,123        215,873         95,251         93,520            15           15
  Furniture and Fixtures               1996        77,795         62,714         15,081          9,833            11           11
  Data Processing Equipment            1996        11,397          5,530          5,867          7,478            12           12
                                              -----------    -----------    -----------    -----------
       TOTALS                                 $   454,045    $   471,445    $   (17,399)   $   110,831
                                              ===========    ===========    ===========    ===========

  Manufacturing Equipment              1997   $ 1,432,330    $   876,989    $   555,341    $   449,477            23          4 - 35
  Transportation Equipment             1997        14,135         16,053         (1,918)        (2,665)           12           12
  Furniture and Fixtures               1997        68,662        157,446        (88,783)        24,245            16          9 - 23
  Mining Equipment                     1997     1,004,320        528,564        475,756        396,603            24         22 - 26
  Data Processing Equipment            1997       597,528         63,083        534,445         28,062            20         18 - 22
                                              -----------    -----------    -----------    -----------
       TOTALS                                 $ 3,116,975    $ 1,642,135    $ 1,474,841    $   895,722
                                              ===========    ===========    ===========    ===========

<F1>
(1)  Proceeds received at disposition, net of direct selling cost.
<F2>
(2)  Original equipment investment less rents received from operations.
<F3>
(3) Net proceeds received at disposition less the net book value of the equipment at time of disposition.
<F4>
(4) Holding Period is the number of months the assets are owned by the Partnership. This is expressed as the average period for assets sold and the range from shortest to longest period for assets sold.


                                      D-11


                                    TABLE IV
           Sales or Dispositions of Equipment by Prior Public Programs
                                   (Unaudited)
                     For the Six Months Ended June 30, 1997
                                   Page 4 of 4




      The following table sets forth the total annual ordinary and capital gains from the sales and disposition of equipment by the Prior Public Programs.


                                                      Ordinary         Capital
                                                     Gain/(Loss)     Gain/(Loss)
                                                     ------------    -----------
Leastec Income Fund V
      1996          . . . . . . . . . . . . . . . .  $    822,026       $ 0
      1997          . . . . . . . . . . . . . . . .            (1)       (1)

Northstar Income Fund I
      1996          . . . . . . . . . . . . . . . .  $    946,688       $ 0
      1997          . . . . . . . . . . . . . . . .            (1)       (1)

PaineWebber Preferred Yield Fund
      1996          . . . . . . . . . . . . . . . .  $  1,060,742       $ 0
      1997          . . . . . . . . . . . . . . . .            (1)       (1)

Capital Preferred Yield Fund
      1996          . . . . . . . . . . . . . . . .  $ (1,231,048)      $ 0
      1997          . . . . . . . . . . . . . . . .            (1)       (1)

Capital Preferred Yield Fund-II
      1996          . . . . . . . . . . . . . . . .  $   (187,666)      $ 0
      1997          . . . . . . . . . . . . . . . .            (1)       (1)

Capital Preferred Yield Fund-III
      1996          . . . . . . . . . . . . . . . .  $    135,462       $ 0
      1997          . . . . . . . . . . . . . . . .            (1)       (1)







       (1) To be calculated for the annual period ended December 31, 1997.

                                     TABLE V
                           Historic Cash Distributions
                                   (Unaudited)
                     For the Six Months Ended June 30, 1997
                                   Page 1 of 4

LEASTEC INCOME FUND V
---------------------

                                                     Class A          Class B
        General Partner(s)   Limited Partners    Limited Partners      Total
        ------------------   ----------------    ----------------  ------------

  1996      $ 122,105          $  2,320,000         $      -0-     $  2,442,105
  1997      $  34,737          $    660,000         $      -0-     $    694,737


NORTHSTAR INCOME FUND I
-----------------------

                                                     Class A          Class B
        General Partner(s)   Limited Partners    Limited Partners      Total
        ------------------   ----------------    ----------------  ------------

  1996      $ 157,559          $  4,112,842         $ 231,276      $  4,501,676
  1997      $  14,662          $    387,463         $  16,780      $    418,905


PAINEWEBBER PREFERRED YIELD FUND (as of December 31, 1996)
--------------------------------

                                                     Class A          Class B
        General Partner(s)   Limited Partners    Limited Partners      Total
        ------------------   ----------------    ----------------  ------------

  1996      $ 525,812          $  9,118,932         $ 871,487      $ 10,516,231


CAPITAL PREFERRED YIELD FUND
----------------------------

                                                     Class A          Class B
        General Partner(s)   Limited Partners    Limited Partners      Total
        ------------------   ----------------    ----------------  ------------

  1996      $ 544,780          $ 10,960,526         $ 600,923      $ 12,106,229
  1997      $ 217,952          $  4,320,681         $ 304,634      $  4,843,268


CAPITAL PREFERRED YIELD FUND-II
-------------------------------

                                                     Class A          Class B
        General Partner(s)   Limited Partners    Limited Partners      Total
        ------------------   ----------------    ----------------  ------------

  1996      $  41,018          $  4,024,490         $  36,300      $  4,101,808
  1997      $  20,483          $  2,009,670         $  18,150      $  2,048,303


CAPITAL PREFERRED YIELD FUND-III
--------------------------------

                                                     Class A          Class B
        General Partner(s)   Limited Partners    Limited Partners      Total
        ------------------   ----------------    ----------------  ------------

  1996      $  51,487          $  5,052,804           $   50,389   $  5,154,680
  1997      $  26,582          $  2,605,349           $   26,250   $  2,658,181

                                     TABLE V
                           Historic Cash Distributions
                                   (Unaudited)
                     For the Six Months Ended June 30, 1997
                                   Page 2 of 4

The following tables compare the distributions paid, income or loss allocated for tax purposes and cumulative income/loss for tax purposes for a $10,000 investment in each of the funds listed below, assuming that such investment was made on the investment date indicated in parenthesis in the heading for each table. Tax losses allocated for a particular year are carried forward and may shelter tax income generated in subsequent years.

                                 Leastec Income Fund V (11/16/87)
                  --------------------------------------------------------------
                  Distributions           Income/                Cumulative
                     Paid                  Loss                  Income/Loss
                  -------------         ------------            ------------

1987               $   138.63           $   (291.94)            $   (291.94)
1988                 1,150.52             (1,831.75)              (2,123.69)
1989                 1,200.02                     0               (2,123.69)
1990                 1,200.01               (350.29)              (2,473.98)
1991                 1,300.00                175.55               (2,298.43)
1992                 1,400.04                504.37               (1,794.06)
1993                 1,500.00                211.64               (1,582.42)
1994                 1,046.31              1,026.97                 (555.45)
1995                   344.70              1,202.92                  647.47
1996                   468.00                381.00                1,028.00
1997                       (1)                   (1)                     (1)


                                 Northstar Income Fund (12/08/88)
                  --------------------------------------------------------------
                  Distributions           Income/                Cumulative
                     Paid                  Loss                  Income/Loss
                  -------------         ------------            ------------

1987               $        0           $         0             $         0
1988                        0                     0                       0
1989                 1,380.56                 83.74                   83.74
1990                 1,493.41               (282.96)                (199.22)
1991                 1,769.38                258.68                   59.46
1992                 1,400.00                488.24                  547.70
1993                 1,400.00                295.33                  843.03
1994                 1,407.66                410.75                1,253.78
1995                   859.53                377.59                1,631.37
1996                   785.00                274.00                1,905.00
1997                       (1)                   (1)                     (1)

                                     TABLE V
                           Historic Cash Distributions
                                   (Unaudited)
                     For the Six Months Ended June 30, 1997
                                   Page 3 of 4

                                 PaineWebber Preferred Yield Fund
                  --------------------------------------------------------------
                  Distributions           Income/                Cumulative
                     Paid                  Loss                  Income/Loss
                  -------------         ------------            ------------

1990               $   735.33           $   (377.00)            $   (377.00)
1991                 1,398.75               (296.00)                (673.00)
1992                 1,400.00                257.00                 (416.00)
1993                 1,400.00                317.00                   99.00
1994                 1,400.00                134.00                   35.00
1995                 1,400.00              1,838.00                1,873.00
1996                 1,400.00                276.00                2,149.00
1997                       (1)                   (1)                     (1)

                             Capital Preferred Yield Fund (01/24/90)
                  --------------------------------------------------------------
                  Distributions           Income/                Cumulative
                     Paid                  Loss                  Income/Loss
                  -------------         ------------            ------------

1990               $ 1,029.03           $ (1,825.54)            $ (1,825.54)
1991                 1,200.01               (192.71)              (2,018.25)
1992                 1,200.01              1,373.04                 (645.21)
1993                 1,291.50              1,110.59                  465.38
1994                 1,299.99                 92.81                  558.19
1995                 1,299.99                844.30                1,402.49
1996                 1,736.00                 82.00                1,484.00
1997                       (1)                   (1)                     (1)

                            Capital Preferred Yield Fund-II (05/04/92)
                  --------------------------------------------------------------
                  Distributions           Income/                Cumulative
                     Paid                  Loss                  Income/Loss
                  -------------         ------------            ------------

1990               $        0           $         0             $         0
1991                        0                     0                       0
1992                   662.29                158.21                  158,21
1993                 1,200.00             (1,661.33)              (1,503.12)
1994                 1,200.00               (572.78)              (2,075.90)
1995                 1,200.00                320.09               (1,755.81)
1996                 1,200.00                197.00               (1,559.00)
1997                       (1)                   (1)                     (1)

                                     TABLE V
                           Historic Cash Distributions
                                   (Unaudited)
                     For the Six Months Ended June 30, 1997
                                   Page 4 of 4

                            Capital Preferred Yield Fund-III (04/29/94)
                  --------------------------------------------------------------
                  Distributions           Income/                Cumulative
                     Paid                  Loss                  Income/Loss
                  -------------         ------------            ------------

1994               $   612.50           $   (753.87)            $   (753.87)
1995                 1,050.00               (961.60)              (1,715.47)
1996                 1,050.00               (334.00)              (2,049.00)
1997                       (1)                   (1)                     (1)






























       (1)To be calculated for the annual period ended December 31, 1997.




                                                          TABLE VI
                                                Historic Taxable Gain (Loss)
                                                         (Unaudited)



Typically, the Partnerships have generated taxable losses to be allocated to their partners during the first two years of operations. After that taxable income is allocated to the partners annually.

                                                       PaineWebber          Capital              Capital             Capital
              Leastec              Northstar            Preferred          Preferred            Preferred           Preferred
Date        Income Fund V        Income Fund I         Yield Fund          Yield Fund         Yield Fund-II       Yield Fund-III
----        -------------        -------------         -----------         -----------        -------------       --------------

1996        $ 2,036,484           $ 1,753,483          $ 2,012,679         $ 1,193,887          $ 643,311          $ (1,675,210)

1997                 (1)<F1>               (1)<F1>              (1)<F1>             (1)<F1>            (1)<F1>               (1)<F1>




<F1>   (1) To be calculated for the annual period ended December 31, 1997.



                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 1 of 10

The following is a list of all lessees of equipment owned by Capital Preferred Yield Fund as of June 30, 1997:

   AMPCO Pittsburgh                         Dow Chemical
   AO Smith Corp.                           Dun & Bradstreet
   Addington                                E I Dupont
   Aetna Life                               Embrex
   Air National Guard                       Empire Blue Cross
   Alliant Techsystems                      Exel Logistics
   Allied Signal                            FMC Corp.
   Ambrose                                  Federal Paper Board
   American Freightways                     Financial News Network
   Anchor Glass                             First Bank of Illinois
   Apache Corporation                       Ford Motor Company
   Apple River Hospital                     Fourth Financial Corp.
   Aristech Chemical                        Fred Meyer
   Avon                                     GE (Aero)
   BSE Management                           GE (Transport)
   Ball Corp.                               GM Powertrain
   Bartow Memorial Hospital                 General Electric
   BioSafe, Inc.                            General Felt
   Boeing Computer equipment                General Motors Corp.
   Boston University                        Georgia Power
   Branham & Baker Coal                     Glamis Gold
   Cablec Corporation                       Goodyear
   Carrier Corp.                            Gottschalks, Inc.
   Chambers Development                     Gould, Inc.
   Chrysler Corp.                           HM Investment
   Citibank N.A.                            HP Casino Management
   Commercial Union Insurance               HP, Inc.
   Community General Hospital               Hamline University
   Compression Labs                         Hartford Fire
   Computer equipment Science               Hartz Foods
   Con Agra                                 Helvetia Coal
   Conner Peripherals                       Henry General Hospital
   Consolidated Diesel                      Hoyle, Morris & Kerr
   Costain Coal                             Hughes Aircraft
   Cyprus Tonopah Mining                    Hughes Network
   Danskin, Inc.                            Hyplains Beef
   Door County Hospital                     IBM

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 2 of 10

   ICF                                      Phoenix Mutual
   ICI Americas                             Plasma Quest
   ITO Corp. of Baltimore                   Prudential
   International Rectifier                  Quaker Fabric
   Isomedix                                 Quality Products
   Jamesway Corp.                           Ralph's Grocery
   Kaiser Cement                            Reliance Insurance
   Key Services                             Rorer Group
   Kimberly-Clark                           Rose Acres Farm
   Kraft                                    Sarif, Inc.
   LAM Research                             Savannah Electric
   LSI Logic                                Schneider National
   Lakeview Hospital                        Science Applications
   Lever Brothers                           Sears Technology
   Lockheed                                 Shareholder Services
   Louisiana Workers Comp.                  Shell Mining
   Marriott                                 Sigma Designs
   Marshalls                                Skywest Airlines
   Maryland Casualty                        Smitty's Super Valu
   Maxtor Corp.                             Springfield Sugar & Products
   McCray Memorial                          Southern Pacific Trans
   Miami Dade                               Southwest Health Center
   Miltope                                  Southwest Health Center
   Motorola                                 Spring Arbor
   National Recovery                        Standish Community
   Neenah Foundry                           Stater Brothers
   Niagara Mohawk                           Stress Management
   Norcross Footwear                        TRW
   North American Chemical                  The Company Store
   Norton Company                           Thompson Pipe & Steel
   Occidental Chemical                      Thomson Saginaw
   Otis Elevator                            Timken Company
   Pentagon Systems                         Tokos
   Phillips Petroleum                       Triad International

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 3 of 10

   Tyler Corp.                              Wayne Farms
   US Navy                                  Western Digital
   United Tech                              Wharf Resources
   United Track (Wembley)                   Williamsport Hospital
   United Waste                             Wisconsin Packaging
   USS/Kobe Steel                           Woodward & Lothrup
   Valley Camp Coal                         Xerox
   Wagner College


The percentage breakdown by the industry of equipment owned and leased by Capital Preferred Yield Fund as of June 30, 1997:

Above ground mining                2.36     Medical                         2.00
Agriculture/food process           2.99     Manufacturing - other           2.70
Banking                            0.23     Miscellaneous packaging         0.73
Below ground mining                5.30     Modular                         1.14
Boot manufacturing                 0.49     Networking equipment            0.54
CPU'S - DEC                        4.45     Office automation               1.23
CPU'S - IBM                        3.62     PBX Systems                     3.36
CPU'S - other                      1.87     Point-of-sale                   0.95
Communication                      5.19     Peripherals-controllers         0.96
Construction                       2.64     Peripherals-disk                3.68
Desktop PC                         4.04     Peripherals-printers            0.04
Dry vans                           0.56     Printed circuit board           0.17
Forklifts                          5.59     Research                        3.04
Furniture                          5.44     Semiconductor test              4.13
Glass packaging                    1.16     Textile equipment               1.25
Grocery                            3.31     Truck leasing                   2.89
Loan                               2.02     Transport aircraft/truck        5.29
Locomotives                        0.64     Wafer fabrication               5.37
Machine tools                      0.71     Warehousing                     0.97
Maintenance                        3.63     Workstations                    3.32
                                                                          ------
                                                                          100.00

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 4 of 10

The following is a list of all lessees of equipment owned by Capital Preferred Yield Fund-II as of June 30, 1997:

   Alliant Techsystems, Inc.                International Rectifier
   Allied Waste Industries                  JP Food Service
   Anchor Glass                             James D. Hughes Insurance
   Atlantic Steel Industries                Kaman Corporation
   Auto Alliance                            LSI Logic
   Barney's                                 Lever Brothers
   Basic Vegetable Products                 Lexmark International
   Blue Cross & Blue Shield                 Londonderry
   CIBA Geigy                               Maryland Casualty
   Chrysler Corporation                     Mascotech Braun
   Chyron Corporation                       Matsushita Electric
   Communicorp, Inc.                        Miami Dade
   Community General Hospital               Norcross Footwear
   Consolidated Diesel                      Northern Telecom
   Danskin                                  Owens-Corning Fiberglass
   Diamond Shamrock                         Pacific Coast Producers
   Dow Jones                                Parke-Davis Pharmaceutical
   E-Trade Group                            Pen Interconnect
   Ernst Home Center                        Pepperidge Farm
   First Miss Steel                         Plexus Corporation
   G.E. Industrial Power                    Ralph's Grocery
   G.E. (Aero-Eng)                          Robertshaw Controls Company
   G.E. Regional Electronics                Rose Acres Farm
   GM Powertrain                            Savannah Electric & Power
   General Motors                           Sears Technology
   Georgia Power                            Smithfield Foods
   Goodings Supermarket                     Solectron Corporation
   HBO & Company                            Southern Pacific
   H.E. Butt Grocery                        Southwestern States Bank
   HP Casino Management                     Staples
   Hartford Fire                            State Street
   Hexcel                                   Stone Container
   Honeywell Space Systems                  Sybron Chemicals
   IBM Corporation                          System One Information Management
   ICI America's                            Teledyne Industries, Inc.
   ITO Corp.                                The Budd Company
   Ina Bearing Company                      The Cerplex Group

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 5 of 10

   The Falkirk Mining Company               United Track Racing
   The Forum Corporation                    USS/Kobe Steel
   The Good Guys                            Westchester County
   The Stop and Shop Supermarkets           Westinghouse
   Timken Company                           Wharf Resources
   Tip Top Nurseries, Inc.                  Whirlpool
   Town of Wellsley                         Wolfe Nursery
   United States Sugar Corporation          Walker Manufacturing
   United Technologies                      Xerox

The percentage breakdown by the industry of equipment owned and leased by Capital Preferred Yield Fund-II as of June 30, 1997:

Above ground mining                2.34     Modular                         1.75
Agriculture/food process           1.15     Networking equipment            4.20
Banking                            3.56     Office automation               2.24
Boot manufacturing                 0.76     PBX systems                     0.18
Communication                      0.29     PC's networking                 0.23
Construction                       2.15     Peripherals-disk                0.66
CPU's - DEC                        0.15     Peripherals-printers            0.91
CPU's - IBM                        0.30     Peripherals-tape                0.19
CPU's -other                       6.36     Portable PC's                   1.54
Desktop PC's                      10.95     Point-of-sale                   4.22
Forklifts                          9.29     Printed circuit board           5.38
Furniture                          1.07     Printing equipment              0.01
Glass Packaging                    1.53     Research                        1.01
Grocery FF&E                       2.20     Retail                          2.89
Injection molding                  9.83     Semiconductor test              4.48
Loan                               1.03     Textile equipment               0.33
Locomotives                        1.26     Track leasing                   1.54
Medical                            0.95     Transport trucks                3.64
Machine tools                      3.45     Wafer fabrication               0.96
Manufacturing - semiconductor      0.11     Workstations                    2.24
Manufacturing - other              2.67                                   ------
                                                                          100.00

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 6 of 10

The following is a list of all lessees of equipment owned by Capital Preferred Yield Fund-III as of June 30, 1997:

   Acme Battery Manufacturing               Compsource, Inc.
   Alliant Techsystems, Inc.                Consolidated Diesel
   Allied Signal                            Consolidated Systems
   Allied Waste Industries                  Container Care
   Alloy Polymers, Inc.                     Country Cupboard
   Alterations Plus                         Crystal Ford & Mercury
   American Assoc. of Retired People        D.L. Phillips Investment
   American Laminates, Inc.                 DSL Transportation Service
   Anchor Glass                             Dairymans Cooperative
   Appalachian Power                        David Tire Co.
   Applied Graphics                         Decamps, William
   Applied Radiological Control             Diamond Shamrock
   Atlantic Steel                           E&R, Inc.
   Autry Greer & Sons, Inc.                 Eastern Associated Coal
   Ball-Foster Glass Container              Ebenoburg Power
   Barber-Coleman Company                   Elmore-Pisgah, Inc.
   Basic Vegetable                          Envirosafe Services
   Bell South Telecommunications            Equimed Leasing
   Bickerstaff Imports                      Esselte Pendaflex Corp.
   Bob King Pontiac GMC                     F&M Distributors
   Bojangles Restaurants                    Feurer, Dennis
   Bonar Fabrics                            Fingerhut
   Brickhouse Enterprises                   Floyd Marine Storage
   Bristol-Myers Squibb                     Foote & Davies, Inc.
   Brown Strauss Steel                      Freestate Petroleum
   C&H Knit Products                        GM Powertrain
   CIBA Geigy                               General Motors Corp.
   CT Harris, Inc.                          Georgetown Steel
   Calgon Carbon                            Georgia Power
   Canoak USA                               Good Times Drive Thru
   Cardiac Pacemakers                       HBO & Company
   Central Air Freight                      HK Systems, Inc.
   Ceradyne, Inc.                           HP Casino Management
   Champion Business Forms                  Haldex Corp.
   Chesebrough Ponds                        Harry's Farmer's Market
   Columbus Southern Power                  Heilig Meyers

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 7 of 10

   Hokkins Systemation                      National Beef Packing Co.
   Home Depot                               National Broadcasting Co.
   Honeywell                                North American Packaging
   Hough Petroleum                          Ohio Power Company
   IBM Corp.                                Oklahoma Dept. of Tourism
   ICI Americas                             Owens-Corning Fiberglass
   ITT Automotive Electrical                Pacific Coast Producers
   ITT Corporation                          Paramount Packaging Corp.
   In Home Health                           Peabody Coal Company
   Indiana Michigan Power                   Pen Interconnect
   Indy Electronics                         Perimeter Oil Company
   Interactive Marketing                    Plexus Corp.
   Intergraph                               Pretech Corporation
   International Paper Co.                  Prudential
   JJ Collins Sons, Inc.                    PTC Aerospace
   Jack Eckerd Company                      Quaker Coal Company
   KOVCO                                    Quality Oil Company
   Kansas Oxide Corp.                       Rainbow Marketers
   Kelley, Donald                           Ralph's Grocery
   Kentucky Power Co.                       Rawling Sporting Goods
   Kessel Food Markets                      Recycled Materials Company
   Keystone Consolidated                    Riverside Chrysler Plymouth
   Keystone Investment Management           Roadmaster Corporation
   Kop. Flex, Inc.                          Rogers Petroleum
   Lakeland Chrysler                        SOS Transport
   Land O'Lakes                             Saturn Corp.
   Lane Steel, Inc.                         Scott Company
   Lever Brothers Company                   Sea-Lect Wholesale Seafood
   Louisiana Workers Compensation           Shapiro Packing
   Lucas Industries                         Shoex, Inc.
   Lucas Western                            Shroeder's Wholesale
   Lucent Technologies                      Silverado Foods
   Lykins Oil Co.                           Smoky Jennings Chevrolet
   Madden Services                          Southway Tire & Automotive
   Major Brands                             Stampede Meat, Inc.
   Marriott                                 Staples
   Maryland Casualty                        Straight-Line Water Sports
   McGavren Guild, Inc.                     System One Information Management
   McKay, Dave                              TRW
   Merrit, Ford                             Television City
   Midstate Construction                    Tennessee River

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 8 of 10

   Texas Utilities Co.                      Tracy-Locke
   The Cerplex Group                        Trammel Crow Distribution
   The Falkirk Mining Company               Tricord Systems
   The Foxboro Company                      United Artists Theatre
   The Hanson-Whitney Company               United States Mineral
   The Iams Company                         USS/Kobe Steel
   The Robert Plan Corp.                    VFL Technology
   The Stop & Shop Supermarket              Valley Innovative Management
   The Warehouse, Inc.                      Visionart Design
   Thomson Industries                       Wayne Farms
   Thomson Micron                           Whaley, Jane Co.
   Thomson Saginaw Ball Screw Co.           White Consolidated
   Three Rivers Motor Co.                   Williams-Sonoma Stores
   Tom's Tire & Service Center              Xerox

The percentage breakdown by the industry of equipment owned and leased by Capital Preferred Yield Fund-III as of June 30, 1997:

Above ground mining               3.17      PBX systems                     0.95
Agriculture/food processing       4.34      Peripherals - controllers       0.03
Automotive FF&E                   0.46      Peripherals - printers          0.39
Below ground mining               2.90      Peripherals - tape              0.03
Communication                     2.02      Peripherals - terminals         0.24
Construction                      2.60      Portable PC's                   1.38
CPU's - DEC                       0.32      Point-of-sale                   1.83
CPU's - other                     0.24      Printed circuit board           2.84
Desktop PC's                      6.43      Printing equipment              6.94
Dry vans                          1.12      Research                        0.22
Forklifts                        15.19      Restaurant FF&E                 1.01
Furniture                         6.67      Retail FF&E                     1.79
Golf course equipment             0.60      Semiconductor test equipment    2.93
Grocery FF&E                      5.35      Software                        0.90
Injection molding                 0.15      Textile equipment               1.12
Machine tools                     8.10      Track leasing                   0.04
Manufacturing - other             4.82      Transportation - containers     0.15
Manufacturing - semiconductor     0.32      Transportation - trucks         0.36
Miscellaneous - packaging         0.49      Wafer fabrication               1.70
Networking equipment              4.85      Warehouse - miscellaneous       0.99
Office automation                 2.15      Workstations                    1.87
                                                                          ------
                                                                          100.00
                                      D-25

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 9 of 10

The percentage breakdown by the industry of equipment owned and leased by all of Capital Preferred Yield Fund, Capital Preferred Yield Fund-II and Capital Preferred Yield Fund-III as of June 30, 1997:

Above ground mining              2.58      Manufacturing - other            3.29
Agriculture/food process         2.90      Miscellaneous packaging          0.48
Automotive FF&E                  0.13      Modular                          0.96
Banking                          0.99      Networking equipment             2.73
Below ground mining              3.29      Office automation                1.73
Boot manufacturing               0.42      PBX systems                      1.88
Communication                    3.07      Peripherals - controllers        0.45
Construction                     2.51      Peripherals - disk               1.88
CPU's - DEC                      2.20      Peripherals - printers           0.35
CPU's - IBM                      1.80      Peripherals - tape               0.06
CPU's - Teredata                 2.18      Peripherals - terminals          0.07
CPU's  - other                   0.32      Portable PC's                    0.77
Desktop PC's                     6.43      Point-of-Sale                    2.00
Dry vans                         0.58      Printed circuit
Forklifts                        2.01         board manufacturing           2.21
Forklifts                        6.68      Printing equipment               1.98
Forklifts                        0.58      Research                         1.73
Furniture                        4.70      Restaurant FF&E                  0.29
Glass packaging                  0.92      Retail FF&E                      1.22
Golf course equipment            0.17      Semiconductor test               3.92
Grocery FF&E                     3.60      Software                         0.26
Injection molding                2.46      Textile equipment                0.98
Loan                             1.19      Track leasing                    1.74
Locomotives                      0.61      Transport trucks                 2.82
Machine tools                    3.48      Transport - other                0.73
Maintenance                      1.69      Wafer fabrication manufacturing  3.28
Manufacturing-semiconductor      0.12      Warehousing                       .74
Medical                          1.21      Workstations                     2.63
                                                                          ------
                                                                          100.00

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 10 of 10

The following is a list of all lessees of equipment owned by Capital Preferred Yield Fund-IV as of June 30, 1997:

   Addison Wesley Longman                   Lexmark International
   Alcoa Alumina                            Louisiana Workers Comp.
   Alcoa Fujikura                           Lucas Industries
   Alliant Techsystems, Inc.                Lucent Technologies, Inc.
   Applied Magnetics                        Matsushita Electric
   Arqule                                   Medtronic, Inc.
   Ball-Foster Glass Container              Morgan Construction
   Basic Vegetable Products                 Nabisco
   Brown Strauss Steel                      National Broadcasting Co.
   Burlingame Industries                    Northwestern University
   Christy's Market                         Oklahoma Gas & Electric
   Chrysler Corporation                     Owens-Corning Fiberglass
   Consolidated Diesel                      Precision Castparts
   Daugold                                  Robertshaw Controls Company
   Enogex                                   Staples, Inc.
   GM Powertrain Division                   Texas Instruments
   GS Technologies                          The Dewolfe Company
   General Motors Corporation               The Foxboro Company
   Genetics Institute                       The New York Hospital
   Georgetown Steel                         Thomson Industries, Inc.
   Harsco Corporation                       Total System Services
   Heluva Good Cheese                       Triconex Corporation
   Home Depot, Inc.                         Unicco Service Co.
   Hughes Aircraft                          United Artist Theatre
   Hughes Space & Comm.                     United States Sugar Corp.
   ITT Automotive Electrical                Universal Forest Products
   In Home Health                           USS/Kobe Steel
   International Paper Company              Xerox
   Lear Corporation

                          CAPITAL PREFERRED YIELD FUNDS
                            SAMPLE LESSEES BY REGION
                                   (Unaudited)
                                     1 of 2

   Northeastern Region                      Southeastern Region
   -------------------                      -------------------

   Avon Products                            Anchor Glass
   Biosafe, Inc.                            Appalachian Power Co.
   Bristol-Myers Squibb Co.                 Bartow Memorial Hospital
   Columbus Southern Power                  Branham & Baker Coal Co.
   Dow Jones & Company                      Ciba Geigy
   G.E. Regional Electronics Center         Compression Labs
   Lever Brothers                           General Electric Supply
   Marriott Corp.                           Georgia Power Company
   Maryland Casualty                        HBO & Company
   Ohio Power Co.                           Honeywell Space Systems, In.
   Otis Elevator                            ICF, Inc.
   Pepperidge Farm                          Intergraph Corporation
   Shareholder Services                     Kentucky Power Co.
   Staples, Inc.                            Kraft, Inc.
   State Street                             Peabody Coal Co.
   Thomson Saginaw Ball Screw Co.           Plexus Corp.
   TRW                                      Savannah Electric & Power Co.
                                            Shell Mining Co.
                                            Timken Co.
   Western Region                           Whirlpool
   --------------
   Boeing Computer Equipment Systems
   Brown-Strauss Steel Division             Midwestern Region
   Chesebrough-Ponds, Inc.                  -----------------
   Chyron Corporation
   Fred Meyers, Inc.                        Alliant Techsystems, Inc.
   General Felt Industries                  Allied Signal, Inc.
   Hughes Aircraft Company                  Apache Corp.
   General Motors Corporation               Applied Graphics Technologies
   Hughes Network Systems, Inc.             Blue Cross & Blue Shield of Texas
   International Rectifier Corp.            Cardiac Pacemakers, Inc.
   Kaiser Cement                            Carrier Corp.
   Lam Research Corp.                       Diamond Shamrock Refining
   LSI Logic Corp.                          Fingerhut
   Lucas Western, Inc.                      First Bank of Illinois
                                            Ford Motor Company

                          CAPITAL PREFERRED YIELD FUNDS
                            SAMPLE LESSEES BY REGION
                                   (Unaudited)
                                     2 of 2



   Western Region                           Midwestern Region
   --------------                           -----------------

   Marshalls                                Fourth Financial Corp.
   Northern Telecom, Inc.                   General Motors Corporation
   Ralph's Grocery                          Hyplains Beef, L.C.
   Southern Pacific                         Indiana Michigan Power Co.
   Stater Brothers                          Land O'Lakes
   Teledyne Industries, Inc.                Motorola
   Valley Camp Coal                         Occidental Chemical Corp.
   Wharf Resources USA, Inc.                Reliance Insurance
                                            Sears Technology

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  Other Expenses of Issuance and Distribution*

Filing Fees - Securities and Exchange Commission................  $    17,242.00
Filing Fee - NASD...............................................        5,500.00
Accounting Fees and Expenses....................................       30,000.00
Legal Fees and Expenses.........................................      175,000.00
Blue Sky Fees and Expenses......................................       90,000.00
Printing Expenses (including Sales Materials)...................      180,000.00
Marketing.......................................................    1,000,000.00
Miscellaneous...................................................       84,000.00
                                                                  --------------
            Total Expenses......................................  $ 1,581,742.00
---------------------

* All amounts are estimated maximums except Securities and Exchange Commission and NASD filing fees. The Partnership will pay to the General Partner a non-accountable reimbursement equal to 4% of the Gross Offering Proceeds. Accordingly, the General Partner is assuming, without recourse to the Partnership, responsibility for the payment of all Reimbursable Organizational and Offering Expenses of the Partnership, including any amounts which exceed such reimbursement.

ITEM 14.  Indemnifications of Directors and Officers

          The Partnership's Partnership Agreement contains certain indemnification provisions indemnifying the General Partner and its Affiliates including any directors and officers of the General Partner against certain liabilities. Reference is made to Section 5.8 of the Partnership Agreement (Exhibit A to the Prospectus). The Bylaws of the General Partner provide for indemnification of its directors and officers and the Articles of Incorporation provide for limitation of liability of the directors to the fullest extent permitted under Colorado law. The officers and directors of the General Partner, the General Partner itself and the Partnership will benefit from a standard general partner liability and limited partnership reimbursement insurance policy (paid for by an Affiliate of the General Partner), which will reimburse the Partnership or make direct payments for certain claims which the Partnership may be obligated to pay under Section 5.8 of the Partnership Agreement.

ITEM 15.  Recent Sales of Unregistered Securities

          In connection with the formation of the Partnership, the General Partner made a nominal contribution to the capital of the Partnership, and Capital Associates International, Inc., a Colorado corporation, as Class B Limited Partner, has agreed to contribute cash to the Partnership equal to 1% of the Partnership's Gross Offering Proceeds. These sales are exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as they did not involve any public offering.

ITEM 16.  Exhibits and Financial Statement Schedules

          (a)  Exhibits.  See Exhibit Index.

          (b) Financial Statement Schedules. All schedules have been omitted as the required information is inapplicable or is presented in the Prospectus, in the balance sheets or related notes.

ITEM 17.  Undertakings

          1.   The undersigned Registrant hereby undertakes:

               A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the General Partner or other controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the General Partner or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the General Partner or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 27th day of August, 1997.

                                    CAPITAL PREFERRED YIELD FUND-IV, L.P.

                                    By:  CAI EQUIPMENT LEASING V CORP.
                                         a Colorado Corporation and
                                         the General Partner of the Registrant


                                    By:  /s/John F. Olmstead
                                         ---------------------------
                                         John F. Olmstead, President

          Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below on August 27, 1997 by the following persons in the capacities indicated.


   Signature             Title

       *                 President (Principal Executive Officer) and Director of
----------------------   CAI Equipment  Leasing V Corp., the  General Partner of
                         the Registrant
John F. Olmstead

         *               Senior  Vice  President  and  Director of CAI Equipment
----------------------   Leasing V Corp., the General Partner of the Registrant
Dennis J. Lacey

         *               Senior Vice President, Assistant Secretary and Director
----------------------   of CAI Equipment  Leasing  V Corp., the General Partner
Anthony M. DiPaolo       of the Registrant


         *               Director  of CAI Equipment Leasing V Corp., the General
----------------------   Partner of the Registrant
Daniel J. Waller

         *               Director of  CAI Equipment Leasing V Corp., the General
----------------------   Partner of the Registrant
Richard H. Abernethy

         *               Director of  CAI Equipment Leasing V Corp., the General
----------------------   Partner of the Registrant
John A. Reed


         *               Director of CAI Equipment Leasing V. Corp., the General
----------------------   Partner of the Registrant
Robert A. Golden

         *               Chief Accounting Officer and Secretary of CAI Equipment
----------------------   Leasing V Corp., the General Partner of the Registrant
David J. Anderson


* John F. Olmstead, by signing his name hereto, does sign this document on behalf of himself and each of Messrs. Lacey, DiPaolo, Waller, Abernethy, Reed and Anderson in the capacities indicated immediately above pursuant to powers of attorney duly executed by each such person and filed with the Securities and Exchange Commission.

                                                 /s/John F. Olmstead
                                                 -------------------
                                                 John F. Olmstead
                                                 Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBITS                            EXHIBIT DESCRIPTION
--------                            -------------------

1(a)    Form of Dealer-Manager Agreement**
1(b)    Form of Selling Dealer Agreement**
3(a)    Articles of Incorporation of CAI Equipment Leasing V Corp.**
3(b)    Bylaws of CAI Equipment Leasing V Corp.**
4(a) Organizational Partnership Agreement of Capital Preferred Yield Fund - IV, L.P.**
4(b) Form of Amended and Restated Agreement of Limited Partnership (included in the Prospectus)**
5 Opinion of Ballard Spahr Andrews & Ingersoll as to the legality of the securities being registered**
8       Opinion of Ballard Spahr Andrews & Ingersoll as to tax matters**
10(a)   Escrow Agreement**
10(b)   Form of Subscription Agreement (included in the Prospectus)**
23(a) Consent of Ballard Spahr Andrews & Ingersoll is contained in its opinion (filed as Exhibit 5)**
23(b) Consent of Ballard Spahr Andrews & Ingersoll is contained in its opinion (filed as Exhibit 8)**
23(c) Consent of KPMG Peat Marwick LLP relating to its audit of the balance sheet of CAI Equipment Leasing V Corp.
23(d) Consent of KPMG Peat Marwick LLP relating to its audit of the balance sheet of Capital Preferred Yield Fund-IV, L.P.
23(e) Consent of KPMG Peat Marwick LLP relating to its audit of the balance sheet of Capital Associates, Inc.
24      Power of Attorney**
---------------------
**  Previously filed.